Exhibit 10.28

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

LICENSE AGREEMENT

between

REATA PHARMACEUTICALS, INC.

and

ABBOTT PHARMACEUTICALS PR LTD.

Dated as of September 21, 2010

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	COLLABORATION MANAGEMENT	20

2.1	Joint Development Committee	20
2.2	Joint Marketing Committee	22
2.3	General Provisions Applicable to Joint Committees	23

ARTICLE 3	DEVELOPMENT AND REGULATORY	25

3.1	Initial Development Activities	25
3.2	Joint Development Activities	26
3.3	Collaboration Candidates	27
3.4	Collaboration Costs	29
3.5	Limitations on Development	31
3.6	Regulatory Matters	32
3.7	Unilateral Development	34
3.8	Compliance	38
3.9	Regulatory Records	38

ARTICLE 4	COMMERCIALIZATION	39

4.1	In General	39
4.2	Diligence	39
4.3	Global Brand Elements	39
4.4	Off-Label Sales	40
4.5	Statements and Compliance with Applicable Law	40
4.6	Sales and Distribution	40
4.7	Product Trademarks	40
4.8	Markings	40
4.9	Supply of Licensed Products	41
4.10	Technology Transfer	41
4.11	Co-Promotion Right	43
4.12	Participation in Expert Meetings in Licensee Territory	44

ARTICLE 5	GRANT OF RIGHTS	44

5.1	Grants to Licensee	44
5.2	Grants to Licensor	45
5.3	Retention of Rights	47
5.4	Sublicenses	47
5.5	Access to Regulatory Documentation and Cooperation	48
5.6	No Implied Rights	48

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

5.7	Licensor Exclusivity	48
5.8	Licensee Exclusivity	50
5.9	Commercialization Arrangements in the Licensor Territory	52
5.10	Backup Compounds	54

ARTICLE 6	PAYMENTS AND RECORDS	55

6.1	Milestone Payments	55
6.2	Royalties	60
6.3	Royalty Payments and Reports	62
6.4	Mode of Payment	63
6.5	Taxes	63
6.6	Interest on Late Payments	64
6.7	Financial Records	64
6.8	Audit	64
6.9	Audit Dispute	65
6.10	Confidentiality	65
6.11	Diagnostic or Veterinary Products	65

ARTICLE 7	INTELLECTUAL PROPERTY	65

7.1	Ownership of Intellectual Property	65
7.2	Maintenance and Prosecution of Patents	67
7.3	Enforcement of Patents	70
7.4	Infringement Claims by Third Parties	72
7.5	Invalidity or Unenforceability Defenses or Actions	74
7.6	Third Party Licenses	75
7.7	Product Trademarks	75

ARTICLE 8	PHARMACOVIGILANCE	76

8.1	Pharmacovigilance	76
8.2	Global Safety Database	76

ARTICLE 9	CONFIDENTIALITY AND NON-DISCLOSURE	77

9.1	Confidentiality Obligations	77
9.2	Permitted Disclosures	78
9.3	Use of Name	79
9.4	Public Announcement	79
9.5	Publications	79
9.6	Return of Confidential Information	80

ARTICLE 10	REPRESENTATIONS AND WARRANTIES	81

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

10.1	Mutual Representations and Warranties	81
10.2	Additional Representations of Licensor	81
10.3	DISCLAIMER OF WARRANTIES	86

ARTICLE 11	INDEMNITY	86

11.1	Indemnification of Licensor	86
11.2	Indemnification of Licensee	86
11.3	Certain Losses	87
11.4	Notice of Claim	88
11.5	Control of Defense	88
11.6	Special, Indirect, and Other Losses	90
11.7	Insurance	90

ARTICLE 12	TERM AND TERMINATION	90

12.1	Term	90
12.2	Termination for Cause	90
12.3	Termination by Licensee	92
12.4	Termination for Insolvency	92
12.5	Rights in Bankruptcy	92
12.6	Termination in Entirety	92
12.7	Termination of Terminated Territory	94
12.8	Reverse Royalty	95
12.9	Remedies	96
12.10	Accrued Rights; Surviving Obligations	96

ARTICLE 13	MISCELLANEOUS	96

13.1	Force Majeure	96
13.2	Export Control	97
13.3	Assignment	97
13.4	Severability	97
13.5	Governing Law, Jurisdiction, Service	98
13.6	Dispute Resolution	98
13.7	Notices	101
13.8	Antitrust Filing	102
13.9	Entire Agreement	103
13.10	English Language	103
13.11	Equitable Relief	103
13.12	Waiver and Non-Exclusion of Remedies	103
13.13	No Benefit to Third Parties	103
13.14	Further Assurance	104
13.15	Relationship of the Parties	104
13.16	Counterparts; Facsimile Execution	104

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

13.17	References	104
13.18	Construction	104

SCHEDULES

Schedule 1.38	Corporate Names
Schedule 1.74	Initial Development Plan
Schedule 1.148	Regions
Schedule 1.165	Target CKD Profile [to be revised]
Schedule 2.1.1	Initial Members of the JDC
Schedule 2.2.1	Initial Members of the JMC
Schedule 6.1.2(iv)	Licensor EMA Delivery Obligations
Schedule 9.4	Press Releases
Schedule 10.2.1	Existing Patents
Schedule 13.6.4	ADR Procedures

Schedule of Exceptions

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

LICENSE AGREEMENT

This License Agreement (this “ Agreement ”) is made and entered into effective as of September 21, 2010 (the “ Effective Date ”) by and between Reata Pharmaceuticals, Inc., a Delaware corporation (“ Licensor ”), and Abbott Pharmaceuticals PR Ltd., a Bermuda corporation (“ Licensee ”). Licensor and Licensee are sometimes referred to herein individually as a “ Party ” and collectively as the “ Parties .”

RECITALS

WHEREAS , Licensor and Licensee are parties to that certain Securities Purchase Agreement, of even date herewith (the “ Securities Purchase Agreement ”), and those certain Ancillary Documents (as defined in the Securities Purchase Agreement), also each of even date herewith, pursuant to which Licensee has agreed to purchase from Licensor, and Licensor has agreed to sell Licensee, certain capital stock of Licensor;

WHEREAS , Licensor controls certain intellectual property rights with respect to the Initial Licensed Compound (as defined herein), Licensed Products (as defined herein), Backup Candidates (as defined herein), and Collaboration Candidates (as defined herein) in the Licensee Territory (as defined herein); and

WHEREAS , Licensor wishes to grant a license to Licensee, and Licensee wishes to obtain, a license under such intellectual property rights to develop, manufacture and commercialize Licensed Products in the Licensed Indications in and for the Licensee Territory, in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE , in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1 “ Active Indication ” shall mean a Licensed Indication ( i.e. , the Renal Indication, the Cardiovascular Indication, or the Metabolic Indication) with respect to which, as of the time of such determination: (i) Licensee has previously exercised its Collaboration Candidate Option for a Collaboration Compound and with respect to which Development activities are continuing, (ii) the Parties are conducting Joint Development Activities for a Licensed Compound, or (iii) Licensee is Commercializing a Licensed Product in the Licensee Territory in accordance with Section 4.4 with respect to which the Royalty Term has not expired.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.2 “ Additional Indication ” shall mean, with respect to any Licensed Product, each Licensed Indication other than the Initial Indication with respect to such Licensed Product.

1.3 “ Active Indication Exclusivity Restriction ” shall have the meaning set forth in section 5.8.1(ii).

1.4 “ Adverse Ruling ” shall have the meaning set forth in Section 12.2.1.

1.5 “ Affiliate ” shall mean, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall mean (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). Neither of the Parties to this Agreement shall be deemed to be an “Affiliate” of the other solely as a result of their entering into this Agreement.

1.6 “ ADR ” shall have the meaning set forth in Section 13.6.1.

1.7 “ Agreement ” shall have the meaning set forth in the preamble hereto.

1.8 “ Applicable Law ” shall mean applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, that may be in effect from time to time.

1.9 “ Arbitrator ” shall have the meaning set forth in Section 6.9.

1.10 “ Backup Candidate ” shall have the meaning set forth in Section 5.10.1.

1.11 “ Backup Compound ” shall have the meaning set forth in Section 5.10.2.

1.12 “ Bayh-Dole Act ” shall mean the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

1.13 “ Breaching Party ” shall have the meaning set forth in Section 12.2.1.

1.14 “ Business Day ” shall mean a day other than a Saturday or Sunday on which banking institutions in New York, New York are open for business.

1.15 “ Calendar Quarter ” shall mean each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1.

1.16 “ Calendar Year ” shall mean each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31.

1.17 “ Cardiovascular Indication ” shall mean the prevention, treatment, or amelioration of any cardiovascular disease or condition, including atherosclerosis, heart failure, myocardial infarction, acute coronary syndrome, myocarditis, angina, restenosis, aneurysms, vasculitis, complications of vascular surgery and heart surgery, thrombosis, phlebitits, peripheral vascular disease, and hypertension.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.18 “ Clinical Data ” shall mean all Information with respect to Licensed Products, Licensed Compounds or Collaboration Candidates made, collected, or otherwise generated under or in connection with the Clinical Studies or Phase IV Studies, including any data, reports, and results with respect thereto.

1.19 “ Clinical Studies ” shall mean Phase I, Phase II, Phase III, and such other tests and studies in human subjects that are required by Applicable Law, or otherwise recommended by the Regulatory Authorities, to obtain or maintain Regulatory Approvals for a Licensed Product or Collaboration Candidate for an indication, including tests or studies that are intended to expand the Product Labeling for such Licensed Product with respect to such indication.

1.20 “ Co-Promotion Agreement ” shall have the meaning set forth in Section 4.11.3.

1.21 “ Collaboration Candidate ” shall have the meaning set forth in Section 3.1.1(i).

1.22 “ Collaboration Candidate Cost Statement ” shall have the meaning set forth in Section 3.7.5(ii).

1.23 “ Collaboration Candidate Development Plan and Budget ” shall have the meaning set forth in Section 3.3.1(ii).

1.24 “ Collaboration Candidate Option ” shall mean, with respect to any Collaboration Candidate, Licensee’s right to designate such Collaboration Candidate (and any metabolite, salt, hydrate, solvate, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer, or optically active form thereof) as a Licensed Compound pursuant to Section 3.3.2.

1.25 “ Collaboration Candidate Option Period ” shall mean, with respect to each Collaboration Candidate, the period commencing on the date of delivery to Licensee of all Information and data with respect to such Collaboration Candidate required pursuant to the first sentence of Section 3.3.1(i) and ending on the [***] day following the day that Licensor provides to Licensee a copy of the minutes from the End of Phase II meeting with the FDA, which minutes do not prohibit the Initiation of the first Phase III Clinical study for a product containing such Collaboration Candidate.

1.26 “ Collaboration Candidate Statement Cut-Off Date ” shall have the meaning set forth in Section 3.7.5(ii).

1.27 “ Collaboration Candidate Subsequent Statement ” shall have the meaning set forth in Section 3.7.5(iii).

1.28 “ Collaboration Compound ” shall have the meaning set forth in Section 3.3.2.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.29 “ Collaboration Costs ” shall mean the FTE Costs (charged in accordance with Section 3.4.2) incurred, and the direct out-of-pocket costs recorded as an expense in accordance with GAAP, by or on behalf of a Party or any of its Affiliates after the Effective Date and during the Term that are specifically identifiable or reasonably allocable to Joint Development Activities or Initial Development Activities, as the case may be, in accordance with the applicable Development Plan and Budget. Except in the case of Collaboration Costs incurred in accordance with Section 1.1.1, Collaboration Costs shall be limited to Joint Development Activities or Initial Development Activities, as the case may be, that are specifically identified in the applicable Development Plan and Budget; provided, however , that such costs shall be included in “Collaboration Costs” only to the extent less than or equal to the amounts set forth in the applicable Development Plan and Budget for such Joint Development Activities or Initial Development Activities, as the case may be (subject to permitted overruns pursuant to Section 3.4.4). Subject to the foregoing, Collaboration Costs shall include such costs in connection with the following activities, as applicable:

1.29.1 pre-clinical and non-clinical activities such as toxicology and formulation development, test method development, stability testing, quality assurance, quality control development, and statistical analysis;

1.29.2 Clinical Studies for a Licensed Product, including (i) the preparation for and Conduct of clinical trials; (ii) data collection and analysis and report writing; (iii) clinical laboratory work; (iv) regulatory activities in direct connection with such studies, including adverse event recordation and reporting, but not including regulatory activities relating generally to a Licensed Product and not directly related to such studies, such as regulatory activities relating to Drug Approval Applications;

1.29.3 preparation of the common technical document to be used by both Parties in connection with the preparation of Regulatory Documentation for Licensed Products;

1.29.4 Manufacturing Costs for (i) a Licensed Product for use in Clinical Studies or other Development activities for such Licensed Product; (ii) the manufacture, purchase or packaging of comparators or placebo for use in Clinical Studies for a Licensed Product (with the manufacturing costs for comparators or placebo to be determined in the same manner as Manufacturing Costs are determined for such Licensed Product) and (iii) costs and expenses of disposal of drugs and other supplies used in such Clinical Studies or other Development activities;

1.29.5 Losses incurred in connection with Third Party Claims described in Section 11.3 to the extent such Losses are to be included in Collaboration Costs in accordance with Section 11.3; and

1.29.6 Costs for the development of the manufacturing process for a Licensed Product, scale-up, manufacturing process validation, Manufacture of registration batches, manufacturing improvements, and qualification and validation of Third Party contract manufacturers.

Notwithstanding the foregoing, Collaboration Costs shall not include any (i) FTE costs or other costs and expenses that are specifically identifiable or reasonably allocable to Unilateral Activities of either Party, or (ii) any filing fees in connection with the filing of applications for Regulatory Approval; (iii) FTE costs for regulatory personnel in either Party except as otherwise expressly provided in Sections 1.29.2 or 1.29.3; or (iv) Manufacturing Costs for commercial supply of any Licensed Product.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.30 “ Combination Product ” shall mean a Licensed Product that is comprised of or contains any Licensed Compound as an active pharmaceutical ingredient together with one or more other active pharmaceutical ingredients and is sold either as a fixed dose or as separate doses in a single package.

1.31 “ Commercialization ” shall mean any and all activities directed to the preparation for sale of, offering for sale of, or sale of a Licensed Product, including activities related to marketing, promoting, distributing, and importing such Licensed Product, conducting Medical Affairs Activities, conducting Phase IV Studies, and interacting with Regulatory Authorities regarding the foregoing. When used as a verb, “ to Commercialize ” and “ Commercializing ” shall mean to engage in Commercialization, and “ Commercialized ” has a corresponding meaning.

1.32 “ Commercially Reasonable Efforts ” shall mean, with respect to the performance of Development, Commercialization, or Manufacturing activities with respect to a Licensed Product by a Party, the carrying out of such activities using efforts and resources comparable to the efforts and resources that such Party would typically devote to products of similar market potential at a similar stage in development or product life, taking into account all scientific, commercial, and other factors that the Party would take into account, including issues of safety and efficacy, expected and actual cost and time to develop, expected and actual profitability (including royalties and other payments required hereunder), expected and actual competitiveness of alternative Third Party products (including generic products) in the marketplace, the nature and extent of expected and actual market exclusivity (including patent coverage and regulatory exclusivity), the expected likelihood of regulatory approval, the expected and actual reimbursability and pricing, and the expected and actual amounts of marketing and promotional expenditures required. “Commercially Reasonable Efforts” shall be determined on a country-by-country (or region-by-region, where applicable) and indication-by-indication basis, except that the Party may consider the impact of its efforts and resources expended with respect to any country (or region) on any other country (or region).

1.33 “ Completion Notice ” shall mean, with respect to any Unilateral Activities, a report summarizing the Clinical Data and other Information resulting from or with respect to such Unilateral Activities as of the date of delivery of such report.

1.34 “Compound Failure ” shall mean, with respect to a Licensed Compound (whether such Licensed Compound is the Initial Licensed Compound or a Backup Compound deemed to be a Licensed Compound pursuant to Section 5.10.2 following a previous Compound Failure), that, due to Clinical Study results or actions taken by any Regulatory Authority after the Effective Date, the JDC determines (subject to the dispute resolution procedures set forth in Section 13.6) it is unlikely that the Parties will be able to obtain Regulatory Approval in the European Union of a Licensed Product containing such Licensed Compound for the Renal Indication that is expected by the Parties, in good faith, on the basis of market data from a recognized provider such as IMS Health (subject to the dispute resolution procedures set forth in Section 13.6 if the Parties do not agree), to have aggregate annual Net Sales in the Major Markets in any [***] of the [***] full Calendar Years immediately following the commercial launch of such Licensed Product of at least [***] Dollars ($[***]) per Calendar Year.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.35 “ Conduct ” shall mean, with respect to any Clinical Study, to (i) sponsor or conduct, directly or indirectly through a Third Party, such Clinical Study; or (ii) provide to a Third Party funding for, or clinical supplies (including placebos) for use in, such Clinical Study.

1.36 “ Confidential Information ” shall have the meaning set forth in Section 9.1.

1.37 “ Control ” shall mean, with respect to any item of Information, Regulatory Documentation, material, Patent, or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 5.1 or 5.2), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent, or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.38 “ Corporate Names ” shall mean the Trademarks and logos identified on Schedule 1.38 and such other names and logos as Licensor may designate in writing from time to time.

1.39 “ CREATE Act ” shall have the meaning set forth in Section 7.1.5.

1.40 “ Dartmouth ” shall mean Trustees of Dartmouth College.

1.41 “ Dartmouth Agreement ” shall mean that certain Exclusive License Agreement between Dartmouth and Licensor dated December 16, 2009, a redacted copy of which has been provided to Licensee, as may be amended, supplemented or restated from time to time as permitted hereunder.

1.42 “ Default Notice ” shall have the meaning set forth in Section 12.2.1.

1.43 “ Developing Party ” shall have the meaning set forth in Section 3.7.1(i).

1.44 “ Development ” shall mean all activities related to research, preclinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “ Develop ” shall mean to engage in Development. Development shall exclude Phase IV Studies.

1.45 “ Development Plan and Budget ” shall mean a development plan setting forth in reasonable detail specific Clinical Studies and related Party Development Activities to be performed with respect to a Licensed Product or Collaboration Candidate and the budget for such Development activities, which plan shall assign responsibility for such Clinical Studies and related Party Development Activities between the Parties.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.46 “ Diabetic CKD Study ” shall mean the Phase III Clinical Study in patients with Stage 3b or Stage 4 chronic kidney disease and type 2 diabetes identified in the Initial Development Plan.

1.47 “ Dispute ” shall have the meaning set forth in Section 13.6.

1.48 “ Dollars ” or “ $ ” shall mean United States Dollars.

1.49 “ Drug Approval Application ” shall mean a New Drug Application (an “ NDA ”) as defined in the FFDCA and the regulations promulgated thereunder (including all additions, supplements, extensions, and modifications thereto), or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (a “ MAA ”) filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.50 “ Effective Date ” shall have the meaning set forth in Section 13.8.2.

1.51 “ EMA ” shall mean the European Medicines Agency and any successor agency thereto.

1.52 “ European Union ” shall mean the economic, scientific, and political organization of member states as it is constituted as of the Execution Date, which consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom of Great Britain and Northern Ireland, and that certain portion of Cyprus included in such organization.

1.53 “ Existing Patents ” shall have the meaning set forth in Section 10.2.1.

1.54 “ Existing Regulatory Documentation ” shall mean the Regulatory Documentation Controlled by Licensor or any of its Affiliates as of the Effective Date.

1.55 “ Exploit ” shall mean to make, have made, import, use, sell, or offer for sale, including to research, develop, commercialize, register, manufacture, have manufactured, hold, or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market, or have sold or otherwise dispose of.

1.56 “ Exploitation ” shall mean the act of Exploiting a product or process.

1.57 “ FCPA ” shall have the meaning set forth in Section 4.5.

1.58 “ FDA ” shall mean the United States Food and Drug Administration and any successor agency thereto.

1.59 “ FFDCA ” shall mean the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time.

1.60 “ Field ” shall mean all human and non-human diagnostic, prophylactic, and therapeutic uses for any Licensed Indications.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.61 “ First Commercial Sale ” shall mean, with respect to a pharmaceutical product and a country, the first sale for monetary value for use or consumption by the end user of such product in such country after Regulatory Approval for such product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

1.62 “ FTE ” shall mean the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of [***] hours per Calendar Year) of work directly related to the Development of a Licensed Product. No additional payment shall be made with respect to any person who works more than [***] hours per Calendar Year and any person who devotes less than [***] hours per Calendar Year (or such other number as may be agreed by the JDC) shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [***].

1.63 “ FTE Costs ” shall mean, with respect to a Party for any period, the applicable FTE Rate multiplied by the applicable number of FTEs of such Party performing Development activities during such period in accordance with the applicable Development Plan and Budget.

1.64 “ FTE Rate ” shall mean [***] dollars ($[***]), increased or decreased on January 1 of each Calendar Year beginning January 1, 2012, to correspond with the total percentage change in the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average, 1982-84 = 100, calculated by the Bureau of Labor Statistics over the twelve (12)-month period preceding each such January 1.

1.65 “ GAAP ” shall mean United States generally accepted accounting principles consistently applied.

1.66 “ Generic Product ” shall mean, with respect to a Licensed Product, any pharmaceutical product that: (i) is sold by a Third Party under a Drug Approval Application granted by a Regulatory Authority to such Third Party, which Third Party is not a licensee or Sublicensee of Licensee or its Affiliates, or any of their licensees or sublicensees, and has not obtained such Licensed Product from a chain of distribution including Licensee, its Affiliates or any of their licensees or sublicensees, and (ii) contains the applicable Licensed Compound as an active pharmaceutical ingredient; and (iii) is approved in reliance, in whole or in part, on the prior approval of such Licensed Product as determined by the applicable Regulatory Authority (pursuant to 21 U.S.C. 355(b)(2), an ANDA, a separate NDA, compendia listing, other drug approval application or otherwise, including foreign equivalents of the foregoing). A Licensed Product licensed or produced by Licensee ( i.e. , an authorized generic product) will not constitute a Generic Product.

1.67 “ Global Brand Elements ” shall have the meaning set forth in Section 4.3.

1.68 “ IND ” shall mean an investigational new drug application filed with the FDA for authorization to commence Clinical Studies and its equivalent in other countries or regulatory jurisdictions.

1.69 “ Indemnification Claim Notice ” shall have the meaning set forth in Section 11.4.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.70 “ Indemnified Party ” shall have the meaning set forth in Section 11.4.

1.71 “ Information ” shall mean all technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays and biological methodology; (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

1.72 “ Initial Development Activities ” shall mean the Party Development Activities set forth in the Initial Development Plan to be performed by Licensor (or, pursuant to Section 3.1.2 or 5.10.3, Licensee) in order to obtain Product Approval for the Initial Licensed Compound (or any Backup Compound pursued in its stead pursuant to Section 5.10) for the applicable Initial Indication in the Major Markets and in the United States.

1.73 “ Initial Development Costs ” shall mean [***] ($[***]).

1.74 “ Initial Development Plan ” shall mean the Development Plan and Budget covering the Initial Development Activities attached as Schedule 1.74 , as the same may be amended from time to time in accordance with the terms hereof.

1.75 “ Initial Indication ” shall mean (i) with respect to a Licensed Product containing the Initial Licensed Compound or a Licensed Product containing a Backup Compound, the Renal Indication, and (ii) with respect to a Licensed Product containing a Collaboration Compound, the Licensed Indication ( i.e. , the Renal Indication, the Cardiovascular Indication, or the Metabolic Indication) for which such Licensed Product initially obtains Regulatory Approval in a country in the Licensee Territory.

1.76 “ Initial Licensed Compound ” shall mean the pharmaceutical compound bardoxolone methyl, and any metabolite, salt, hydrate, solvate, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro drug (including ester pro drug) form, racemate, polymorph, chelate, stereoisomer, tautomer, or optically active form thereof.

1.77 “ Initiation ” or “ Initiate ” means, with respect to a Clinical Study, the first dosing of the first human subject in such Clinical Study.

1.78 “ In-Licensed Patents ” shall have the meaning set forth in Section 10.2.3

1.79 “Investigator-Sponsored Trial” is a human clinical study initiated by an investigator and for which the investigator serves as the Sponsor-Investigator under 21 C.F.R. 312.3(b), or its foreign equivalent.

1.80 “ Joint Committee ” shall have the meaning set forth in Section 2.2.1.

1.81 “ Joint Development Activities ” shall have the meaning set forth in Section 3.2.1.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.82 “ Joint Development Committee ” or “ JDC ” shall have the meaning set forth in Section 2.1.1.

1.83 “ Joint Intellectual Property Rights ” shall have the meaning set forth in Section 7.1.2.

1.84 “ Joint Know-How ” shall have the meaning set forth in Section 7.1.2.

1.85 “ Joint Marketing Committee ” or “ JMC ” shall have the meaning set forth in Section 2.2.1.

1.86 “ Joint Patents ” shall have the meaning set forth in Section 7.1.2.

1.87 “ Knowledge ” shall mean the actual knowledge of the chief executive officer, the president, the executive vice-president, any vice president, including the vice president for research, the vice president for product development, the vice president for clinical development, and the vice president for intellectual property, the head of regulatory affairs, the senior patent counsel, the general counsel, or the chief medical officer of a Party, or any personnel holding positions equivalent to such job titles (but only to the extent such positions exist at such Party).

1.88 “ Kyowa ” shall mean Kyowa Hakko Kirin Co. Ltd.

1.89 “ Kyowa Agreement ” shall mean that certain Exclusive License Agreement, between Licensor and Kyowa, dated as of December 24, 2009, as in effect on the Execution Date.

1.90 “ LIBOR ” shall mean the London Interbank Offered Rate for deposits in United States Dollars having a maturity of one month published by the British Bankers’ Association, as adjusted from time to time on the first London business day of each month.

1.91 “ Licensed Compound ” shall mean (i) the Initial Licensed Compound, (ii) any Backup Compound selected pursuant to Section 5.10.2 as a Licensed Compound, and (iii) any Collaboration Compound with respect to which Licensee has exercised its Collaboration Candidate Option.

1.92 “ Licensed Indications ” shall mean each of the Renal Indication, the Cardiovascular Indication, and the Metabolic Indication. Licensed Indications does not include any indication not included in the Renal Indication, the Cardiovascular Indication, or the Metabolic Indication, including the prevention, treatment, or amelioration of: (i) any forms of cancer; (ii) any forms of organ failure (other than renal failure or heart failure); (iii) respiratory disorders; (iv) allergies and autoimmune diseases (other than lupus nephritis); (v) neurological, psychiatric, or neuropsychiatric disorders (other than diabetic neuropathy); (vi) infectious diseases; (vii) skin diseases (other than diabetic ulcers); (viii) gastrointestinal disorders; (ix) bone or cartilage disorders; (x) musculoskeletal disorders; (xi) eye diseases (other than diabetic retinopathy); (xii) human immunodeficiency virus-associated complications; and (xiii) sepsis; provided that the foregoing exclusions ((i) through (xiii)) shall not limit Licensee from marketing or selling Licensed Products for the Renal Indication, the Cardiovascular Indication, or the Metabolic Indication, even if the use of a Licensed Product may have an incidental therapeutic benefit for one of the excluded diseases or conditions set forth in clauses (i) through (xiii).

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.93 “ Licensed Indication Exclusivity Restriction ” shall have the meaning set forth in Section 5.8.1(i).

1.94 “ Licensed Product ” shall mean any pharmaceutical product containing a Licensed Compound, alone or in combination with one or more other therapeutically active ingredients, in any and all forms, presentations, dosages, and formulations.

1.95 “ Licensee ” shall have the meaning set forth in the preamble hereto.

1.96 “ Licensee Know-How ” shall mean all Information (including Regulatory Data) Controlled by Licensee or any of its Affiliates during the Term that is developed or acquired by Licensee or any of its Affiliates or Sublicensees after the Effective Date and during the Term as a result of performance under this Agreement, that is not generally known and is reasonably necessary or useful for the Development, Manufacture, or Commercialization of a Licensed Product, but excluding any Information to the extent covered or claimed by published Licensee Patents or Joint Patents or any Joint Know-How. Notwithstanding the foregoing, as used in the context of license grant back in Section 12.6.3 and Section 12.7.2, Licensee Know-How shall mean all Information Controlled by Licensee or any of its Affiliates as of the date of such license grant back that has been incorporated in a Licensed Product or is necessary or reasonably useful for the Development, Manufacture, or Commercialization of such Licensed Product, as such Licensed Product exists at the time of the grant-back.

1.97 “ Licensee Patents ” shall mean all of the Patents Controlled by Licensee or any of its Affiliates during the Term that claim or cover inventions made or conceived by Licensee or any of its Affiliates or Sublicensees after the Effective Date and during the Term as a result of performance under this Agreement, which Patents are reasonably necessary or useful (or, with respect to patent applications, would be reasonably necessary or useful if such Patent applications were to issue as patents) for the Development, Manufacture, or Commercialization of a Licensed Product in the Territory, but excluding any Joint Patents. Notwithstanding the foregoing, as used in the context of license grant back in Section 12.6.3 and Section 12.7.2, Licensee Patents shall mean all Patents Controlled by Licensee or any of its Affiliates as of the date of such license grant back that claim or cover the composition or formulation of, or the method of making or using, a Licensed Product in the Territory, as such Licensed Product exists at the time of the grant-back.

1.98 “ Licensee Prosecuted Infringement ” shall have the meaning set forth in Section 7.3.1

1.99 “ Licensee Territory ” shall mean the entire world other than the Licensor Territory.

1.100 “ Licensor ” shall have the meaning set forth in the preamble hereto.

1.101 “ Licensor EMA Deliverable Obligations ” shall have the meaning set forth in Section 6.1.2(iv).

1.102 “ Licensor Know-How ” shall mean all Information (including Regulatory Data) Controlled by Licensor or any of its Affiliates as of the Effective Date or at any time during the Term that is not generally known and is reasonably necessary or useful for the Development, Manufacture, or Commercialization of a Licensed Product, but excluding any Information to the extent covered or claimed by published Licensee Patents or Joint Patents or any Joint Know-How.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.103 “ Licensor Patent Infringement ” shall have the meaning set forth in Section 7.3.1.

1.104 “ Licensor Patents ” shall mean all of the Patents Controlled by Licensor or any of its Affiliates as of the Effective Date or at any time during the Term that are reasonably necessary or useful (or, with respect to Patent applications, would be reasonably necessary or useful if such Patent applications were to issue as Patents) for the Development, Manufacture or Commercialization of a Licensed Product, but excluding any Joint Patents. The Licensor Patents include the Existing Patents.

1.105 “ Licensor Territory ” shall mean (i) the United States and the Out-Licensed Territory, (ii) each Major Market with respect to which this Agreement is terminated by Licensor pursuant to Section 12.2.2, and (iii) each Region with respect to which this Agreement is terminated by Licensee pursuant to Section 12.3.2.

1.106 “ Losses ” shall have the meaning set forth in Section 11.1.

1.107 “ MAA ” shall have the meaning set forth in Section 1.49.

1.108 “ Major Market ” shall mean each of [***].

1.109 “ Major Regulatory Filing ” shall have the meaning set forth in Section 3.6.1(iv).

1.110 “ Manufacture ” and “ Manufacturing ” shall mean all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and holding of Licensed Compound, Licensed Products, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control.

1.111 “ Manufacturing Cost ” shall mean (i) with respect to Licensed Compounds or Licensed Product that is Manufactured directly by a Party or its Affiliate, the cost of direct labor and direct materials, product testing costs incurred in connection with Manufacturing, start-up and on-going validation costs directly associated with the Manufacture of the Licensed Product, facility costs including depreciation, and overhead, such calculation being based upon accepted industry standards and GAAP; and (ii) with respect to Licensed Compounds or Licensed Product that is Manufactured by a Third Party, the actual purchase price paid by a Party or its Affiliate to such Third Party for such Licensed Compounds or Licensed Product, without markup.

1.112 “ Manufacturing Process ” shall have the meaning set forth in Section 4.910.1.

1.113 “ Markings ” shall have the meaning set forth in Section 4.8.

1.114 “ Material Adverse Effect ” shall mean, with respect to a Party, a material adverse effect on the Development or Commercialization of a Licensed Product in such Party’s part of the Territory.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.115 “ Material Amendment ” shall means any amendment to the Initial Development Plan that (i) would increase the aggregate budget for all Initial Development Activities to an amount greater than [***] Dollars ($[***]), (ii) would add, delete or change any material Initial Development Activity, or (iii) could reasonably be expected to have a Material Adverse Effect on Licensee.

1.116 “ Medical Affairs Activities ” shall mean the coordination of medical information requests and field based medical liaisons with respect to Licensed Products that have been commercially launched in the applicable country.

1.117 “ Metabolic Indication ” shall mean the prevention, treatment, or amelioration of any of the following metabolic diseases or conditions: type II diabetes, insulin resistance, complication of diabetes (including retinopathy, neuropathy, and ulcers), obesity, metabolic syndrome, hypercholesterolemia, and hyperlipidemia.

1.118 “ Mono Product ” shall have the meaning set forth in Section 1.120.

1.119 “ NDA ” shall have the meaning set forth in the definition of “Drug Approval Application.”

1.120 “ Net Sales ” shall mean, with respect to a Licensed Product for any period, the total amount billed or invoiced on sales of such Licensed Product during such period by Licensee, its Affiliates, or Sublicensees in the Licensee Territory to Third Parties (including wholesalers or distributors) in bona fide arm’s length transactions, less the following deductions (specifically excluding any royalty payments required to be made by Licensee to Licensor hereunder), in each case to the extent such deductions relate specifically to such Licensed Product and are actually allowed and taken by such Third Parties and are not otherwise recovered by or reimbursed to Licensee, its Affiliates, or Sublicensees:

(i) trade, cash and quantity discounts;

(ii) price reductions or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to governmental authorities;

(iii) taxes on sales (such as sales, value added, or use taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced;

(iv) freight, insurance, and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced, as well as any fees for services provided by wholesalers and warehousing chains related to the distribution of such Licensed Product;

(v) amounts repaid or credited by reason of rejections, defects, one percent (1%) return goods allowance, recalls or returns, or because of retroactive price reductions, including rebates or wholesaler charge backs;

(vi) the portion of administrative fees paid during the relevant time period to group purchasing organizations, pharmaceutical benefit managers relating specifically to such Licensed Product; and

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(vii) any consideration actually paid or payable for any Delivery System related to a billed or invoiced sale of such Licensed Product, where for purposes of this Net Sales definition, a “Delivery System” shall mean any delivery system comprising equipment, instrumentation, one or more devices, or other components designed to assist in the administration of such Licensed Product.

Net Sales shall include the amount or fair market value of all other consideration received by Licensee, its Affiliates, or Sublicensees in respect of such Licensed Product, whether such consideration is in cash, payment in kind, exchange, or other form. Net Sales shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes so long as such transfer or disposition is made at or below cost. Net Sales shall not include sales between or among Licensee, its Affiliates, or Sublicensees so long as such Affiliates or Sublicensees are not end-users of such Licensed Product. Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of Licensee, its Affiliates, or Sublicensees, which must be in accordance with GAAP. In the event a Licensed Product is a Combination Product, the Net Sales for such Combination Product will be calculated as follows:

a) If Licensee, its Affiliate, or Sublicensee separately sells in such country, (x) a Licensed Product containing as its sole active ingredient the Licensed Compound contained in such Combination Product (the “ Mono Product ”) and (y) products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: A is Licensee’s (or its Affiliate’s or Sublicensee’s, as applicable) average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product in such country and B is Licensee’s (or its Affiliate’s or Sublicensee’s, as applicable) average Net Sales price during the period to which the Net Sales calculation applies in such country, for products that contain as their sole active ingredients the other active ingredients in the Combination Product.

b) If Licensee, its Affiliate, or Sublicensee separately sells in such country the Mono Product but does not separately sell in such country products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction A/C where: A is Licensee’s (or its Affiliate’s or Sublicensee’s, as applicable) average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product in such country, and C is Licensee’s (or its Affiliate’s or Sublicensee’s, as applicable) average Net Sales price in such country during the period to which the Net Sales calculation applies for such Combination Product.

c) If Licensee, its Affiliates, and Sublicensees do not separately sell in such country the Mono Product but do separately sell products containing as their sole active ingredients the other active ingredients contained in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction (D-E)/D where: D is the average Net Sales price during the period to which the Net Sales calculation applies for the Combination Product in such country and E is the average Net Sales price during the period to which the Net Sales calculation applies for products that contain as their sole active ingredients the other active ingredients in such Combination Product.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

d) If Licensee, its Affiliates, and Sublicensees do not separately sell in such country both the Mono Product and the other active ingredient or ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be determined by the Parties in good faith based on the relative fair market value of such Mono Product and such other active ingredient or ingredients.

1.121 “ Neutral ” shall have the meaning set forth in Schedule 13.6.4 .

1.122 “ Non-Breaching Party ” shall have the meaning set forth in Section 12.2.1.

1.123 “ Ongoing Phase IIb Study ” shall mean the Clinical Study being conducted by Licensor as of the Effective Date titled “A 52-Week, Multi-center, Double-blind, Randomized, Placebo-controlled Phase IIb Trial to Determine the Effects of Bardoxolone methyl (RTA-402) on eGFR in Patients with Type 2 Diabetes and Chronic Kidney Disease with an eGFR of 20 – 45 mL/min/1.73m2, (Clinical Study Protocol 402-C-804).”

1.124 “ Opt-In ” shall have the meaning set forth in Section 3.7.4(i).

1.125 “ Opt-In Exercise Notice ” shall have the meaning set forth in Section 3.7.4(ii).

1.126 “ Opt-In Exercise Period ” shall have the meaning set forth in Section 3.7.4(i).

1.127 “ Opting-Out Party ” shall have the meaning set forth in Section 3.7.1(i).

1.128 “ Opt-Out ” shall have the meaning set forth in Section 3.7.1(i).

1.129 “ Out-Licensed Territory ” shall mean Japan, China (including Hong Kong and Macau), South Korea, Taiwan, Thailand, Singapore, Philippines, Malaysia, Indonesia, Brunei, Vietnam, Laos, Myanmar and Cambodia.

1.130 “ Owned Patents ” shall have the meaning set forth in Section 10.2.3.

1.131 “ Party ” and “ Parties ” shall have the meaning set forth in the preamble hereto.

1.132 “ Party Development Activities ” shall mean Development activities conducted in support of obtaining or maintaining Regulatory Approval of a Licensed Product or Collaboration Candidate in a country in the Licensee Territory and/or the United States.

1.133 “ Patents ” shall mean (i) all national, regional and international patents and patent applications, including provisional patent applications, (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models, petty patents and design patents and certificates of invention, (iv) any and

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii), and (iii)) and (v) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.134 “ Payments ” shall have the meaning set forth in Section 6.5.

1.135 “ Person ” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.136 “ Phase 1 Study Materials ” shall have the meaning set forth in Section 3.3.1.

1.137 “ Phase I ” shall mean a human clinical trial of a Licensed Product or Collaboration Candidate, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients or similar clinical study prescribed by the Regulatory Authorities, including the trials referred to in 21 C.F.R. §312.21(a), as amended.

1.138 “ Phase II ” shall mean a human clinical trial of a Licensed Product or Collaboration Candidate, the principal purpose of which is a determination of safety and efficacy in the target patient population or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b), as amended.

1.139 “ Phase III ” shall mean a human clinical trial of a Licensed Product or Collaboration Candidate on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which trial is intended to support marketing approval of such Licensed Product or Collaboration Candidate, including all tests and studies that are required by the FDA from time to time, pursuant to Applicable Law or otherwise.

1.140 “ Phase IV Study ” shall mean a post-marketing human clinical study for a Licensed Product with respect to any indication with respect to which Regulatory Approval has been received or for a use that is the subject of an investigator-initiated study program.

1.141 “ Pre-Clinical Compound ” shall have the meaning set forth in Section 5.7.5.

1.142 “ Product Approval ” shall mean, with respect to a Licensed Product in a country in the Territory, Regulatory Approval for such Licensed Product in such country, excluding any required pricing or reimbursement approval in such country for such Licensed Product.

1.143 “ Product Infringement ” shall have the meaning set forth in Section 7.3.1.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.144 “ Product Labeling ” shall mean, with respect to a Licensed Product in a country in the Territory, (i) the Regulatory Authority-approved full prescribing information for such Licensed Product for such country, including any required patient information and (ii) all labels and other written, printed or graphic matter upon a container, wrapper or any package insert utilized with or for such Licensed Product in such country.

1.145 “ Product Trademarks ” shall mean the Trademark(s) to be used for the Commercialization of Licensed Products in the Licensee Territory and any registrations thereof or any pending applications relating thereto in the Licensee Territory (excluding, in any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates).

1.146 “ Proposed Terms ” shall have the meaning set forth in Section 13.6.5.

1.147 “ Proposed Unilateral Activities ” shall have the meaning set forth in Section 3.7.1(i).

1.148 “ Region ” shall mean each of the regions set forth on Schedule 1.148 .

1.149 “ Regulatory Approval ” shall mean, with respect to a Licensed Product in a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to commercially distribute, sell, or market such Licensed Product in such country, including, where applicable, (i) pricing or reimbursement approval in such country, (ii) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (iii) labeling approval.

1.150 “ Regulatory Authority ” shall mean any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Licensed Compounds or Licensed Products in the Territory.

1.151 “ Regulatory Data ” shall have the meaning set forth in Section 3.6.2(i).

1.152 “ Regulatory Documentation ” shall mean all (i) applications (including all INDs and Drug Approval Applications and other Major Regulatory Filings), registrations, licenses, authorizations, and approvals (including Regulatory Approvals), and (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files in each case ((i), and (ii)) relating to a Licensed Product.

1.153 “ Regulatory Exclusivity ” shall mean with respect to any country of the Territory, an additional market protection, other than Patent protection, granted by a Regulatory Authority in such country which confers an exclusive Commercialization period during which: Licensee or its Affiliates or Sublicensees have the exclusive right to market, price, and sell a Licensed Product in such country through a regulatory exclusivity right, such as new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.154 “ Related Unilateral Activities ” shall have the meaning set forth in Section 3.7.4(i).

1.155 “ Renal Indication ” shall mean the prevention, treatment, or amelioration of any renal disease or condition, including renal insufficiency, chronic kidney disease, acute kidney failure, ischemia-reperfusion injury of the kidney, glomerulonephritis, and all other forms of nephritis (whether acute or chronic).

1.156 “ Restricted Product ” shall have the meaning set forth in Section 5.8.2.

1.157 “ Retained Indication ” shall mean all indications other than the Licensed Indications, including: (i) any forms of cancer; (ii) any forms of organ failure (other than renal failure or heart failure); (iii) respiratory disorders; (iv) allergies and autoimmune diseases (other than lupus nephritis); (v) neurological, psychiatric, or neuropsychiatric disorders (other than diabetic neuropathy); (vi) infectious diseases; (vii) skin diseases (other than diabetic ulcers); (viii) gastrointestinal disorders; (ix) bone or cartilage disorders; (x) musculoskeletal disorders; (xi) eye diseases (other than diabetic retinopathy); (xii) human immunodeficiency virus-associated complications; and (xiii) sepsis.

1.158 “ Reverse Royalty Term ” shall mean, with respect to each Licensed Product and each country in the Terminated Territory, the period beginning on the date of the first sale of such Licensed Product in such country after termination of this Agreement with respect to such country and ending on the later to occur of (i) the earlier of (A) the later of (1) the expiration of the last-to-expire Licensor Patent, Licensee Patent or Joint Patent that includes a Valid Claim that covers such Licensed Product in such country and (2) the expiration of Regulatory Exclusivity in such country for such Licensed Product and (B) the last day of the first Calendar Quarter in which unit sales of all Generic Products in such country exceed fifty percent (50%) of the sum of unit sales of such Licensed Product and all Generic Products in such country during such Calendar Quarter; and (ii) the tenth (10th) anniversary of the first sale of such Licensed Product in such country after termination of this Agreement. Solely for purposes of the Section 1.157, each reference in the definitions of “Regulatory Exclusivity” and “Generic Product” to (A) Licensee shall be deemed to be a reference to Licensor, and (B) a Sublicensee shall be deemed to be a reference to a licensee or sublicensee of Licensor or its Affiliates.

1.159 “ Royalty Term ” shall mean, with respect to each Licensed Product and each country in the Licensee Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country, and ending on the later to occur of (i) the earlier of (A) the later of (1) the expiration of the last-to-expire Licensor Patent that includes a Valid Claim that covers such Licensed Product in such country and (2) the expiration of Regulatory Exclusivity in such country for such Licensed Product and (B) the last day of the first Calendar Quarter in which unit sales of all Generic Products in such country exceed fifty percent (50%) of the sum of units sales of such Licensed Product and all Generic Products in such country during such Calendar Quarter; and (ii) the tenth (10th) anniversary of the First Commercial Sale of such Licensed Product in such country.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.160 “ Senior Officer ” shall mean, with respect to Licensor, its Chief Executive Officer or Chief Operating Officer, and with respect to Licensee, its Executive Vice President, Pharmaceutical Products Group.

1.161 “ Statement Cut-Off Date ” shall have the meaning set forth in Section 3.7.4(ii).

1.162 “ Sublicensee ” shall mean a Person, other than an Affiliate, that is granted a sublicense by Licensee or Licensor under the grants in Section 5.1 or 5.2 as provided in Section 5.4.1 or 5.4.2.

1.163 “ Subsequent Statement ” shall have the meaning set forth in Section 3.7.4(ii).

1.164 “ Support Memorandum ” shall have the meaning set forth in Section 13.6.5

1.165 “ Target CKD Approval Profile ” shall have the meaning set forth on Schedule 1.165 .

1.166 “ Target CKD Safety Conditions ” shall have the meaning set forth on Schedule 1.165 .

1.167 “ Target Phase IIb CKD Conditions ” shall have the meaning set forth on Schedule 1.165 .

1.168 “ Target Phase IIIb CDK Conditions ” shall have the meaning set forth on Schedule 1.165 .

1.169 “ Targeted AIM ” shall mean any small molecular antioxidant inflammation modulator, other than the Initial Licensed Compound, that activates the Nrfl or the Nrf2/Keap 1 pathway as its primary mechanism of action.

1.170 “ Technology Transfer ” shall have the meaning set forth in Section 4.10.

1.171 “ Term ” shall have the meaning set forth in ARTICLE 12.

1.172 “ Terminated Territory ” shall mean each Major Market with respect to which this Agreement is terminated by Licensor pursuant to Section 12.2.2, each Region with respect to which this Agreement is terminated by Licensee pursuant to Section 12.3.2, or, if this Agreement is terminated in its entirety, the entire Licensee Territory.

1.173 “ Territory ” shall mean the Licensor Territory and the Licensee Territory.

1.174 “ Third Party ” shall mean any Person other than Licensor, Licensee and their respective Affiliates.

1.175 “ Third Party Claims ” shall have the meaning set forth in Section 11.1.

1.176 “ Trademark ” shall include any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

1.177 “ Unilateral Activities ” shall have the meaning set forth in Section 3.7.1(i).

1.178 “ Unilateral Activity Cost Statement ” shall have the meaning set forth in Section 3.7.4(ii).

1.179 “ United States ” means the United States of America (including all possessions and territories thereof, including Puerto Rico).

1.180 “ U.S. Commercialization Partner ” shall have the meaning set forth in Section 5.9.1.

1.181 “ UT ” Shall mean the Board of Regents of The University of Texas System and The University of Texas M.D. Anderson Cancer Center.

1.182 “ UT Agreement ” shall mean that certain Exclusive Patent License Agreement among UT, Dartmouth, and Reata Discovery, Inc. dated July 15, 2004, a redacted copy of which has been provided to Licensee, as may be amended, supplemented, or restated from time to time as permitted hereunder.

1.183 “ Valid Claim ” shall mean a claim of any issued and unexpired patent whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer, or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal.

ARTICLE 2

COLLABORATION MANAGEMENT

2.1 Joint Development Committee.

2.1.1 Formation . The Parties shall establish a joint development committee (the “ Joint Development Committee ” or “ JDC ”). The JDC shall consist of three (3) representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JDC. From time to time, each Party may substitute one or more of its representatives to the JDC on written notice to the other Party. Licensor shall select from its representatives the initial chairperson for the JDC. Each January 1 and July 1 during the Term, the Party for whom the then-current chairperson is not a representative shall select from its representatives the new chairperson for the JDC. From time to time during the term of any chairperson, the Party nominating such chairperson may change the representative who will serve as chairperson on written notice to the other Party. The initial members of the JDC are set forth in Schedule 2.1.1 .

2.1.2 Specific Responsibilities. The JDC shall develop the strategies for and oversee the Development of the Licensed Products in the Licensee Territory and the United States, and shall serve as a forum for the coordination of Development activities for the Licensed Products for the Licensee Territory and the United States. In particular, the JDC shall:

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(i) periodically ([***]) review the Initial Development Plan, and review and approve amendments thereto, including any Material Amendment;

(ii) serve as a forum for discussing proposed Joint Development Activities and Proposed Unilateral Activities;

(iii) periodically ([***]) review each Development Plan and Budget for Joint Development Activities and Unilateral Activities, and review and approve amendments thereto;

(iv) resolve any disputes regarding whether any Proposed Unilateral Activities, proposed Phase IV Studies, or proposed regulatory action could have a Material Adverse Effect on a Party;

(v) periodically review and serve as a forum for discussing Collaboration Candidate Development Plans and Budgets, and review and approve amendments thereto;

(vi) periodically review the conduct of Development activities under each Collaboration Candidate Development Plan and Budget;

(vii) oversee the conduct of Development activities under the Initial Development Plan;

(viii) oversee the conduct of Joint Development Activities and Unilateral Activities;

(ix) serve as a forum for discussing and coordinating strategies for obtaining Regulatory Approvals for the Licensed Products in the Licensee Territory and the United States;

(x) determine whether a Compound Failure has occurred; and

(xi) establish secure access methods (such as secure databases) for each Party to access the other Party’s Regulatory Documentation and other Information as contemplated under this Agreement; and

(xii) perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

2.1.3 Coordination on Development Activities for Early-Stage Compounds. From time to time prior to (i) the [***] ([***]) anniversary of the First Commercial Sale of a Licensed Product in a Major Market, but no less often than once every [***], Licensor shall provide to the JDC a report (in the form of a slide presentation or the like) setting forth all material Information regarding any Targeted AIM (other than compounds that are then Licensed Compounds) that is then Controlled by Licensor or an Affiliate (but excluding Targeted AIMs controlled by any Affiliate who becomes an Affiliate through any change of control or acquisition of Licensor, which Targeted AIMs were controlled by such Affiliate immediately prior to such change of control or acquisition) with respect to which Licensor or any Affiliate is then performing or proposes to perform any pre-clinical or clinical development for the Renal Indication; and (ii)

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

the [***] ([***]) anniversary of the Effective Date, but no less often than once every [***], Licensor shall provide to the JDC a report (in the form of a slide presentation or the like) setting forth all material Information regarding any Targeted AIM (other than compounds that are then Licensed Compounds) that is then Controlled by Licensor or an Affiliate (but excluding Targeted AIMs controlled by any Affiliate who becomes an Affiliate through any change of control or acquisition of Licensor, which Targeted AIMs were controlled by such Affiliate immediately prior to such change of control or acquisition) with respect to which Licensor or any Affiliate is then performing or proposes to perform any pre-clinical or clinical development for the Cardiovascular Indication or the Metabolic Indication. In each case ((i) and (ii)), Licensor shall provide to the JDC any further Information reasonably requested by Licensee’s representatives to the JDC, and shall make available to the JDC appropriate personnel to discuss such development activities. Nothing in this Section 2.1.3 shall be construed to (a) require Licensor to disclose to Licensee the structural information of any Targeted AIMs or new discoveries which are not yet the subject of a filed patent application or (b) limit Licensee’s rights under Section 3.3.

2.2 Joint Marketing Committee.

2.2.1 Formation . The Parties shall establish a joint marketing committee (the “ Joint Marketing Committee ” or “ JMC ”, and collectively with the JDC, “ Joint Committees ”). The JMC shall consist of three (3) representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JMC. From time to time, each Party may substitute one or more of its representatives to the JMC on written notice to the other Party. Licensee shall select from its representatives the initial chairperson for the JMC. Each January 1 and July 1 during the Term, the Party for whom the then-current chairperson is not a representative shall select from its representatives the new chairperson for the JMC. From time to time during the term of any chairperson, the Party nominating such chairperson may change the representative who will serve as chairperson on written notice to the other Party. The initial members of the JMC are set forth in Schedule 2.2.1 .

2.2.2 Specific Responsibilities. The JMC shall develop the strategies for and oversee the Commercialization of the Licensed Products in the Licensee Territory and the United States. In particular, the JMC shall:

(i) oversee at a high level all Commercialization activities in the Licensee Territory and the United States, and with Kyowa’s consent, the Out-Licensed Territory, with respect to the Licensed Products;

(ii) develop, adopt, and amend the Global Brand Elements;

(iii) select the Product Trademarks;

(iv) serve as a forum for the coordination of the Parties’ global marketing and branding efforts; and

(v) Oversee any co-promotion of the Licensed Product by the Parties Undertaken as contemplated in Section 4.11; and

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(vi) perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

2.3 General Provisions Applicable to Joint Committees.

2.3.1 Meetings and Minutes. Each Joint Committee shall meet quarterly, or as otherwise agreed to by the Parties, with the location of such meetings alternating between locations designated by Licensor and locations designated by Licensee. The chairperson of the Joint Committee shall be responsible for calling meetings on no less than [***] Business Days notice. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] Business Days in advance of the applicable meeting; provided that under exigent circumstances requiring input by the Joint Committee, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld or delayed. The chairperson of the Joint Committee shall prepare and circulate for review and approval of the Parties minutes of each meeting within thirty (30) days after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the Joint Committee.

2.3.2 Procedural Rules. Each Joint Committee shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the Joint Committee shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Members of a Joint Committee may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. Representation by proxy shall be allowed. Each Joint Committee shall take action by consensus of the members present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least one (1) representative appointed by each Party. Employees or consultants of either Party that are not members of a Joint Committee may attend meetings of such Joint Committee; provided, however, that such attendees (i) shall not vote or otherwise participate in the decision-making process of the Joint Committee and (ii) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in Article 9.

2.3.3 Dispute Resolution. If a Joint Committee cannot, or does not, reach consensus on an issue within a period of [***] Business Days or such other period as the Parties may agree, then the dispute resolution provisions set forth in Section 13.6 shall apply.

2.3.4 Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in a Joint Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. No Joint Committee shall have the power to amend, modify, or waive compliance with this Agreement, which may only be amended or modified as provided in Section 13.89 or compliance with which may only be waived as provided in Section 13.12.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

2.4 Discontinuation of Participation on a Committee. Each Joint Committee shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the Joint Committee; or (b) Licensor providing to Licensee written notice of its intention to disband and no longer participate in such Joint Committee, provided that Licensor shall not give such written notice prior to the [***] ([***]) anniversary of the Effective Date. Notwithstanding anything herein to the contrary, once Licensor has provided such written notice, such Joint Committee shall be terminated and shall have no further rights or obligations under this Agreement, and thereafter any requirement of Licensor to provide such Information or other materials to such Joint Committee shall be deemed a requirement to provide such Information or other materials to Licensee and Licensee shall have the right to solely decide, without consultation with Licensor, all matters that are subject to the review or approval by such Joint Committee hereunder.

2.5 Coordination with Kyowa.

2.5.1 Global Coordination. At least [***] during the Term, representatives from Licensor and Licensee shall meet to discuss matters related to the Development and Commercialization of the Licensed Compounds and Licensed Products on a global basis and possibilities for coordination of such activities among Licensor and Licensee, and Licensor shall invite representatives of Kyowa to participate in such meetings. The location of such meetings shall rotate among locations designated by Licensor and Licensee (and, if Kyowa so participates, Kyowa), with the first location designated by Licensor.

2.5.2 Coordination on Development Activities in the Out-Licensed Territory. From time to time, but no less often than [***], Licensor shall provide to the JDC a report (in the form of a slide presentation or the like) setting forth all material Information then Controlled by Licensor or any of its Affiliates regarding Development activities for Licensed Compounds or Licensed Products in the Out-Licensed Territory and Phase IV Studies for Licensed Products in the Licensed Indications for the Out-Licensed Territory, to the extent Licensor has the right to do so under the Kyowa Agreement or to the extent Kyowa otherwise agrees. If Licensee reasonably believes, in its reasonable judgment, that any such Development activities or Phase IV Studies could reasonably be expected to have a Material Adverse Effect on Licensee, it may so inform Licensor, and in such circumstance Licensor shall consider in good faith Licensee’s objection, and shall, if Licensor believes in good faith that such a Material Adverse Effect could reasonably be expected, use commercially reasonable efforts to modify the Development activities or Phase IV Studies to minimize such potential Material Adverse Effect or use commercially reasonable efforts to cause such modification.

2.5.3 Three-Way Agreement with Kyowa. Licensee agrees that, at Licensor’s request, the Parties and Kyowa shall meet and negotiate in good faith and endeavor to agree on the terms of and enter into as soon as reasonably practical after such request, a commercially reasonable agreement by and between the Parties and Kyowa which may address sharing of Regulatory Data and other Information relating to the Licensed Products directly between Licensee and Kyowa, discussion of strategy and coordination of Development in their

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

respective territories between Licensee, Licensor and Kyowa, discussion amongst the Parties and Kyowa of ways to optimize the Development and Commercialization of Licensed Products worldwide, the possibility of each party attending advisory panel meetings with key opinion leaders held by each of the other parties in its territory, and joint meetings of the parties to explore possibilities for global clinical trials conducted jointly by Licensor, Licensee and Kyowa for Licensed Indications other than diabetic neuropathy, including the allocation of costs among the three parties based upon the estimated market of each of their respective territories in relation to the global market for such Licensed Product for such indication; provided that neither Party shall have any obligation to enter into any such agreement.

2.5.4 Compliance With Kyowa Agreement. Licensor has granted exclusive licenses to the Initial Licensed Compound, back-up compounds thereto, and certain related compounds and product containing the foregoing compounds to Kyowa pursuant to the Kyowa Agreement, a redacted copy of which has been delivered to Licensee. Licensee hereby consents to Licensor’s performance of its obligations to consult and coordinate with Kyowa regarding the worldwide Development and Commercialization of the Initial Licensed Compound and such other compounds and products containing such compounds, and to provide information to Kyowa regarding the Licensed Compounds and Licensed Products, all to the extent provided in the redacted Kyowa Agreement provided to Licensee as of the Execution Date.

ARTICLE 3

DEVELOPMENT AND REGULATORY

3.1 Initial Development Activities .

3.1.1 Initial Development Plan . The Parties shall conduct their Initial Development Activities in accordance with the Initial Development Plan. Either Party, directly or through its representatives on the JDC, may propose amendments to the Initial Development Plan to the JDC from time to time as appropriate, including in light of changed circumstances or to propose additional Initial Development Activities for a Licensed Product containing the Initial Licensed Compound or a Backup Compound. Any and all such changes and updates shall be subject to approval by the JDC, subject to the dispute resolution procedures set forth in Section 13.6. The Parties agree that the Initial Development Plan shall be amended by the JDC to include any additional Development activities necessary to satisfy any EMA recommendations or requirements to support obtaining Product Approval of a Licensed Product containing the Initial Licensed Compound for the stage 3b/4 CKD population in diabetic and non-diabetic patients in the Major Markets. If the JDC cannot agree on such amendments, the dispute shall be resolved pursuant to Section 13.6.

3.1.2 Initial Development Activities . Licensor shall perform the Initial Development Activities, and shall do so in accordance with the Initial Development Plan (including the budget set forth therein, subject to Section 3.4.4) by allocating sufficient time, effort, equipment, and skilled personnel to complete such Initial Development Activities successfully and promptly. If Licensor is in material breach of its obligation to perform any Initial Development Activities and fails to remedy such breach within [***] days after written notice thereof from Licensee, Licensee shall have the right, at Licensee’s sole election, to assume and

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

complete some or all of such Initial Development Activities. If Licensee so elects to assume and complete any of the Initial Development Activities, to the extent requested by Licensee in writing, Licensor shall assign to Licensee any or all Third Party agreements relating to such Initial Development Activities (including agreements with contract research organizations, clinical sites and investigators). In such event, with respect to all such Initial Development Activities that involve Clinical Studies, at Licensee’s option, Licensor shall either (i) end such clinical trials with respect to enrolled subjects in an orderly and prompt manner in accordance with Applicable Law, including any required follow up treatment with previously enrolled subjects or (ii) transfer control to Licensee or its designee of such clinical trials and cooperate with Licensee to ensure a smooth and orderly transition thereof that will not involve any disruption of such studies. Licensee understands and acknowledges that Licensor cannot guarantee the outcome or results of any studies within the Initial Development Plan. The Parties agree that the results of prior Clinical Studies included in the Initial Development Plant may affect the desirability of commencing later Clinical Studies included in the Initial Development Plan, and my require an amendment (including a Material Amendment) to the Development Plan. If the JDC is unable to agree upon whether any such amendment is required or the content of such amendment, the dispute shall be resolved pursuant to Section 13.6. In the event the JDC cannot agree whether a proposed amendment is a Material Amendment, such dispute shall be resolved pursuant to Section 13.6, and until such resolution, Licensor shall continue to carry out the Initial Development Plan then in effect, but shall not be required to commence any new Clinical Study.

3.1.3 Regulatory Diligence. Following the successful completion by Licensor of the Initial Development Activities in accordance with the Initial Development Plan, Licensee shall file for, prosecute and use Commercially Reasonable Efforts to obtain Regulatory Approvals for the initial Licensed Product for the Renal Indication in each Major Market.

3.2 Joint Development Activities .

3.2.1 Development Plan and Budget . If either Party (or its licensees or Sublicensees) wishes to Conduct one or more Clinical Studies in support of obtaining or maintaining Regulatory Approval of a Licensed Product in a Licensed Indication in the Licensee Territory and the United States or related Party Development Activities (other than the Initial Development Activities, or, in the case of a Collaboration Compound, other than the Development activities under the applicable Collaboration Candidate Development Plan and Budget), then such Party, through its representatives on the JDC, shall provide the other Party with a written summary of such proposed Clinical Study and related Party Development Activities and any Information with respect thereto. Each Party shall only propose such Clinical Studies that it believes in good faith are scientifically reasonable. If both Parties are interested in conducting such Clinical Studies and related Party Development Activities, then the Parties, through their representatives on the JDC, shall use good faith efforts to agree on a Development Plan and Budget with respect thereto, which plan shall assign responsibility for such Clinical Studies and related Party Development Activities between the Parties (such activities, “ Joint Development Activities ”). It is contemplated that all Joint Development Activities shall be structured so as to support the filing of Drug Approval Applications for the Licensed Product both in the Major Markets and the United States. The Parties shall Conduct Joint Development Activities in accordance with the terms and conditions of this Agreement and the applicable Development Plan and Budget. If only one Party

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

is interested in Conducting specific Clinical Studies in support of obtaining or maintaining Regulatory Approval of a Licensed Product in the Licensee Territory or the United States or related Party Development Activities, or the Parties are not able to agree on a Development Plan and Budget with respect thereto, then the interested Party, or in the absence of agreement each Party, shall have the right to Conduct such Clinical Studies or related Party Development Activities as Unilateral Activities as and to the extent provided in Section 3.7.1.

3.2.2 Amendments . The JDC shall review each Development Plan and Budget covering all Joint Development Activities at least [***] for the purpose of considering appropriate amendments thereto. In addition, either Party, through its representatives on the JDC, may propose amendments to any Development Plan and Budget for Joint Development Activities at any time.

3.2.3 Diligence . Each Party shall use Commercially Reasonable Efforts to perform the responsibilities assigned to it under each Development Plan and Budget for Joint Development Activities in accordance with the budget set forth therein by allocating sufficient time, effort, equipment, and skilled personnel to complete such Development activities successfully and promptly. In addition, and without limiting the foregoing, following the successful completion of the Joint Development Activities in accordance with the applicable Development Plan and Budget, Licensee shall file for, prosecute, and use Commercially Reasonable Efforts to obtain Regulatory Approval for the applicable Licensed Product in each Major Market for the relevant indication.

3.3 Development of Collaboration Candidates; Collaboration Compound Option .

3.3.1 Notification of Interest in Developing Potential Collaboration Compounds .

(i) Prior to the commencement by or on behalf of Licensor or any Affiliate of any Phase I Clinical Study of any Targeted AIM (other than compounds that are then Licensed Compounds) for (A) the Renal Indication, which Phase I Clinical Study is commenced at any time during the Term, (B) the Cardiovascular Indication, which Phase I Clinical Study is commenced during the period starting on the Effective Date and ending on the earlier of (1) the [***] ([***]) anniversary of the Effective Date and (2) the filing by or on behalf of Licensee or any Affiliate for regulatory approval of any Targeted AIM (other than a Licensed Compound) for the Cardiovascular Indication in a Major Market, or (C) the Metabolic Indication, which Phase I Clinical Study is commenced during the period starting on the Effective Date and ending on the earlier of (1) the [***] ([***]) anniversary of the Effective Date and (2) the filing by or on behalf of Licensee or any Affiliate for regulatory approval of any Targeted AIM (other than a Licensed Compound) for the metabolic Indication in a Major Market (each such Targeted AIM Controlled by Licensor or any Affiliate described in (A), (B) and (C), a “Collaboration Candidate” ), Licensor shall prepare and provide to Licensee, through the JDC, the complete pre-clinical data package for such Collaboration Candidate, along with a proposed protocol for such Phase I Clinical Study (the “Phase 1 Study Materials” ). Licensor through the JDC shall discuss and consider in good faith any comments that Licensee may have with respect to the Phase 1 Study Material. If within [***] days after delivery of the Phase 1 Study Materials Licensee does not exercise the Collaboration Candidate Option with respect to such Collaboration Candidate, Licensor shall have the right to proceed with such Phase 1 Study in accordance with the Phase I Study Material, at its own cost.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(ii) Prior to the commencement of the first Phase II Clinical Study of any Collaboration Candidate, Licensor shall prepare and provide to Licensee, through the JDC, a full pre-clinical and Clinical Data package therefor, along with (A) a proposed Development Plan and Budget setting forth in detail the proposed Clinical Studies and related Party Development Activities to be conducted by the Parties in order to obtain Product Approval in the United States and Major Markets of such Collaboration Candidate for such Licensed Indication (a “ Collaboration Candidate Development Plan and Budget ”); (B) a representation letter making to Licensee the same representations and warranties concerning Licensor’s intellectual property relating to the Collaboration Candidate as are set forth in Section 10.2 with respect to the Initial Licensed Compound and the Licensed Product containing the Initial Licensed Compound, except as noted in such letter or any schedule of exceptions thereto, and (C) such other information within Licensor’s or any Affiliate’s Control as of such time as Licensee may reasonably request in connection with its evaluation of the Collaboration Candidate Option with respect to such Collaboration Candidate. It is contemplated that such Clinical Studies and related Party Development Activities shall be structured, in general, so as to support the filing of Drug Approval Applications for a Licensed Product containing such Collaboration Candidate in both the United States and in the Major Markets. Licensor shall discuss and consider in good faith any comments that Licensee may have with respect to the Collaboration Candidate Development Plan and Budget. If within [***] days after delivery of all data and Information required by the preceding sentence Licensee does not exercise the Collaboration Candidate Option with respect to such Collaboration Candidate, Licensor shall have the right to proceed with the Collaboration Candidate Development Plan and Budget in accordance with the terms and conditions of this Agreement and such Collaboration Development Plan and Budget, at its own cost. Licensor may propose to the JDC amendments to such Development Plan and Budget at any time, for approval by the JDC. Licensor shall provide to the JDC, in advance of the applicable meeting thereof, a detailed report regarding all Development activities under such Collaboration Candidate Development Plan and Budget (including all costs incurred in connection therewith) and the Clinical Data and other Information with respect thereto (including a summary of the Licensor’s regulatory activities) at least once every [***] months during the Collaboration Candidate Option Period for such Collaboration Candidate. Each such report shall contain sufficient detail to enable the JDC to assess Licensor’s compliance with the Collaboration Candidate Development Plan and Budget. In addition, if requested by Licensee, Licensor shall provide Licensee (a) reasonable access to (with the ability to analyze and manipulate but not change) the electronic database that contains the Clinical Data with respect to Development activities for a Collaboration Candidate and (b) such additional Information and Regulatory Documentation with respect to such Development activities as may be reasonably requested by Licensee in order to evaluate such Development activities.

(iii) Licensor shall have no obligation to Develop any Collaboration Candidate, and Licensee shall have no right to conduct any pre-clinical or Clinical Study with respect to, nor have rights to, any Targeted AIM Controlled by Licensor or any Affiliate for any purpose, except for Licensed Compounds.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(iv) Following receipt of meeting minutes from the End of Phase II meeting with the FDA (which minutes do not prohibit the Initiation of the first Phase III study for a product containing the Collaboration Candidate), Licensor shall provide such meeting minutes to Licensee, and shall notify Licensee of the date on which the Collaboration Candidate Option Period expires.

(v) Licensor represents and warrants that neither it nor any Affiliate has commenced, or will commence prior to the Effective Date, and Phase I Clinical Study of any Targeted AIM for any Licensed Indication other than the Initial Licensed Compound for the Renal Indication.

3.3.2 Collaboration Candidate Option . With respect to each Collaboration Candidate, Licensee shall have the right, upon written notice given to Licensor at any time during the Collaboration Candidate Option Period for such Collaboration Candidate and without additional up-front consideration to Licensor, to have such Collaboration Candidate deemed a Licensed Compound for all purposes of this Agreement (such Collaboration Candidate, along with any metabolite, salt, hydrate, solvate, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer, or optically active form thereof, a “ Collaboration Compound ”), and upon delivery of such notice (i) such Collaboration Compound shall constitute a Licensed Compound for all purposes of this Agreement, (ii) the applicable Collaboration Candidate Development Plan and Budget shall thereafter be deemed a Development Plan and Budget for Joint Development Activities, and (iii) the Development activities to be undertaken thereunder after delivery of such notice shall be deemed to be Joint Development Activities for all purposes of this Agreement, including Section 3.2. and 3.4.1(ii); and (iv) Licensee shall become liable for payment of prior Development activities in accordance with Section 3.7.5.

3.3.3 Additional Development Activities with Respect to a Collaboration Compound . After the exercise by Licensee of its Collaboration Candidate Option with respect to a Collaboration Compound and such Collaboration Compound becoming a Licensed Compound, either Party may propose further Development activities (outside of the applicable Collaboration Candidate Development Plan and Budget) for such Licensed Compound and such proposal shall be deemed a proposal for further Joint Development Activities subject to Section 3.2.1.

3.4 Collaboration Costs .

3.4.1 Responsibility for Collaboration Costs .

(i) Licensor shall be solely responsible for and shall bear all Collaboration Costs (A) incurred by it and its Affiliates in connection with the performance of the Initial Development Activities (including any amended Initial Development Activities to Develop a Backup Compound pursuant to Section 5.10), and (B) incurred by Licensee and its Affiliates in

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

connection with Initial Development Activities that Licensee elects to assume and complete upon a material breach by Licensor pursuant to Section 3.1.2, in both cases ((A) and (B)), up to an aggregate amount equal to the Initial Development Costs. Subject to Section 5.10.3, each Party shall bear fifty percent (50%) of all Collaboration Costs incurred in connection with the performance of the Initial Development Activities in excess of the Initial Development Costs, if any. If the Initial Development Plan is amended, including in connection with the substitution of a Backup Compound for the Initial Licensed Compound following a Compound Failure, the determination of when Collaboration Costs exceed the Initial Development Costs shall take into account both the Collaboration Costs incurred in connection with Initial Development Activities prior to the amendment as well as Collaboration Costs incurred in connection with the Initial Development Activities following such amendment.

(ii) Each Party shall bear fifty (50%) percent of all Collaboration Costs incurred in connection with the performance of Joint Development Activities (including Development activities for a Collaboration Compound for which Licensee has exercised its Collaboration Candidate Option pursuant to Section 3.3.2, but solely with respect to Collaboration Costs for those Development activities that occur following such exercise), unless otherwise agreed by the Parties and set forth in the applicable Development Plan and Budget.

3.4.2 FTE Costs . Each Party shall record and account for its FTE Costs and its out-of-pocket costs for the Initial Development Activities and Joint Development Activities and shall report such costs to the JDC on a quarterly basis, in each case, in a manner that allocates costs to the extent possible to a specific activity in the applicable Development Plan and Budget. Out-of-pocket costs allocable to Collaboration Costs, but otherwise included within FTE Costs, shall not be charged separately as Collaboration Costs.

3.4.3 Reports . Each Party shall report to the other Party, within [***] days after the end of each Calendar Quarter, the Collaboration Costs incurred by such Party during such Calendar Quarter. Such report shall specify in reasonable detail all amounts included in such Collaboration Costs during such Calendar Quarter (broken down by activity) and shall be accompanied by invoices or other appropriate supporting documentation for any payments made by such Party to Third Parties that individually exceed $[***]. Each such report shall enable the receiving Party to compare the reported costs against the applicable Development Plan and Budget, on both a quarterly basis and a cumulative basis for each activity. The Parties shall seek to resolve any questions related to such accounting statements within [***] days following receipt by each Party of the other Party’s report hereunder.

3.4.4 Cost Overruns .

(i) Each Party shall promptly inform the other Party upon such Party determining that it is likely to overspend or underspend by more than ten percent (10%) its respective aggregate budgeted costs and expenses for Initial Development Activities or Joint Development Activities, as the case may be, set forth in each applicable Development Plan and Budget.

(ii) The portion of any overspend that is less than or equal to ten percent (10%) of a Party’s respective aggregate budgeted costs and expenses for Initial Development Activities or Joint Development Activities, as the case may be, set forth in an applicable Development Plan and Budget shall be included in Collaboration Costs and shared by the Parties pursuant to Section 3.4.1.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(iii) If a Party exceeds its aggregate budgeted costs and expenses by more than ten percent (10%), the Party that has so exceeded its budget shall provide to the JDC a full explanation for exceeding such aggregate budgeted costs under the applicable Development Plan and Budget. If and to the extent that any such overspend in excess of ten percent (10%) was outside the reasonable control of the applicable Party and not caused by the negligence or wilful misconduct of such Party, then provided that the applicable Party has promptly notified the other Party of such overspend and used reasonable efforts to mitigate the size of such overspend, such overspend shall be included in Collaboration Costs and shared by the Parties pursuant to Section 3.4.1.

(iv) To the extent that any overspend is not included in Collaboration Costs as provided in Section 3.4.4(ii) or 3.4.4(iii), the Party that has exceeded its budget shall be solely responsible for the overspend.

3.4.5 Payments . Collaboration Costs initially shall be borne by the Party incurring the cost or expense and thereafter shall be subject to reimbursement, if applicable, in accordance with Section 3.4.1 and this Section 3.4.5. Within [***] days after the end of each Calendar Quarter or, for the last Calendar Quarter of any Calendar Year, within [***] ([***]) days after the end of such Calendar Year, the Party that has paid less than its share of Collaboration Costs during such Calendar Quarter shall make reconciling payments to the other Party to achieve the appropriate allocation of Collaboration Costs provided in Section 3.4.1.

3.4.6 Accounting Procedures . For purposes of determining Collaboration Costs, any expense allocated by either Party to a particular category under Collaboration Costs shall not also be allocated to another category under Collaboration Costs. Each Party shall determine Collaboration Costs using its standard accounting procedures, consistently applied, to the maximum extent practicable as if the Licensed Product were a solely-owned product of the Party (provided that the application of such procedures results, on balance, in outcomes that are fair and equitable to both Parties taking into consideration the interests of both Parties as reflected in this Agreement). Each Party shall have the right to audit the other Party’s records to confirm the accuracy of the other Party’s costs and reports as provided in Section 6.8. The Parties also recognize that such procedures may change from time to time and that any such changes may affect the calculation of Collaboration Costs and such other expenses. Where the change is or would be material to the other Party, the Party proposing to make the change shall provide the other Party with an explanation of the proposed change and an estimation of the effect of the change on the relevant cost or expense category. The Parties shall use good faith efforts to negotiate any resulting changes to this Agreement so as to preserve as closely as reasonably possible the Parties’ respective economic interests under this Agreement. Transfers between a Party and its Affiliates (or between such Affiliates) shall not have any effect for purposes of calculating Collaboration Costs or other payments or expenses under this Agreement.

3.5 Limitations on Development. During the Term, except as expressly approved in advance in writing by the other Party, neither Party nor any of its Affiliates shall, directly or through any Third Party, sponsor, conduct or cause to be conducted, otherwise assist in,

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

supply any Licensed Compound or Licensed Product for use in connection with, fund or otherwise support any preclinical studies, non-clinical studies or Clinical Study (including without limitation, any Investigator-Sponsored Trial) using such Licensed Compound or Licensed Product for any Retained Indication in the Territory.

3.6 Regulatory Matters .

3.6.1 Regulatory Responsibilities .

(i) As between the Parties, Licensee shall have the sole right and responsibility for preparing, obtaining, and maintaining Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other regulatory approvals and other submissions, and for conducting communications with the Regulatory Authorities, for Licensed Products in the Licensee Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities with respect to (A) Unilateral Activities of Licensor in the Licensee Territory ( provided that Licensor shall reimburse Licensee for its reasonable, fully-burdened costs for conducting such regulatory activities in support of Unilateral Activities of Licensor) and (B) Joint Development Activities).

(ii) As between the Parties, Licensor shall have the sole right and responsibility for preparing, obtaining, and maintaining Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other regulatory approvals and other submissions, and for conducting communications with the Regulatory Authorities, for Licensed Products in the Licensor Territory (including the Out-Licensed Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities with respect to (A) Unilateral Activities of Licensee in the Licensor Territory ( provided that Licensee shall reimburse Licensor for its reasonable, fully-burdened costs for conducting such regulatory activities in support of Unilateral Activities of Licensee) and (B) Joint Development Activities).

(iii) All Regulatory Documentation (including Regulatory Approvals and Product Labelling) relating to the Licensed Products with respect to the Licensee Territory shall be owned by, and shall be the sole property of, Licensee or its designated Affiliate, Sublicensee or designee. Licensor hereby assigns to Licensee all of its right, title, and interest in and to all Existing Regulatory Documentation (including any existing Regulatory Approvals) with respect to the Licensee Territory, subject to Licensor’s right of access, reference and use of Regulatory Data and Regulatory Documentation pursuant to Section 5.2. Licensor shall assign to Licensee all of its right, title, and interest in and to all Regulatory Documentation (including any existing Regulatory Approvals) for each Collaboration Compound with respect to the Licensee Territory Controlled by Licensor or any of its Affiliates promptly after the exercise by Licensee of its Collaboration Candidate Option with respect to such Collaboration Compound.

(iv) Each Party shall provide the other Party with an opportunity to review and comment on all major regulatory filings and documents (including INDs, Drug Approval Applications, labelling supplements, Regulatory Authority meeting requests, and core data sheets) (collectively, “ Major Regulatory Filings ”) in the Territory, and all proposed material actions with respect to any Regulatory Approval in the Territory, for which such Party has responsibility pursuant to Section 3.6.1(i) or (ii), as the case may be (including, in the case of

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Licensor, the Out-Licensed Territory), prior to submission thereof or the taking of the action. Each Party shall provide access to interim drafts of the Major Regulatory Filings to the other Party via the access methods (such as secure databases) established by the JDC, and the other Party shall provide its comments on the then-current drafts of Major Regulatory Filings or of proposed material actions within [***] ([***]) ([***] ([***]) days for Drug Approval Applications), or such other longer period of time mutually agreed to by the Parties. In the event that a Regulatory Authority establishes a response deadline for a Major Regulatory Filing or material action shorter than such [***] ([***]) ([***] ([***]) day) period, the Parties shall work cooperatively to ensure the other Party has a reasonable opportunity for review and comment within such deadlines. Each Party shall, and shall cause its Affiliates, licensees and Sublicensees to, consider in good faith any such comments of the other Party. Neither Party shall, and each Party shall ensure that its Affiliates, licensees (including Kyowa and any other licensees of Licensor with respect to the Out-Licensed Territory), and Sublicensees do not, take any action with respect to any Regulatory Approval (including the filing of any Drug Approval Application) anywhere in its portion of the Territory that could reasonably be expected to have a Material Adverse Effect on the other Party. If the Parties disagree as to whether a particular action could reasonably be expected to have such a Material Adverse Effect, the dispute shall be resolved by the JDC (subject to the dispute resolution procedures set forth in Section 13.6.2).

(v) Subject to the immediately following sentence, each Party shall provide the other Party with (A) access to or copies of all material written or electronic correspondence (other than regulatory filings) relating to the Development or Commercialization of Licensed Products received by such Party or its Affiliates, licensees or Sublicensees from, or forwarded by such Party or its Affiliates, licensees or Sublicensees to, the Regulatory Authorities in the Territory and (B) copies of all meeting minutes and summaries of all meetings, conferences, and discussions held by such Party or its Affiliates, licensees or Sublicensees with the Regulatory Authorities in such Party’s portion of the Territory, including copies of all contact reports produced by such Party or its Affiliates, licensees or Sublicensees, in each case ((A) and (B)) within [***] Business Days of its receipt, forwarding or production of the foregoing, as applicable. If such written or electronic correspondence received from a Regulatory Authority relates to the withdrawal, suspension, or revocation of a Regulatory Approval for a Licensed Product, the prohibition or suspension of the supply of a Licensed Product, or the initiation of any investigation, review, or inquiry by such Regulatory Authority concerning the safety of a Licensed Product, such Party shall notify the other Party and provide the other Party with copies of such written or electronic correspondence as soon as practicable, but not later than one (1) Business Day after receipt of such correspondence. Licensor’s obligations under this Section 3.6.1(v) with respect to the Out-Licensed Territory shall be subject to Licensor’s rights and obligations under the Kyowa Agreement and Licensor’s receipt of Information from Kyowa.

(vi) Each Party shall provide the other Party with prior written notice, to the extent the Party has advance knowledge, of any meeting, conference, or discussion (including any advisory committee meeting) with a Regulatory Authority in the Licensee Territory (in the case of Licensee) or the United States (in the case of Licensor) relating to a Licensed Product, within [***] business days after the Party or its Affiliate, licensee or Sublicensee first receives notice of the scheduling of such meeting, conference, or discussion (or within such shorter period as may be necessary in order to give the other Party a reasonable opportunity to attend such meeting, conference, or discussion). The other Party shall have the right to attend as an observer (but not participate in) all such meetings, conferences, and discussions.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(vii) Each Party shall make every reasonable effort to notify the other Party promptly (but in no event later than [***]) following its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension or market withdrawal of a Licensed Product in such Party’s portion of the Territory, and shall include in such notice the reasoning behind such determination, and any supporting facts. Each Party (or its licensee or Sublicensee) shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal in such Party’s portion of the Territory; provided that prior to any implementation of such a recall, market suspension or market withdrawal, the recalling Party shall consult with the other Party and shall consider the other Party’s comments in good faith. If a recall, market suspension or market withdrawal is mandated by a Regulatory Authority in a Party’s portion of the Territory, such Party (or its licensee or Sublicensee) shall initiate such a recall, market suspension or market withdrawal in compliance with Applicable Law. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 3.6.1(vii), the Party (or its licensee or Sublicensee) responsible for the recall, market suspension or market withdrawal shall be solely responsible for the execution thereof, and the other Party shall reasonably cooperate in all such recall efforts. Subject to Article 11, each recalling Party shall be responsible for all of its costs incurred in connection with such conduct.

3.6.2 Regulatory Data .

(i) Subject to Section 3.7.3, each Party shall promptly provide to the other Party copies of or access to all non-clinical data, Clinical Data and other Information, results and analyses with respect to any Party Development Activities that are Controlled by such Party or any of its Affiliates, including any such data, results and analysis Controlled by such Party or any of its Affiliates and resulting from or relating to Unilateral Activities of such Party or any of its Affiliates (collectively “ Regulatory Data ”), when and as such Regulatory Data becomes available. Use of such Regulatory Data shall be subject to Section 3.7.3.

(ii) Subject to Section 3.7.3, each Party shall support the other, as may be reasonably necessary, in obtaining Regulatory Approval for the Licensed Products, including providing necessary documents or other materials required by Applicable Law to obtain Regulatory Approval, in each case in accordance with the terms and conditions of this Agreement and any applicable Development Plan and Budget.

3.7 Unilateral Development .

3.7.1 Unilateral Activities .

(i) Subject to this Section 3.7, if the JDC, or the Senior Officers of the Parties, are unable to agree to matters relating to the joint Conduct by the Parties (or their licensees or Sublicensees) of a Clinical Study in support of obtaining or maintaining Regulatory Approval of a Licensed Product (including Combination Product) for a Licensed Indication in the Territory or related Party Development Activities, or only one Party is interested in Conducting

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

specific Clinical Studies in support of obtaining or maintaining Regulatory Approval of a Licensed Product (including a Combination Product) for a Licensed Indication in the Territory or related Party Development Activities, a Party (or its licensee or Sublicensee) desiring to proceed with such activities (“ Proposed Unilateral Activities ”) shall prepare and provide to the JDC a proposed Development Plan and Budget with respect thereto; provided that the proposing Party shall have a good faith belief that any Proposed Unilateral Activities are scientifically reasonable. If either Party in good faith believes that any Proposed Unilateral Activities of the other Party could reasonably be expected to have a Material Adverse Effect on such first Party, the dispute shall be resolved by the JDC (subject to the dispute resolution procedures set forth in Section 13.6.2). If it is determined by the JDC or pursuant to such dispute resolution procedures that the Proposed Unilateral Activities could reasonably be expected to have a Material Adverse Effect on such first Party, the other Party (or its licensees or Sublicensees) shall not be permitted to conduct the Proposed Unilateral Activities. Upon the adoption of a Development Plan and Budget with respect to such Proposed Unilateral Activities, such activities shall constitute “ Unilateral Activities ” hereunder, and the Party proposing such activities (the “ Developing Party ”) shall have the right to proceed with such Unilateral Activities in accordance with the terms and conditions of this Agreement and such Development Plan and Budget. The other Party (the “ Opting-Out Party ”) shall be deemed to have opted-out (each an “ Opt-Out ”) with respect to such activities. The Developing Party may propose amendments to any Development Plan and Budget with respect to its Unilateral Activities at any time. The Developing Party shall provide to the JDC, in advance of the applicable meeting thereof, a detailed report regarding its Unilateral Activities and the Regulatory Data with respect thereto (and a summary of the Development Party’s regulatory activities) once every [***]. Each such report shall contain sufficient detail to enable the JDC to assess such Party’s compliance with the Development Plan and Budget.

(ii) If one Party (or its licensees or Sublicensees) proposes to Conduct a Phase IV Study, such Party shall prepare and provide to the JMC and JDC a proposed plan with respect thereto. If the other Party believes in good faith that such proposed Phase IV Study could reasonably be expected to have a Material Adverse Effect on the non-proposing Party, the dispute shall be resolved by the JDC (subject to the dispute resolution procedures set forth in Section 13.6.2). If it is determined by the JDC or pursuant to such dispute resolution procedures that such proposed Phase IV Study could reasonably be expected to have a Material Adverse Effect on such first Party, the other Party (or its licensees or Sublicensees) shall not be permitted to Conduct the Phase IV Study.

3.7.2 Costs of Unilateral Activities . Subject to Section 3.7.4, in the case of Unilateral Activities (i) the Developing Party with respect thereto shall bear the sole cost and expense of such Unilateral Activities, and (ii) the Opting-Out Party shall have no financial obligation to support or otherwise fund any efforts in respect of such Unilateral Activities.

3.7.3 Limitation of Rights to Clinical Data .

(i) With respect to any Unilateral Activities to support an application for Regulatory Approval for (A) an Additional Indication for a Licensed Product or (B) a Combination Product for any Licensed Indication, the Opting-Out Party, notwithstanding the right of reference granted in Sections 5.1.4 and 5.1.5, or 5.2.4 and 5.2.5, or the provision of such

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Regulatory Data pursuant to Section 3.6.2(i), as applicable, shall not have the right to use or reference any Regulatory Data or Regulatory Documentation resulting from such Unilateral Activities unless such Party Opts-In pursuant to Section 3.7.4, provided that if the inclusion or reference of such Clinical Data or Regulatory Documentation is required solely to comply with a requirement to report worldwide clinical studies to Regulatory Authorities or safety information with respect to a Licensed Product in a filing seeking or maintaining Regulatory Approval of such Licensed Product, the Opting-Out Party shall have the right to use or reference such Regulatory Data or Regulatory Documentation solely for such reporting purpose and such use shall not trigger an Opt-In or other cost-sharing pursuant to Section 3.7.4. The Opting-Out Party shall not, unless and until it Opts-In, use or reference such Regulatory Data or Regulatory Documentation for purposes of expansion of the Product Labelling or obtaining additional Regulatory Approval of any Licensed Product in its portion of the Territory. Notwithstanding the foregoing, Licensor shall have a limited license and right to access, use and reference, solely to grant a sublicense and provide a right of access, use and reference to Kyowa with respect to any such Regulatory Data or Regulatory Documentation pertaining to any Licensed Product containing the Initial Licensed Compound or any Backup Compound, as and to the extent required under the Kyowa Agreement as determined by Licensor in good faith.

(ii) Except as expressly set forth in Section 3.7.3(i), each Party shall have the right to use and reference, for any and all purposes, any Regulatory Data or Regulatory Documentation resulting from Unilateral Activities of the other Party, and such use or reference shall not trigger an Opt-In or other cost-sharing pursuant to Section 3.7.4.

3.7.4 Opt-In Rights .

(i) The Opting-Out Party shall have the right to opt-in (“ Opt-In ”) with respect to any Unilateral Activities for which such Party Opted-Out at any time within [***] days after receipt by the Opting-Out Party of a Completion Notice with respect thereto in accordance with this Section 3.7.4(i) (such period, the “ Opt-In Exercise Period ”); provided , that in each case the Opting-Out Party shall be required at the time of Opt-In with respect to any Unilateral Activities relating to a particular Additional Indication or Combination Product, to Opt-In with respect to (A) such Unilateral Activities, and (B) any other Party Development Activities with respect to such Additional Indication or Combination Product (including Clinical Studies with respect to such Additional Indication or Combination Product) that are being Conducted at such time or that were previously Conducted by the Developing Party (“ Related Unilateral Activities ”). The Opting-Out Party shall be permitted to Opt-In with respect to previously Conducted Related Unilateral Activities described in clause (B) of this Section 3.7.4(i), notwithstanding the fact that the Opt-In Exercise Period with respect to such Related Unilateral Activities may have earlier terminated without the Opting-Out Party’s having exercised an Opt-In with respect to such Related Unilateral Activities.

(ii) Promptly after (A) the completion of any Unilateral Activities Conducted by the Developing Party pursuant to a Development Plan and Budget or (B) a request in writing for a Completion Notice with respect to any Unilateral Activities delivered by the Opting-Out Party; provided that the Opting-Out Party may not request a Completion Notice with respect to Unilateral Activities performed pursuant to a specific Development Plan and

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Budget more than [***] times in any Calendar Year, in each case ((A) and (B)) the Developing Party shall provide to the Opting-Out Party (x) a Completion Notice and (y) reasonable access to (with the ability to analyze and manipulate but not change) the electronic database that contains the Regulatory Data with respect to such Unilateral Activities, to the extent not already provided pursuant to Section 3.6.2(i). The Completion Notice shall be accompanied by a written statement of costs and expenses (the “ Unilateral Activity Cost Statement ”) measured in the same manner as are measured Collaboration Costs, mutatis mutandis , incurred by the Developing Party in connection with such Unilateral Activities and any Related Unilateral Activities (including Losses described in Section 11.3) through the last day of the Calendar Quarter immediately preceding the Calendar Quarter in which such notice is provided (such date, the “ Statement Cut-Off Date ”). In addition, the Developing Party promptly shall provide to the Opting-Out Party such additional Information and Regulatory Documentation with respect to the Unilateral Activities described in a Completion Notice as may be reasonably requested by the Opting-Out Party in order to evaluate such Unilateral Activities. In the event that the Opting-Out Party desires to Opt-In with respect to any Unilateral Activities, it shall provide written notice thereof to the other Party within the applicable Opt-In Exercise Period (an “ Opt-In Exercise Notice ”), which Opt-In Exercise Notice shall, unless otherwise agreed by the Parties, be accompanied by a payment equal to one hundred percent (100%) of the Developing Party’s total costs and expenses with respect to such activity (and any Related Unilateral Activities) through the Statement Cut-Off Date as specified in such Unilateral Activity Cost Statement, measured in the same manner as are measured Collaboration Costs, mutatis mutandis . Thereafter, not later than [***] days after receiving the Opt-In Exercise Notice, the Developing Party shall provide to the Opting-Out Party a statement of costs and expenses incurred by the Developing Party in connection with such Unilateral Activities and any Related Unilateral Activities (including Losses described in Section 11.3) for the period commencing on the day after the Statement Cut-Off Date and ending on the date of receipt of the Opt-In Exercise Notice (the “ Subsequent Statement ”), and the Opting-Out Party shall within [***] days of the receipt of such statement make a payment to the Developing Party in an amount equal to one hundred percent (100%) of such costs and expenses as specified in such Subsequent Statement. From and after the Developing Party’s receipt of such Opt-In Exercise Notice, such Unilateral Activities shall cease to be Unilateral Activities and shall constitute Joint Development Activities hereunder, and the Parties shall share all costs and expenses with respect to such Joint Development Activities as Collaboration Costs in accordance with Section 3.3.1.

(iii) All costs and expenses incurred by a Developing Party in connection with any Unilateral Activities and any Related Unilateral Activities specified in any Unilateral Activity Cost Statement or Subsequent Statement shall be reasonable and verifiable and shall be subject to audit pursuant to Section 6.8.

3.7.5 Cost of Development Work for a Collaboration Candidate Deemed a Licensed Compound .

(i) Unless and until Licensee exercises the Collaboration Candidate Option for a Collaboration Candidate, Licensor shall bear the sole cost and expense of Development activities under the applicable Phase I Study materials or Collaboration Candidate Development Plan and Budget, and Licensee shall have no financial obligation to support or otherwise fund any efforts in respect of such Development activities.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(ii) Promptly after exercise by Licensee of its Collaboration Candidate Option for a Collaboration Candidate, Licensor shall provide Licensee a written statement of costs and expenses (the “ Collaboration Candidate Cost Statement ”) incurred by Licensor in connection with Development activities (including Losses described in Section 11.3) for such Collaboration Candidate through the last day of the Calendar Quarter immediately preceding the Calendar Quarter in which Licensee exercises such Collaboration Candidate Option (such date, the “ Collaboration Candidate Statement Cut-Off Date ”).

(iii) In the event that Licensee exercises its Collaboration Candidate Option with respect to a Collaboration Candidate, Licensee shall, unless otherwise agreed by the Parties, make a payment to Licensor equal to one hundred percent (100%) of Licensor’s total costs and expenses, measured in the same manner as are measured Collaboration Costs, mutatis mutandis , with respect to the Development activities undertaken pursuant to the applicable Collaboration Candidate Development Plan and Budget and Phase I Study Materials through the Collaboration Candidate Statement Cut-Off Date as specified in the applicable Collaboration Candidate Cost Statement. Licensee shall have no obligation to reimburse Licensor for the costs of any pre-clinical Development activities for a Collaboration Compound. Thereafter, not later than [***] days after exercising such Collaboration Candidate Option, Licensor shall provide to Licensee a statement of costs and expenses (measured in the same manner as are measured Collaboration Costs, mutatis mutandis ) incurred by Licensor in connection with such Development activities (including Losses described in Section 11.3) for the period commencing on the day after the Collaboration Candidate Statement Cut-Off Date and ending on the date of exercise of such Collaboration Candidate Option (the “ Collaboration Candidate Subsequent Statement ”), and Licensee shall within [***] days of the receipt of such statement make a payment to Licensor in an amount equal to one hundred percent (100%) of such costs and expenses as specified in such Collaboration Candidate Subsequent Statement. From and after the exercise of a Collaboration Candidate Option for a Collaboration Candidate, all Development activities for such Collaboration Compound shall be Joint Development Activities hereunder, and the Parties shall share all Collaboration Costs with respect to such Joint Development Activities in accordance with Section 4.3.1.

(iv) All costs and expenses incurred by Licensor in connection with any Development activities undertaken pursuant to the applicable Collaboration Candidate Development Plan and Budget specified in any Collaboration Candidate Cost Statement or Collaboration Candidate Subsequent Statement shall be reasonable and verifiable and shall be subject to audit pursuant to Section 6.8.

3.8 Compliance . Each Party shall perform or cause to be performed, any and all of its Party Development Activities, including Initial Development Activities, Unilateral Activities, and any Development activities undertaken pursuant to a Collaboration Candidate Development Plan and Budget) in a good scientific manner and in compliance with all Applicable Law.

3.9 Regulatory Records . Licensee and Licensor each shall maintain, or cause to be maintained, records of its respective Party Development Activities (including any Development activities undertaken pursuant to the applicable Collaboration Candidate

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Development Plan and Budget) in accordance with Applicable Law and in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of its respective Party Development Activities, and which shall be retained by such Party for at least [***] years after the termination of this Agreement, or for such longer period as may be required by Applicable Law. Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records, except to the extent that a Party reasonably determines that such records contain Confidential Information that is not licensed to the other Party, or to which the other Party does not otherwise have a right hereunder.

ARTICLE 4

COMMERCIALIZATION

4.1 In General. Licensee shall have the sole right to Commercialize Licensed Products the Licensee Territory, and Licensor shall have the sole right to Commercialize Licensed Products in the Licensor Territory at its own cost and expense (except as otherwise expressly set forth herein).

4.2 Diligence. . Licensee shall use Commercially Reasonable Efforts to Commercialize each Licensed Product in each country in the Licensee Territory, following receipt of Regulatory Approval therefor in such country, including using an appropriate number of sales representatives to promote such Licensed Product in such country. In particular, and without limiting the foregoing, subject to Licensor’s performance of its obligations under Section 4.10 (including possible interim supply as required under Section 4.10.3), Licensee shall achieve First Commercial sale of the Licensed Product containing the Initial Licensed Compound for the Renal Indication in each Major Market reasonably promptly after, and in any case not later than [***] months after, the date on which Regulatory Approval is obtained for such Licensed Product in such Major Market; provided that such Licensed Product has achieved the Target CKD Approval Profile in such Major Market.

4.3 Global Brand Elements . The Parties, through their respective representatives on the JMC (and subject to the dispute resolution provisions of Section 13.6), shall develop and adopt the key distinctive colors, logos, images, and symbols, and the Trademarks (including the Product Trademarks) to be used in the Licensee Territory and the United States in connection with the Commercialization of each Licensed Product (such branding elements, collectively, the “ Global Brand Elements ”). Each Party shall Commercialize each Licensed Product in a manner consistent with the applicable Global Brand Elements in its respective part of the Licensee Territory and the United States. Either Party, through its representatives on the JMC, may propose amendments to the Global Brand Elements at any time. In discussing the Global Brand Elements, the Parties shall also consider the prospect of Commercializing the Licensed Products under the Global Brand Elements in the Licensor Territory, but Licensor shall be under no obligation to adopt any recommendations of Licensee with respect to the Trademarks to be used in the Licensor Territory.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

4.4 Off-Label Sales. Each Party (and its Affiliates) shall not knowingly promote or sell (or encourage or facilitate the sale of) any Licensed Product for use outside the approved indications for such Licensed Product, and in all cases, outside any Licensed Indication. Each Party and its Affiliates (and their respective Sublicensees) shall not provide funding to or otherwise support continuing education programs for sales representatives and/or medical professionals in which information is provided about the use of any Licensed Product for use outside the approved indications for such Licensed Product, and in all cases, outside any Licensed Indication, except in accordance with Applicable Law.

4.5 Statements and Compliance with Applicable Law. Each Party shall, and shall cause its Affiliates to, comply with all Applicable Law with respect to the Commercialization of Licensed Products. In particular, and without limiting the foregoing, each Party shall in all respects comply with all Applicable Laws and applicable guidelines concerning the advertising, sales and marketing of prescription drug products in Commercializing Licensed Products in its respective territory under this Agreement, including the Foreign Corrupt Practices Act of 1977, as amended ( “FCPA” ) and any applicable local anti-bribery laws. Licensee represents and warrants to Licensor that, (a) as of the Execution Date, Licensee and its Affiliates have a system of internal accounting controls in place that are sufficient to provide reasonable assurances of compliance as required by the FCPA, and (b) Licensee shall obtain certification from any Sublicensee or distributor it or its Affiliates may engage with respect to the Licensed Products to do the same, to bring any material non-compliance therewith (should it ever occur) by any of the foregoing entities to Licensee’ attention, and to promptly remedy any such non-compliance. Each Party and its Affiliates shall maintain such procedures throughout the Term and shall promptly notify the other Party in writing with respect to any material non-compliance regarding Commercialization of the Licensed Products.

4.6 Sales and Distribution in Licensee Territory. Licensee shall be solely responsible for invoicing and booking sales, establishing all terms of sale (including pricing and discounts) and warehousing and distributing the Licensed Products in the Licensee Territory and shall perform all related services, in each case, in a manner consistent with the terms and conditions of this Agreement. Licensee shall be solely responsible for handling all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products in the Licensee Territory.

4.7 Product Trademarks. Subject to the JMC’s approval, and Section 4.8, Licensee shall Commercialize the Licensed Products in the Licensee Territory solely under the Product Trademarks. Licensee shall not use or file any application to register any trademark or trade name in the Licensor Territory, the use of which would cause a likelihood of consumer confusion with: (i) the Product Trademarks; or (ii) the company name or logo of Kyowa, Reata or any Affiliate of either of them, provided that this restriction shall not apply to trademarks or trade names previously adopted, used, or registered by Licensee.

4.8 Markings. To the extent required by Applicable Law in a country in the Licensee Territory, the promotional materials, packaging, and Product Labeling for the Licensed Products used by Licensee and its Affiliates in connection with the Licensed Products in such country shall contain (i) the Corporate Name of Licensor, and (ii) the logo and corporate name of the manufacturer (if other than Licensee or an Affiliate) (collectively, the “ Markings ”). The manner in which the Markings are to be presented on promotional materials, packaging, and Product Labeling for the Licensed Products shall be subject to (A) prior review and approval by the JMC, and (B) Sections 5.1.6 and 7.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

4.9 Supply of Licensed Products. As between the Parties, Licensee shall be solely responsible, at its expense, to Manufacture (or have Manufactured) and supply Licensed Compounds and Licensed Products for clinical use and commercial sale in the Licensee Territory by Licensee and its Affiliates and Sublicensees except to the extent otherwise provided in any Development Plan and Budget.

4.10 Technology Transfer .

4.10.1 Licensor Technology Transfer. After the Effective Date and before Licensee commences Manufacturing of the Licensed Compounds and Licensed Products on its own behalf, Licensee shall have the right to require Licensor to effect a full transfer to Licensee or its designee (which designee may be an Affiliate or a Third Party manufacturer) of all Licensee Know-How relating to the then-current process for the Manufacture of Licensed Products and Licensed Compounds (the “ Manufacturing Process ”) and to implement the Manufacturing Process at facilities designated by Licensee (such transfer and implementation, as more fully described in this Section 4.10, the “ Technology Transfer ”). Licensor shall provide, and shall use commercially reasonable efforts to cause its Third Party manufacturers to provide (including by using commercially reasonable efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following Effective Date), all reasonable assistance requested by Licensee to enable Licensee (or its Affiliate or designated Third Party manufacturer, as applicable) to implement the Manufacturing Process at the facilities designated by Licensee. If requested by Licensee, such assistance shall include facilitating the entering into of agreements with applicable Third Party suppliers relating to the Licensed Products and Licensed Compounds. Without limitation to the foregoing, in connection with each Technology Transfer:

(i) After the Effective Date and before Licensee commences Manufacturing of the Licensed Compounds and Licensed Products on its own behalf, at Licensee’s reasonable request, Licensor shall make available, and shall use commercially reasonable efforts to cause its Third Party manufacturers to make available (including by using commercially reasonable efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), to Licensee (or its Affiliate or designated Third Party manufacturer, as applicable), all of Licensor’s Manufacturing Know-How, Information and materials relating to the Manufacturing Process, and all documentation constituting material support, performance advice, shop practice, standard operating procedures, specifications as to materials to be used and control methods, that are reasonably necessary or useful to enable Licensee (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process;

(ii) At Licensee’s reasonable request, Licensor shall cause all appropriate employees and representatives of Licensor and its Affiliates to meet with, and shall use commercially reasonable efforts to cause all appropriate employees and representatives of its Third Party manufacturers to meet with (including using commercially reasonable efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

entered into following the Effective Date), employees or representatives of Licensee (or its Affiliate or designated Third Party manufacturer, as applicable) at the applicable manufacturing facility at mutually convenient times to assist with the working up and use of the Manufacturing Process and with the training of the personnel of Licensee (or its Affiliate or designated Third Party manufacturer, as applicable) to the extent reasonably necessary or useful to enable Licensee (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process;

(iii) Without limiting the generality of clause (ii) above, at Licensee’s reasonable request, Licensor shall cause all appropriate analytical and quality control laboratory employees and representatives of Licensor and its Affiliates to meet with, and shall use commercially reasonable efforts to cause all appropriate analytical and quality control laboratory employees and representative of its Third Party manufacturers to meet with (including by using commercially reasonable efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), employees or representatives of Licensee (or its Affiliate or designated Third Party manufacturer, as applicable) at the applicable manufacturing facility and make available all necessary equipment, at mutually convenient times, to support and execute the transfer of all applicable analytical methods and the validation thereof (including, all applicable Know-How, methods, validation documents and other documentation, materials and sufficient supplies of all primary and other reference standards);

(iv) At Licensee’s reasonable request, Licensor shall take such steps, and shall use commercially reasonable efforts to cause its Third Party manufacturers to take such steps (including by using commercially reasonable efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), as are reasonably necessary or useful to assist in reasonable respects Licensee (or its Affiliate or designated Third Party manufacturer, as applicable) in obtaining any necessary licenses, permits or approvals from Regulatory Authorities with respect to the Manufacture of the Licensed Products and Licensed Compounds at the applicable facilities; and

(v) At Licensee’s reasonable request, Licensor shall provide and shall use commercially reasonable efforts to cause its Third Party manufacturers to provide (including by using commercially reasonable efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), such other assistance as Licensee (or its Affiliate or designated Third Party manufacturer, as applicable) may reasonably request to enable Licensee (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process and otherwise to Manufacture the Licensed Products and Licensed Compounds.

Licensee shall pay to Licensor: (a) its reasonable, out-of-pocket costs and (b) to the extent of any of Licensor’s personnel travel outside Dallas, Texas to perform obligations under this Section 4.10, the FTE Costs incurred by Licensor in connection therewith (solely to the extent such FTE costs exceed One Hundred Forty Thousand Dollars ($140,000) during the Term), in each case of (a) and (b) incurred directly as a result of performing each Technology Transfer. Licensee shall make such payment within [***] days following Licensor providing Licensee with an invoice and reasonable supporting documentation (including receipts) therefor.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

4.10.2 Subsequent Technology Transfer. In the event either Party makes any invention, discovery or improvement relating to the Manufacture of a Licensed Compound or a Licensed Product during the Term, such Party shall promptly disclose such invention, discovery, or improvement to the other Party, and shall, at the other Party’s request, perform technology transfer with respect to such invention, discover or improvement in the same manner as provided in Section 4.10.1 above, applied mutatis mutandis .

4.10.3 Interim Supply. To the extent that and for so long as, notwithstanding Licensor’s exercise of commercially reasonable efforts, Licensor is unable to cause its Third Party manufacturers to take any steps set forth in Sections 4.10.1(i)-(v), with the result that Licensee is materially impeded from, either by itself or through a Third Party manufacturer, Manufacturing Licensed Products or Licensed Compounds, Licensor shall supply Licensee with its reasonable requirements of such Licensed Compounds or Licensed Products at a price equal to Licensor’s Manufacturing Costs for such Licensed Products or Licensed Compounds. Licensor’s obligation under this Section 4.10.3 shall be conditioned upon Licensee providing Licensor with reasonable notification of its need for such supply. Licensor shall not be required to allocate such supply to Licensee in a manner that would have an adverse effect on the quantity of Initial Licensed Compound available to Licensor as necessary to fulfill Licensor’s obligations under the Initial Development Plan.

4.11 Co-Promotion Right .

4.11.1 Option . Without limitation to Licensee’s rights under Section 5.4, Licensor shall have the non-exclusive right to co-promote in [***],[***],[***], and [***] the Licensed Product containing the first Licensed Compound for an indication other than the Renal Indication, solely for such indication.

4.11.2 Notice . In order to exercise such co-promotion right, no later than three (3) months after Licensor receives a written notification from Licensee of the filing with the EMA of the MAA for the Licensed Product containing the first Licensed Compound for an indication other than the Renal Indication, Licensor must provide Licensee with written notice of its election to exercise such co-promotion right with respect to any of [***],[***],[***], and [***]. Following delivery of such notice, the Parties shall negotiate the Co-Promotion Agreement reasonably and in good faith and with such diligence as is required to execute and deliver the Co-Promotion Agreement by the date that is [***] months following such filing, or such other period as the Parties may agree in writing. If Licensor does not provide the above election notice with respect to any of [***],[***],[***], and [***] within such [***] ([***])-month period, Licensor shall be deemed to have irrevocably waived its right to co-promote the Licensed Product hereunder in such country.

4.11.3 Terms of Co-Promotion Agreement .

(i) If Licensor exercises its co-promotion right for a country, such co-promotion by the Licensor’s sales force shall be operated and managed in a manner similar to the manner in which Licensee would operate and manage a co-promotion program with a contract sales force and Licensor’s sales force would commence promoting the Licensed Product at the same time that Licensee’s sales force commences such promotion. The terms and conditions of such co-promotion arrangement shall be set forth in a co-promotion agreement (the

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

“ Co-Promotion Agreement ”) to be entered into between the Parties as set forth in this Section 4.11.23. The Co-Promotion Agreement shall include such provisions as are usual and customary in Licensee’s contract sales force agreements, except that Licensor’s sole compensation for its detailing efforts shall be payment by Licensee to Licensor of an amount equal to fifty percent (50%) of its actual, reasonable sales force costs for such efforts. Under the Co-Promotion Agreement, Licensee shall have the right to make all final decisions with respect to the co-promotion arrangement, including the total number of sales representatives who will be performing details and their call plans and assigned territories, the promotional materials to be used, the training and testing applicable to such sales representatives, and restrictions with respect to the ability of such sales representatives to detail other products. For each rolling period of [***] Calendar Years during the term of the Co-Promotion Agreement (or such other reasonable period as the Parties may agree), Licensee shall inform Licensor, through the JMC, of the total number of sales representatives to be assigned for the applicable indication, and Licensor shall have the right to determine the percentage of promotional efforts it desires to contribute for such indication, with such percentage not to exceed twenty-five percent (25%). For purposes of this Section 4.11, “co-promote” or “co-promotion” shall mean the detailing of such Licensed Product by Licensor or its Affiliates under the relevant Regulatory Approval and the Product Trademarks, and shall not mean the sale or distribution of such Licensed Product by Licensor or its Affiliates.

(ii) If the Parties, despite good faith negotiations for a period of [***] days, cannot agree on the terms and conditions of such Co-Promotion Agreement, either Party may refer such issue for resolution pursuant to Section 13.6 after the end of such [***] day period. In the course of such dispute resolution, neither Party may propose terms and conditions for such Co-Promotion Agreement inconsistent with the terms and conditions set forth in this Section 4.11.

4.12 Participation in Expert Meetings in Licensee Territory. Licensee shall give Licensor written notice at least [***] days in advance of any advisory panel meetings with key opinion leaders with respect to the Licensed Products that are held by Licensee or its Affiliate in the Licensee Territory. Licensee agrees that Licensor may attend such meetings. Licensor shall give Licensee written notice at least [***] days in advance of any advisory panel meetings with key opinion leaders with respect to the Licensed Products that are held by Licensor or its Affiliate in the United States. Licensor agrees that Licensee may attend such meetings.

ARTICLE 5

GRANT OF RIGHTS

5.1 Grants to Licensee. Subject to Sections 3.7.3 and 5.3 and the other terms and conditions of this Agreement, Licensor (on behalf of itself and its Affiliates) hereby grants to Licensee:

5.1.1 an exclusive (including with regard to Licensor and its Affiliates) license (or sublicense), with the right to grant sublicenses in accordance with Section 5.4, under the Licensor Patents, the Licensor Know-How, and Licensor’s interests in the Joint Patents and the Joint Know-How, to (i) obtain, maintain, and hold Regulatory Approvals for Licensed Products in the Field in the Licensee Territory and (ii) Commercialize the Licensed Products in the Field in the Licensee Territory;

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

5.1.2 a non-exclusive license (or sublicense), with the right to grant sublicenses in accordance with

Section 5.4, under the Licensor Patents, the Licensor Know-How, and Licensor’s interests in the Joint Patents and the Joint Know-How, to Develop the Licensed Product in the Licensee Territory and in the United States solely for purposes of (i) obtaining, maintaining, and holding Regulatory Approvals for Licensed Products in the Field in the License Territory and (ii) Commercializing the Licensed Products in the Field in the Licensee Territory;

5.1.3 a non-exclusive license (or sublicense), with the right to grant sublicenses in accordance with Section 5.4, under the Licensor Patents, the Licensor Know-How, and Licensor’s interests in the Joint Patents and the Joint Know-How, to Manufacture (or have Manufactured) the Licensed Compounds and Licensed Products in the Licensee Territory and in the United States solely for purposes of (i) obtaining, maintaining, and holding Regulatory Approvals for Licensed Products in the Field in the License Territory and (ii) Commercializing the Licensed Products in the Field in the Licensee Territory, and (iii) Developing the Licensed Product in the Licensee Territory and in the United States solely for the purpose set forth in clauses (i) and (ii);

5.1.4 an exclusive (including with regard to Licensor and its Affiliates) license and right of reference, with the right to grant sublicenses and further rights of reference in connection with the grant of sublicenses in accordance with Section 5.4 under the grants in Section 5.1, under the Regulatory Approvals and any other Regulatory Documentation that Licensor or any of its Affiliates may Control with respect to the Licensed Products as necessary for purposes of (i) obtaining, maintaining, and holding Regulatory Approvals for Licensed Products in the Field in the License Territory and (ii) Commercializing the Licensed Products in the Field in the Licensee Territory (with Licensor retaining the exclusive rights under such Regulatory Approvals and such other Regulatory Documentation for any and all other purposes);

5.1.5 a non-exclusive license and right of reference, with the right to grant sublicenses and further rights of reference in connection with the grant of sublicenses in accordance with Section 5.4 under the grants in Section 5.1, under the Regulatory Approvals and any other Regulatory Documentation that Licensor or any of its Affiliates may Control with respect to the Licensed Products as necessary for purposes of (i) Developing the Licensed Products in the Licensee Territory and in the United States, and (ii) Manufacturing (or having Manufactured) the Licensed Compounds and Licensed Products in the Licensee Territory and in the United States, in each case ((i) and (ii)), solely for purposes of (a) obtaining, maintaining, and holding Regulatory Approvals for Licensed Products in the Field in the Licensee Territory and (b) Commercializing the Licensed Products in the Field in the Licensee Territory; and

5.1.6 subject to Sections 4.8 and 7, a non-exclusive license, without the right to grant sublicenses, except in connection with the grant of sublicenses pursuant to Section 5.4 under the grants in Section 5.1.1, to use Licensor’s Corporate Names solely as required to comply with Section 4.8 and for no other purpose.

5.2 Grants to Licensor. Subject to Section 3.7.3 and the other terms and conditions of this Agreement, Licensee (on behalf of itself and its Affiliates) grants to Licensor:

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

5.2.1 an exclusive (including with regard to Licensee and its Affiliates), royalty-free license, with the right to grant sublicenses in accordance with Section 5.4, under the Licensee Patents, the Licensee Know-How, and Licensee’s interests in the Joint Patents and the Joint Know-How, to (i) obtain, maintain, and hold Regulatory Approvals for Licensed Products in the Field in the Licensor Territory and (ii) Commercialize the Licensed Products in the Field in the Licensor Territory;

5.2.2 a non-exclusive, royalty-free license, with the right to grant sublicenses in accordance with Section 5.4, under the Licensee Patents, the Licensee Know-How, and Licensee’s interests in the Joint Patents and the Joint Know-How, to Develop the Licensed Product anywhere in the Territory solely for purposes of (i) obtaining, maintaining, and holding Regulatory Approvals for Licensed Products in the Field in the Licensor Territory and (ii) Commercializing the Licensed Products in the Field in the Licensor Territory;

5.2.3 a non-exclusive, royalty-free license, with the right to grant sublicenses in accordance with Section 5.4, under the Licensee Patents, the Licensee Know-How, and Licensee’s interests in the Joint Patents and the Joint Know-How, to Manufacture (or have Manufactured) the Licensed Compounds and Licensed Products anywhere in the Territory solely for purposes of (i) obtaining, maintaining, and holding Regulatory Approvals for Licensed Products in the Field in the Licensor Territory, (ii) Commercializing the Licensed Products in the Field in the Licensor Territory, and (iii) Developing the Licensed Product anywhere in the Territory solely for the purposes set forth in clauses (i) and (ii);

5.2.4 an exclusive (including with regard to Licensee and its Affiliates), royalty-free license and right of reference, with the right to grant sublicenses and further rights of reference in connection with the grant of sublicenses in accordance with Section 5.4 under the grants in Section 5.2, under the Regulatory Approvals and any other Regulatory Documentation that Licensee or any of its Affiliates may Control with respect to the Licensed Products as necessary for purposes of (i) obtaining, maintaining, and holding Regulatory Approvals for Licensed Products in the Field in the Licensor Territory and (ii) Commercializing the Licensed Products in the Field in the Licensor Territory (with Licensee retaining the exclusive right under such Regulatory Approvals and such other Regulatory Documentation for any and all other purposes); and

5.2.5 a non-exclusive, royalty free license and right of reference, with the right to grant sublicenses and further rights of reference in connection with the grant of sublicenses in accordance with Section 5.4 under the grants in Section 5.2, to all Regulatory Approvals and any other Regulatory Documentation that Licensee or any of its Affiliates may Control with respect to the Licensed Products as necessary for purposes of (i) Developing the Licensed Products anywhere in the Territory, and (ii) Manufacturing (or having Manufactured) the Licensed Compounds and Licensed Products anywhere in the Territory, in each case ((i) and (ii)), solely for purposes of (a) obtaining, maintaining, and holding Regulatory Approvals for Licensed Products in the Field in the Licensor Territory and (b) Commercializing the Licensed Products in the Field in the Licensor Territory.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

5.3 Retention of Rights.

5.3.1 Except as expressly provided herein, Licensor grants no other right or license, including any rights or licenses to the Licensor Patents, the Licensor Know-How, the Regulatory Documentation, the Licensor Corporate Names, or any other Patent or intellectual property rights not otherwise expressly granted herein. Without limiting the foregoing, all rights granted to Licensee hereunder are subject to Dartmouth’s and UT’s reservations of rights in the Dartmouth Agreement and the UT Agreement, and the other terms and conditions of the Dartmouth Agreement and UT Agreement, as applicable.

5.3.2 Except as expressly provided herein, Licensee grants no other right or license, including any rights or licenses to the Licensee Patents, the Licensee Know-How, the Regulatory Documentation, or any other Patent or intellectual property rights not otherwise expressly granted herein.

5.4 Sublicenses .

5.4.1 By Licensee to Third Parties . Subject to any approvals required from a Third Party licensor, Licensee shall have the right to grant sublicenses (or further rights of reference to Sublicensees) under the licenses granted in Section 5.1 to: (i) any of its Affiliates; or (ii) a Third Party through multiple tiers of Sublicensees, provided that any such sublicense granted to a Third Party to sell, promote or detail Licensed Products in any of the Major Markets shall require the prior written consent of Reata; further provided that (a) any such sublicenses shall be consistent with and subject to the terms and conditions of this Agreement; (b) each such Affiliate and Sublicensee must agree in writing to comply with the terms and conditions of this Agreement that are applicable to such Affiliate’s or Sublicensee’s activities, as applicable; (c) Licensee shall remain fully liable for the performance of such sublicense in accordance with this Agreement; and (d) Licensee must require, in each such sublicense agreement, that the Sublicensee grant to Licensee the royalty-free license under, and right of reference to, with rights to grant sublicenses and further rights of reference to Licensor and its Sublicensees under Section 5.2, (i) all Information (including all Regulatory Data) and Regulatory Documentation generated by or on behalf of such Sublicensee in connection with the Development of Licensed Products and (ii) all Patents owned or controlled by such Sublicensee with respect to the Licensed Products.

5.4.2 In the Out-Licensed Territory . Subject to any approvals required from a Third Party licensor, Licensor shall have the right to grant sublicenses (or further rights of reference) under the licenses granted by Licensee to Licensor in Section 5.2 solely to Third Parties holding licenses from Licensor to the one or more Licensed Products in the Out-Licensed Territory; provided (a) any such sublicenses shall be consistent with and subject to the terms and conditions of this Agreement; (b) each such Sublicensee entering such an agreement following the Effective Date must agree in writing to comply with the terms and conditions of this Agreement that are applicable to such Sublicensee’s activities; (c) Licensor shall remain fully liable for the performance of such sublicense in accordance with this Agreement; and (d) Licensor must require, in each such sublicense agreement, that the Sublicensee grant to Licensor the royalty-free license under, and right of reference to, with rights to grant sublicenses and further rights of reference to Licensee and its Sublicensees under Section 5.1, (i) all Information (including all Regulatory Data) and Regulatory Documentation generated by or on behalf of such Sublicensee in connection with the Development of Licensed Products and (ii) all Patents owned or controlled by such Sublicensee with respect to the Licensed Products. Notwithstanding the foregoing, Licensee agrees to the sublicense to Kyowa of the rights granted to Licensor under Section 5.2, as and to the extent such sublicense is already granted under the Kyowa Agreement.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

5.5 Access to Regulatory Documentation and Cooperation. Subject to Section 3.7.3, and to the extent not already provided under Sections 3.6.1 and 3.6.2, each Party promptly shall provide to the other Party, at the other Party’s cost and expense, copies of such Regulatory Data, Regulatory Approvals and other Regulatory Documentation Controlled by such Party or any of its Affiliates as shall be reasonably requested by the other Party solely for purposes of exercising its rights under the grants in Sections 5.1.1 and 5.2.1, as applicable. All such documents shall be provided in the format as submitted to the applicable Regulatory Authority, and also in Word, Excel or other source formats to permit analysis, editing, and inclusion in regulatory submissions in the other Party’s portion of the Territory.

5.6 No Implied Rights. Licensee and its Affiliates and Sublicensees shall have no right, express or implied, with respect to the Licensor Patents, the Licensor Know-How, the Regulatory Documentation, and the Licensor Corporate Names, and Licensor and its Affiliates shall have no right, express or implied, with respect to the Licensee Patents, the Licensee Know-How, the Regulatory Documentation except, in each case, as expressly provided in Sections 5.1 and 5.2.

5.7 Licensor Exclusivity .

5.7.1 Prior to Expiration of Option Period. Prior to the expiration of the Collaboration Candidate Option Period with respect to each Collaboration Candidate, Licensor shall not, and shall cause its Affiliates not to, (i) directly or indirectly (including by licensing, authorizing, appointing, or otherwise enabling any Third Party to do so), file for regulatory approval of or commercialize any pharmaceutical product containing such Collaboration Candidate as an active pharmaceutical ingredient in any country in the Licensee Territory for any Licensed Indication; or (ii) sell to a Third Party Licensor’s and its Affiliates’ rights to such Collaboration Candidate.

5.7.2 Following Expiration of Option Period. Following the expiration or lapse without exercise of the Collaboration Candidate Option Period with respect to each Collaboration Candidate, Licensor shall not, and shall cause its Affiliates not to, directly or indirectly (including by licensing, authorizing, appointing, or otherwise enabling any Third Party to do so), (i) commercialize any pharmaceutical product containing such Collaboration Candidate as an active pharmaceutical ingredient in any country in the Licensee Territory for any Licensed Indication, (ii) develop any such pharmaceutical product anywhere in the world for the purpose of obtaining or maintaining any regulatory approval for such pharmaceutical product in any country in the Licensee Territory for any Licensed Indication, or (iii) manufacture or have manufactured any such pharmaceutical product anywhere in the world in support of such commercialization or such development; provided that the restrictions set forth in clauses (i) – (iii) shall not apply with respect to any pharmaceutical product containing a Collaboration Candidate as an active pharmaceutical ingredient that satisfies both the following conditions ((A) – (B)): (A) the product is being commercialized, developed or manufactured only for (1) the Licensed Indication that was the subject of the expired Collaboration Candidate Option, which Licensed Indication cannot be

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(x) the Renal Indication or (y) another Licensed Indication that is an Active Indication at the time of the expiration of such Collaboration Candidate Option Period, or (2) any Retained Indication, and (B) the product is expected by the Parties, in good faith, on the basis of market data from a recognized provider such as IMS Health, to have aggregate annual net sales (calculated in accordance with the definition of “Net Sales” herein, mutatis mutandis ) in the major Markets in any [***] of the [***] full Calendar Years immediately following the commercial launch of the product of at least [***] Dollars ($[***]) per Calendar Year. If the parties do not agree on whether such nets sales in any of such Calendar Years are expected to be at least [***] Dollars ($[***]), then such dispute shall be resolved pursuant to Section 13.6. The commercialization, development or manufacture of any Collaboration Candidate for a Licensed Indication as permitted by this Section 5.7.2 (the “ Permitted Indication ”) shall not limit or affect Licensee’s rights or Licensor’s obligations under Section 3.3 with respect to the same Collaboration Candidate for any Licensed Indication other than such Permitted Indication.

5.7.3 With Respect to the Initial Licensed Compound. Until the end of the last-t-expire Royalty Term for a Licensed Product containing the Initial Licensed Compound (or a Backup Compound) as an active pharmaceutical ingredient, Licensor shall not, and shall cause its Affiliates not to, directly or indirectly (including by licensing, authorizing, appointing, or otherwise enabling any Third Party to do so), (i) Commercialize any Licensed Product containing the Initial Licensed Compound (or Backup Compound) as an active pharmaceutical ingredient in any country in the Licensee Territory for any Licensed Indication, except as set forth in Section 4.11; (ii) Develop any such Licensed Product anywhere in the world for the purpose of obtaining or maintaining Regulatory Approval for such Licensed Product in any country in the Licensee Territory for any Licensed Indication, except as expressly provided in the Initial Development Plan or any development Plan and Budget for Joint Activities; or (iii) Manufacture or have Manufactured any such Licensed Product anywhere in the world in support of such prohibited Commercialization or such prohibited Development, except as expressly provided in the Initial Development Plan or any Development Plan and Budget for Joint Activities.

5.7.4 Targeted AIMs Not Subject to the Collaboration Candidate Option. With respect to each Targeted AIM owned or controlled by Licensor or any of its Affiliates (other than a Licensed Compound) for which clinical development for the Cardiovascular Indication or the Metabolic Indication is commenced following expiration of Licensor’s obligation to offer such Targeted AIM to Licensee as a Collaboration Candidate during the period set forth in Section 3.3.1(i)(B) or (C), as applicable, (a) Licensor shall not, and shall cause its Affiliates not to, directly or indirectly (including by licensing, authorizing, appointing, or otherwise enabling any Third Party to do so), file for regulatory approval of or commercialize any pharmaceutical product containing such Targeted AIM as an active pharmaceutical ingredient in any country in the Licensee Territory: (1) for the Renal Indication, at any time during the Term; (2) for the Cardiovascular Indication, if as of the date of the Initiation of the first Phase III Clinical Study for such product for the Cardiovascular Indication, the Cardiovascular Indication is an Active Indication, or (3) for the Metabolic Indication, is as of the date of the Initiation of the first Phase III Clinical Study for such product for the Metabolic Indication, the Metabolic Indication is an Active Indication; and (b) if Licensor or any of its Affiliates sells to a Third Party its or their rights to such Targeted AIM, such sale shall include a restriction on such Third Party that

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

precludes such Third Party and its Affiliates from, directly or indirectly (including by licensing, authorizing, appointing, or otherwise enabling any other Third Party to do so), filing for regulatory approval of or commercializing any pharmaceutical product containing such Targeted AIM as an active pharmaceutical ingredient in any country in the Licensee Territory: (1) for the Renal Indication, at any time during the Term; (2) for the Cardiovascular Indication, if as of the date of the Initiation of the first Phase III Clinical Study for such product for the Cardiovascular Indication, the Cardiovascular Indication is an Active Indication, or (3) for the Metabolic Indication, if as of the date of the Initiation of the first Phase III Clinical Study for such product for the Metabolic Indication, the Metabolic Indication is an Active Indication.

5.7.5 Pre-Clinical Compounds. Licensor covenants that, during the Term, it shall not, and shall cause its Affiliates not to, license or otherwise grant, or sell, to any Third Party rights to develop or commercialize any Pre-Clinical Compound for any Licensed Indication in the Licensee Territory. As used herein, “ Pre-Clinical Compound ” means a Targeted AIM controlled or owned by Licensor or any of its Affiliates which has not at the time of license grant or sale to a Third Party been the subject of any Phase I Clinical Study. In the event that in order to comply with non-competition laws of any jurisdiction, Licensor, upon the advice of counsel, determines that it is required to grant to such Third Party such rights in the Licensed Indications, it shall do so only provided it also obtains from such Third Party a negative covenant that such Third Party shall not directly or indirectly (including by licensing, authorizing, appointing, or otherwise enabling any other Third Party to do so) (i) commercialize any pharmaceutical product containing such Pre-Clinical Compound as an active pharmaceutical ingredient in any country in the Licensee Territory for any Licensed Indication during the Term, (ii) develop any such pharmaceutical product anywhere in the world for the purpose of obtaining or maintaining any regulatory approval for such pharmaceutical product in any country in the Licensee Territory for any Licensed Indication during the Term, or (iii) manufacture or have manufactured any such pharmaceutical product anywhere in the world in support of such commercialization or such development in the Licensed Indications. Nothing in this Section 5.7.5 shall be construed as restricting Licensor’s right to (a) engage Third Party service providers or other vendors to perform research or development activities on behalf of Licensor, such as toxicology studies, chemistry, screening, manufacturing, process development, testing and assays, with respect to any Pre-Clinical Compound; (b) license, sell, or otherwise grant to any Third Party rights in and to any Pre-Clinical Compound for use outside the Licensed Indications, anywhere in the Territory, and (c) license or otherwise grant to any Third Party rights to any Collaboration Compound as to which Licensee has not exercised its Collaboration Candidate Option (subject at all times to the restrictions set forth in Section 5.7.2), or any Targeted AIM described in Section 5.7.4, subject at all times to the terms of Section 5.7.4.

5.8 Licensee Exclusivity.

5.8.1 Licensed Indications and Active Indications in Licensee Territory.

(i) Licensed Indications in Licensee Territory. Until the [***] anniversary of the Effective Date, Licensee shall not, and shall cause its Affiliates not to, directly or indirectly (except as permitted under Section 5.8.2(i) or (iii)), (i) commercialize any

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

pharmaceutical product containing a Targeted AIM (other than a Licensed Compound) as an active pharmaceutical ingredient in any country in the Licensee Territory for any Licensed Indication, or (ii) develop any such pharmaceutical product anywhere in the world for the purpose of obtaining or maintaining any regulatory approval for such pharmaceutical product in any country in the Licensee Territory for any Licensed Indication (it being understood and agreed that any development for the purpose of obtaining or maintaining any regulatory approval in any country outside of the Licensee Territory is permitted even if such development may also be useful for the purpose of obtaining or maintaining regulatory approval for a Licensed Indication in the Licensee Territory) (the “ Licensed Indication Exclusivity Restriction ”).

(ii) Active Indications in Licensee Territory. During the Term, Licensee shall not, and shall cause its Affiliates not to, directly or indirectly (except as permitted under Section 5.8.2(i) or (iii)), (i) commercialize any pharmaceutical product containing a Targeted AIM (other than a Licensed Compound) as an active pharmaceutical ingredient in any country in the Licensee Territory for any active Indication, (ii) develop any such pharmaceutical product anywhere in the world for the purpose of obtaining or maintaining any regulatory approval for such pharmaceutical product in any country in the Licensee Territory for any Active Indication, or (iii) manufacture or have manufactured any such pharmaceutical product anywhere in the world in support of such commercialization or such development (it being understood and agreed that any development for the purpose of obtaining or maintaining any regulatory approval in any country outside of the Licensee Territory is permitted even if such development may also be useful for the purpose of obtaining or maintaining regulatory approval for an Active Indication in the Licensee Territory) (the “ Active Indication Exclusivity Restriction ”).

(iii) Licensee shall notify Licensor promptly following the commencement by Licensee or any of its Affiliates of any Clinical Studies with respect to a Targeted AIM that is not a Collaboration Compound.

5.8.2 Options With Respect to Restricted Products. Notwithstanding Section 5.8.1, if Licensee or any of its Affiliates, either (x) as a result of a merger, acquisition, or similar transaction (including an acquisition of assets), or (y) as a result of internal efforts for an indication permitted under Section 5.8.1(ii) prior to such indication becoming an Active Indication, obtains ownership of or a license to, or is acquired by or otherwise merges with an entity that owns or has a license to, a pharmaceutical product that includes a Targeted AIM as an active pharmaceutical ingredient that would otherwise result in a violation of the Licensed Indication Exclusivity Restriction or the Active Indication Exclusivity Restriction (a “ Restricted Product ”), then Licensee or its Affiliate shall promptly notify Licensor in writing and shall be required to elect to take one of the following actions:

(i) pay to Licensor a royalty on such Restricted Product during the period that the sale of such Restricted Product would result in a violation of the Licensed Indication Exclusivity Restriction or the Active Indication Exclusivity Restriction calculated as follows: Licensor shall pay a royalty on the portion of annual net sales (calculated in accordance with the definition of “Net Sales” herein, mutatis mutandis ) of the Restricted Product in the Licensee Territory that exceed the amount of net sales of such product in the Licensee Territory during the twelve- (12-) month period immediately prior to the transaction resulting in the

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

acquisition of the Restricted Product (or, if internally developed, during the twelve- (12-) month period immediately prior to the event causing the Restricted Product to be in violation of the Active Indication Exclusivity Restriction) (with net sales of a product not yet commercialized being deemed equal to zero) at a royalty rate of ten percent (10%) (and none of such net sales shall be aggregated together with Net Sales of Licensed Products for the purposes of determining the royalty rates applicable to Licensed Products) ( e.g. , if net sales of the Restricted Product in the Licensee Territory during the twelve- (12-) month period immediately prior to the acquisition of the Restricted Product are $100,000,000, after such acquisition Licensee would pay a royalty under this Section 5.8.2(i) equal to ten percent (10%) of the portion, if any, of annual net sales of the Restricted Product in the Licensee Territory in excess of $100,000,000);

(ii) cease and refrain from (and cause its Affiliates to refrain from) commercializing the Restricted Product in the applicable country;

(iii) divest, or cause its relevant Affiliate to divest, whether by asset sale, license, or otherwise, the Restricted Product in the applicable country within [***] days (or for such longer period as Licensee or its relevant Affiliate is actively engaged in bona fide efforts to divest such Restricted Product), in which event the development or commercialization of such Restricted Product during such period shall not constitute a breach of the Licensed Indication Exclusivity Restriction or the Active Indication Exclusivity Provision; it being acknowledged and agreed by the Parties that: (A) Licensee or its Affiliate shall be entitled to receive fees, milestones, and royalties on sales of the Restricted Product divested through a license, to Manufacture such Restricted Product for the acquirer or licensee of the Restricted Product, and to provide technology transfer, transition services, and other support in connection with the sale or license; and (B) Licensee or its Affiliate shall have the right to take back rights to the Restricted Product in the applicable country (x) at any time when the Licensed Indication Exclusivity Restriction and the Active Indication Exclusivity Restriction no longer applies, or (y) at any other time in the event of a breach of any license granted by Licensee or its Affiliate as its means of divesting its interest in such Restricted Product by the licensee, in which event under clause (y) Licensee or its Affiliate shall be required again to refrain from such commercialization, dives, or terminate this Agreement pursuant to Section 5.8.2(iv); or

(iv) terminate this Agreement with respect to the applicable Region in which such country is located in accordance with Section 12.3.2.

5.8.3 Licensed Indication in the Licensor Territory. In the event Licensee launches any product containing a Targeted AIM for a Licensed Indication in the United States prior to the [***] ([***]) anniversary of the First Commercial Sale of the first Licensed Product in the United States, then Licensor shall have the option to (but not the obligation to) repurchase all or any portion of the Licensor’s equity then held by Licensee or any of its Affiliates in accordance with Section 4.3(b) of the Securities Purchase Agreement.

5.9 Commercialization Arrangements in the Licensor Territory.

5.9.1 United States. The Parties agree that, during the Term, as and to the extent Licensor seeks to engage or contract with a U.S. Commercialization Partner, Licensee shall have the sole and exclusive right to be such U.S. Commercialization Partner. A “ U.S. Commercialization Partner ” means any Person other than Licensor or its Affiliate with the right

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

to promote, co-promote, perform details, market, distribute, sell, or offer for sale, (a) the Licensed Product containing the Initial Licensed Compound (or a Backup Compound) for any Licensed Indication (except for a Licensed Indication for which Licensee has launched a product containing a Targeted AIM in the United States), or (b) any Licensed Product containing a Collaboration Compound as to which Licensee has exercised its Collaboration Candidate Option, for any Licensed Indication which is an Active Indication (except for a Licensed Indication for which Licensee has launched a product containing a Targeted AIM in the United States), in each case ((a) and (b)), in the United States (whether exclusively, co-exclusively with Licensor, or non-exclusively), but excludes any Person who is a contract sales organization, a contract Third Party logistics organization, or a contract provider of marketing services (in each case, as distinct from a pharmaceutical, specialty pharmaceutical, or biopharmaceutical company with products other than the Licensed Products in development or being commercialized by such Person) with whom Licensor contracts on an outsourcing basis and in lieu of using Licensor’s own employees or infrastructure. If Licensor during the Term desires to have a U.S. Commercialization Partner, it shall so notify Licensee in writing, which such notice shall set forth the nature of the services or expertise it seeks in such U.S. Commercialization Partner and upon receipt of such notice, Licensee shall have a period of [***] days to determine whether it wishes to provide such services or assistance, and if to, notify Licensor in writing. Upon receipt of such notice from Licensee, the Parties will enter into exclusive, good faith negotiations with respect to the terms under which Licensee would provide such services or expertise, for a period of up to [***] days. In the event the Parties are not able to agree on the terms of such arrangement by the end of such period, then either Party, following the end of the [***] day period may refer such issue for resolution pursuant to Section 13.6, following which resolution both Parties shall have the right to either elect to enter into an arrangement in accordance with the terms determined pursuant to such resolution, or decline to do so. If Licensee declines to enter into such arrangement, Licensor shall have the right to engage a Third Party as a U.S. Commercialization Partner on terms that are no less favorable to Licensor, taken as a whole than those determined pursuant to the resolution. If Licensor declines to enter into such arrangement, Licensor shall not have the right to engage a Third Party as a U.S. Commercialization Partner. Licensor shall not, and shall cause its Affiliates not to, enter into any arrangement with a U.S. Commercialization Partner during the Term, except as set forth in this Section 5.9.1. Licensee acknowledges and agrees that (i) Licensor has no obligation to engage Licensee as a U.S. Commercialization Partner and retains all rights to Commercialize Licensed Products and products containing Targeted AIMs in the United States itself or through its Affiliates or one or more contract service providers as and to the extent set forth above; (ii) Licensee has no right to be a U.S. Commercialization Partner with respect to any Licensed Indication for which Licensee has launched a product containing a Targeted AIM in the United States; (iii) Licensee has not right to be a U.S. Commercialization Partner with respect to any Collaboration Candidate as to which it has not exercised its Collaboration Candidate Option, it being further understood that unless and until Licensee exercises its Collaboration Candidate Option, Licensor has all rights to sublicense to any Third Party the rights to Develop, obtain Regulatory Approval for, or Commercialize such Collaboration Candidate in the United States and such Third Party shall not be deemed a U.S. Commercialization Partner for the purpose of this Section 5.9.1; provided that Licensor shall give Licensee notice at least [***] days prior to entering into any such arrangement with any Third Party.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

5.9.2 Licensed Product in the Out-Licensed Territory. In the event Licensor’s license to Kyowa for Licensed Products in any country of the Out-Licensed Territory terminates at any time within [***] years following the Effective Date, Licensor shall notify Licensee in writing as to the country(ies) in which such termination has occurred. Licensee shall advise Licensor in writing, within [***] days following receipt of such notice from Licensor, whether Licensee desires to negotiate commercialization rights for the Licensed Product containing the Initial Licensed Compound (or a Backup Compound) in the subject country(ies). If Licensee is interested in obtaining such commercialization rights, the Parties shall negotiate in good faith for a period of up to [***] days after Licensee’s delivery of such notice to determine whether mutually agreeable terms can be achieved. Licensor shall not execute a license or commercialization agreement with a Third Party granting any such commercialization rights for Licensed Products in such country(ies) without the consent of Licensee prior to the termination of such [***]- ([***]) day period of negotiation. The foregoing provision shall not require Licensor to negotiate exclusively with Licensee, and if the Parties do not reach agreement within such [***]- ([***]) day period of negotiation, Licensor shall be permitted to grant commercialization rights for Licensed Products in the subject country(ies) of the Out-Licensed Territory, free and clear of any obligations to Licensee; provided such rights are granted on terms that are no less favorable to Licensor, taken as a whole than those last offered by Licensor to Licensee, where such rights are granted within [***] of the termination or expiration of negotiations between Licensee and Licensor with respect to such license. This provision shall not apply to Licensed Products that are other than the Licensed Product containing the Initial Licensed Compound (or a Backup Compound).

5.10 Backup Compounds .

5.10.1 Notification of Backup Candidates . In the event of a Compound Failure as determined under Section 5.10.2, Licensor will provide Licensee with all material Information regarding any Targeted AIMs (other than compounds that are then Licensed Compounds) Controlled by Licensor or an Affiliate with respect to which Licensor or any Affiliate is then performing or proposes to perform any pre-clinical or clinical development for any Renal Indication (each such compound, a “ Backup Candidate ”).

5.10.2 Selection of Backup Compound . If at any time the JDC (subject to the dispute resolution procedures set forth in Section 13.6.2) determines that a Compound Failure has occurred, then Licensee shall have the right, upon written notification to Licensor and without additional consideration to Licensor under Section 6.1, to require the JDC to select a Backup Candidate to become a Licensed Compound (such Backup Candidate, along with any metabolite, salt, hydrate, solvate, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer, or optically active form thereof, the “ Backup Compound ”) (which selection shall be subject to the dispute resolution procedures set forth in Section 13.6.2), and upon such selection the Backup Compound shall constitute a Licensed Compound for all purposes of this Agreement. Promptly thereafter, the Parties shall, through their representatives on the JDC (subject to the dispute resolution procedures set forth in Section 13.6.2), amend the Initial Development Plan to terminate the Development of the Licensed

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Compound that is then the subject of the Initial Development Plan (whether such Licensed Compound is the Initial Licensed Compound or a Backup Compound deemed a Licensed Compound pursuant to this Section 5.10.2 following a previous Compound Failure), and to provide for the Development of the Backup Compound. Licensor shall in no event be required to offer to Licensee as a Backup Candidate any Targeted AIM that is then under clinical development for any Retained Indication by Licensor or any of its Affiliates or licensees.

5.10.3 Development of the Backup Compound . If, after the selection of a Backup Compound and the amendment of the Initial Development Plan in connection therewith, the total Collaboration Costs incurred in connection with the Initial Development Activities (as so amended) exceed Two Hundred Ninety-Eight Million Dollars ($298,000,000), Licensor shall have the right to elect, at its sole discretion, either: (a) to continue to co-fund the Initial Development Activities for such Backup Compound with Licensee pursuant to Section 3.4.1, in which case all terms and conditions of this Agreement shall apply to such Backup Compound without modification; or (b) to discontinue to co-fund the Initial Development Activities for such Backup Compound with Licensee pursuant to Section 3.4.1, in which case: (1) Licensee shall have the right (but not the obligation) to continue to Develop such Backup Compound in accordance with the terms of this Agreement at its sole expense; (2) the licenses and rights of references granted by Licensee to Licensor under Section 5.2 shall exclude (A) any Licensee Patents, Licensee Know-How, Joint Patents, Joint Know-How, Regulatory Approvals and other Regulatory Documentation generated by Licensee in the course of conducting such Development of such Backup Compound at its sole expense and (B) any license or right or reference to obtain, maintain and hold Regulatory Approvals for, Develop or Manufacture Licensed Products containing such Backup Compound, except that in both cases, Licensor shall have a limited license and right to access, use and reference, solely to grant a sublicense and provide a right of access, use and reference to Kyowa with respect to any such Licensee Patents, Licensee Know-How, Joint Patents, Joint Know-How, Regulatory Approvals and other Regulatory Documentation, as and to the extent required under the Kyowa Agreement as determined by Licensor in good faith; and (3) the royalty rates set forth in Section 6.2.1 for Licensed Products containing such Backup Compound shall be reduced by seventy-five percent (75%), such that (x) the royalty rate applicable to that portion of aggregate Net Sales of Licensed Products containing such Backup Compound that is less than $3,000,000,000 shall be five percent (5%), (y) the royalty rate applicable to that portion of aggregate Net Sales of Licensed Products containing such Backup Compound that is equal to or greater than $3,000,000,000 but less than $5,000,000,000 shall be six percent (6%), and (z) the royalty rate applicable to that portion of aggregate Net Sales of Licensed Products containing such Backup Compound that is equal to or greater than $5,000,000,000 shall be seven percent (7%).

ARTICLE 6

PAYMENTS AND RECORDS

6.1 Milestone Payments.

6.1.1 Upfront Amount . No later than thirty (30) days following the Effective Date, Licensee shall pay Licensor an upfront amount equal to One Hundred and Fifty Million Dollars ($150,000,000). Such payment shall be noncreditable against any other payments due hereunder.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

6.1.2 Milestone Payments for Renal Indication for Initial Licensed Compound .

(i) Phase IIb Data. Promptly following the completion of the analysis of the secondary end point of the [Ongoing Phase IIb Study], Licensor shall provide to Licensee a complete data package therefor, and such other information as Licensee may reasonably request in connection with its evaluation of such data. Within thirty (30) days after receipt of all such data and information, the Parties shall endeavor to reach agreement as to whether such Clinical Data indicates that the Target Phase IIb CKD Conditions were met. If the Parties cannot agree as to whether the Target Phase IIb CKD Conditions were met, then the dispute shall be resolved pursuant to Section 13.6. If it is determined (by the Parties or pursuant to Section 13.6) that the Target Phase IIb CKD Conditions were met, then no later than thirty (30) days following such determination, Licensee shall pay Licensor a milestone payment equal to One Hundred Million Dollars ($100,000,000). Such payment shall be noncreditable against any other payments due hereunder.

(ii) Patient Enrollment in the Licensee Territory . No later than thirty (30) days following Licensor’s notification to Licensee that it has enrolled at least fifty (50) patients at sites in [the Major Markets and Austria, Belgium and Sweden] combined for the [diabetic CKD Study], Licensee shall pay Licensor a milestone payment equal to Fifty Million Dollars ($50,000,000). Such payment shall be noncreditable against any other payments due hereunder.

(iii) Phase III Data. Promptly following the completion of the [Diabetic CKD Study], Licensor shall provide to Licensee a complete data package therefor. Within thirty (30) days after receipt of all such data and information, the Parties shall endeavor to reach agreement as to whether such Clinical Data indicates that the Target Phase III CKD Conditions were met. If the Parties cannot agree as to whether the Target Phase III CKD Conditions were met, then the dispute shall be resolved pursuant to Section 13.6. If it is determined (by the Parties or pursuant to Section 13.6) that the Target Phase III CKD Conditions were met, then no later than thirty (30) days following such determination, Licensee shall pay Licensor a milestone payment equal to One Hundred Million Dollars ($100,000,000). Such payment shall be noncreditable against any other payments due hereunder. If the milestone payment provided for in this Section 6.1.2(iii) is made, then the payment for the milestone event described under Section 6.1.2(v) shall be applicable, and no payment shall be due under Section 6.1.2(vi) or Section 6.1.7. If the milestone payment provided for in this Section 6.1.2(iii) is not made for failure to meet the Target Phase III CKD Conditions, then no payment shall be due under Section 6.1.2(v), but alternative payments shall be made as set forth in Sections 6.1.2(vi) and Section 6.1.7, subject to the conditions thereof.

(iv) EMA Filing. Set forth on Schedule 6.1.2(iv) is a description of the deliverables of Licensor required to enable the filing by Licensee of the first MAA with the EMA for a Licensed Product containing the Initial Licensed Compound for the Renal Indication (“ Licensor EMA Deliverables ”). No later than thirty (30) days following the filing by Licensee of the first MAA with the EMA for the Licensed Product containing the Initial Licensed Compound for the Renal Indication, Licensee shall pay Licensor a milestone payment equal to (a)

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

if Licensor has delivered the Licensor EMA Deliverables within ten (10) Business Days of the filing by Licensor with the FDA of an sNDA that includes event data from the Phase III Clinical Study “Bardoxolone Methyl Evaluation in Patients with Chronic Kidney Disease and Type 2 Diabetes: eGFR and the Occurrence of Renal Events (BEACON),” Fifty Million] Dollars ($50,000,000) or (b) if Licensor has delivered the Licensor EMA Deliverables following the tenth (10 th ) Business Day but within twenty (20) Business Days after such filing by Licensor, Twenty-Five Million Dollars ($25,000,000). No milestone payment shall be payable if Licensor has not delivered the Licensor EMA Deliverables within twenty (20) Business Days after such filing by Licensor. Any such payment shall be noncreditable against any other payments due hereunder.

(v) Regulatory Approvals. If the payment under Section 6.1.2(iii) was due, then, no later than thirty (30) days following the receipt by Licensee of Regulatory Approval in each [Major Market] for the first Licensed Product containing the Initial Licensed Compound that meets the Target CKD Approval Profile in each of the five (5) Major Markets, Licensee shall pay Licensor the following milestone payment for each such country. Such payments shall be made country-by-country without regard to whether approvals have yet been obtained in other Major Markets, and shall be noncreditable against any other payments due hereunder.

Major Market	Milestone Payment
[***]	$	[10 Million	]
[***]	$	[15 Million	]
[***]	$	[10 Million	]
[***]	$	[7.5 Million	]
[***]	$	[7.5 Million	]

(vi) First Commercial Sale. No later than [thirty (30)] days following the First Commerical Sale of a Licensed Product containing the Initial Licensed Compound for the Renal Indication in the third Major Market (after the First Commercial Sale of such Licensed Product has occurred in two (2) other Major Markets), if the milestone payment provided for in Section 6.1.2(iii) for Phase III data was not made for failure to meet the Target Phase III CKD Conditions, then Licensee shall pay Licensor a milestone payment equal to [Fifty Million] Dollars ($50,000,000). Such payment shall be noncreditable against any other payments due hereunder.

(vii) Generally. No milestone payment in this Section 6.1.2 will be made more than once irrespective of the number of Licensed Products that have achieved the milestone events set forth in this Section 6.1.2. If the Target Phase III CKD Conditions are met, then the maximum aggregate amount payable by Licensee pursuant to this Section 6.1.2 is Three Hundred Fifty Million Dollars ($350,000,000); if the Target Phase III CKD Conditions are not met, then the maximum aggregate amount payable by Licensee pursuant to this Section 6.1.2 is Two Hundred Fifty Million Dollars ($250,000,000).

.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

6.1.3 Milestone Payments for Cardiovascular Indication for a Collaboration Compound .

(i) Phase II CV Study. No later than thirty (30) days following the later of the Initiation by Licensor of the first Phsae II Clincial Study for a Collaboration Compound in the Cardiovascular Indication and Licensee’s exercise of the Collaboration Candidate Option for the Collaboration Compound that is the subject of the Phase II Clincial Study, Licensee shall pay Licensor a milestone payment equal to Fifty Million Dollars ($50,000,000). Such payment shall be noncreditable against any other payments due hereunder.

(ii) Phase III CV Study. No later than thirty (30) days following the Initiation by Licensor of the first Phase III Clincal Study for a Collaboration Compound in the Cardiovascular Indication, Licensee shall pay Licensor a milestone payment equal to One Hundred Million Dollars ($100,000,000); Such payment shall be noncreditable against any other payments due hereunder.

(iii) EMA Filing. No later than thirty (30) days following Licensee’s filing of the first MAA for a Licensed Product containing a Collaboration Compound for the Cardiovascular Indication with the EMA, Licensee shall pay Licensor a milestone payment equal to Fifty Million Dollars ($50,000,000). Such payment shall be noncreditable against any other payments due hereunder.

(iv) Regulatory Approvals. No later than thirty (30) days following the receipt by Licensee of Regulatory Approval in each Major Market for a Licensed Product containing a Collaboration Compound, which approval includes an approval for the Cardiovascular Indication, in each of the five (5) Major Markets, Licensee shall pay Licensor the following milestone payment for each such country. Such payments shall be made country-by-country without regard to whether approvals have yet been obtained in other Major Markets, and shall be noncreditable against any other payments due hereunder.

Major Markets	Milestone Payment
[France]	$20 Million
[Germany]	$30 Million
[Italy]	$20 Million
[Spain]	$15 Million
[United Kingdom]	$15 Million

(v) Generally. No milestone payment in this Section 6.1.3(iv) will be made more than once irrespective of the number of Licensed Products that have achieved the milestone events set forth in this Section 6.1.3. The maximum aggregate amount payable by Licensee pursuant to this Section 6.1.3 is [Three Hundred Million] Dollars ($[300,000,000]).

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

6.1.4 Milestone Payments for Metabolic Indication for a Collaboration Compound .

(i) Phase II Metabolic Study. No later than thirty (30) days following the later of the Initiation by Licensor of the first Phase II Clinical Study for a Collaboration Compound in the Metabolic Indication and Licensee’s exercise of the Collaboration Candidate Option for the Collaboration Compound that is the subject of the Phase II Clinical Study, Licensee shall pay Licensor a milestone payment equal to Fifty Million Dollars ($50,000,000). Such payment shall be noncreditable against any other payments due hereunder.

(ii) Phase III Metabolic Study. No later than thirty (30) days following the Initiation by Licensor of the first Phase III Clinical Study for a Collaboration Compound for the Metabolic Indication, Licensee shall pay Licensor a milestone payment equal to One Hundred Million Dollars ($100,000,000). Such payment shall be noncreditable against any other payments due hereunder.

(iii) EMA Filing. No later than thirty (30) days following Licensee’s filing of the first MAA for a Licensed Product containing a Collaboration Compound for the Metabolic Indication with the EMA, Licensee shall pay Licensor a milestone payment equal to Fifty Million Dollars ($50,000,000). Such payment shall be noncreditable against any other payments due hereunder.

(iv) Regulatory Approvals. No later than thirty (30) days following the receipt by Licensee of Regulatory Approval for a Licensed Product containing a Collaboration Compound, which approval includes an approval for the Metabolic Indication, in each of the five (5) Major Markets, Licensee shall pay Licensor the following milestone payment for each such country. Such payments shall be made country-by-country without regard to whether approvals have yet been obtained in other Major Markets, and shall be noncreditable against any other payments due hereunder.

Major Market	Milestone Payment
[***]	$20 Million
[***]	$30 Million
[***]	$20 Million
[***]	$15 Million
[***]	$15 Million

(v) Generally. No milestone payment in this Section 6.1.4 will be made more than once irrespective of the number of Licensed Products that have achieved the milestone events set forth in this Section 6.1.4. The maximum aggregate amount payable by Licensee pursuant to this Section 6.1.4 is Three Hundred Million Dollars ($300,000,000).

6.1.5 Interplay of Sections 6.1.3 and 6.1.4. If a Licensed Product containing a particular Collaboration Compound achieves a milestone under either Section 6.1.3 or Section 6.1.4, and thereafter achieves the equivalent milestone under the other of such Sections, no payment shall be due in respect of the second of such (i.e., equivalent) milestone achievements, so that Licensee’s aggregate milestone payment obligation with respect to any particular Collaboration Compound shall not exceed Three Hundred Million Dollars ($300,000,000). If the equivalent milestone events under Sections 6.1.3 and 6.1.4 are triggered by Licensed Products containing different Licensed Compounds, then milestone payments shall be due under each of Section 6.1.3 and Section 6.1.4 for such equivalent events

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

6.1.6 Milestone Payments for Backup Compounds . No milestone payments shall be payable with respect to: (i) any Licensed Product containing a Backup Compound, or (ii) any Licensed Product containing a Collaboration Compound for a Renal Indication.

6.1.7 Contingent Sales Milestone . In the event that the milestone payment for Phase III data in the Diabetic CKD Study under Section 6.1.2(iii) was not made for failure to meet the Target Phase III CKD Conditions, then Licensee shall pay to Licensor a one-time lump sum milestone payment of Fifty Million Dollars ($50,000,000) within ninety (90) days following the end of the first full Calendar Year in which aggregate Net Sales of a Licensed Product containing the Initial Licensed Compound in the Licensee Territory first exceeds One Billion Dollars ($1,000,000,000). The payment provided for in this Section 6.1.7 shall be payable no more than once, and shall not apply to any Licensed Product which does not contain the Initial Licensed Compound.

6.2 Royalties.

6.2.1 Royalty Rates . As further consideration for the rights granted to Licensee hereunder, subject to Section 5.10.3 and Section 6.2.3, commencing upon the date of the first Commercial Sale of a Licensed Product in the Licensee Territory, Licensee shall pay to Licensor a royalty on Net Sales of each Licensed Product in the Licensee Territory (excluding Net Sales of each Licensed Product in any country in the Licensee Territory for which the Royalty Term for such Licensed Product in such country has expired) during each Calendar Year at the following rates:

Net Sales in the Licensee Territory of all Licensed Products Containing the Same Licensed Compound	Royalty Rate
For that portion of aggregate Net Sales of all Licensed Products containing the same Licensed Compound in the Licensee Territory during a Calendar Year less than $3,000,000,000	20%
For that portion of aggregate Net Sales of all Licensed Products containing the same Licensed Compound in the Licensee Territory during a Calendar Year equal to or greater than $3,000,000,000 but less than $5,000,000,000	24%
For that portion of aggregate Net Sales of all Licensed Products containing the same Licensed Compound in the Licensee Territory during a Calendar Year equal to or greater than $5,000,000,000	28%

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

The royalty tiers set forth in the table above shall apply separately to Licensed Products that contain different Licensed Compounds. For example, if Net Sales for all Licensed Products containing the Initial Licensed Compound in the Licensee Territory during a Calendar Year are $2,000,000,000, and Net Sales during for all Licensed Products containing a Licensed Compound different from the Initial Licensed Compound in the Licensee Territory during such Calendar Year are $2,500,000,000, then all such Net Sales for both sets of Licensed Products during such Calendar Year shall bear a royalty rate of 20%.

With respect to each Licensed Product in each country in the Licensee Territory, from and after the expiration of the Royalty Term for such Licensed Product in such country, Net Sales of such Licensed Product in such country shall be excluded for purposes of calculating the Net Sales thresholds and ceilings set forth in this Section 6.2.1.

6.2.2 Royalty Term . Licensee shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country after the Royalty Term for such Licensed Product in such country has expired.

6.2.3 Reductions . Notwithstanding the foregoing:

(i) in the event that in any country in the Licensee Territory during the Royalty Term for a Licensed Product unit sales of all Generic Products in such country in a Calendar Quarter (A) exceed ten percent (10%) of the sum of unit sales of such Licensed Product and all Generic Products in such country, Net Sales of such Licensed Product in such country shall from the first day of such Calendar Quarter and thereafter during such Royalty Term be multiplied by seventy-five percent (75%) for purposes of calculating royalties and Net Sales thresholds and ceilings pursuant to Section 6.2.1, (B) exceed twenty percent (20%) of the sum of unit sales of such Licensed Product and all Generic Products in such country, Net Sales of such Licensed Product in such country shall from the first day of such Calendar Quarter and thereafter during such Royalty Term be multiplied by fifty percent (50%) for purposes of calculating royalties and Net Sales thresholds and ceilings pursuant to Section 6.2.1, and (C) exceed fifty percent (50%) of the sum of unit sales of such Licensed Product and all Generic Products in such country, Net Sales of such Licensed Product in such country shall from the first day of such Calendar Quarter and thereafter during such Royalty Term be multiplied by twenty-five percent (25%) for purposes of calculating royalties and Net Sales thresholds and ceilings pursuant to Section 6.2.1;

(ii) in the event that the Parties are unable to obtain Regulatory Approval (including pricing and reimbursement approval) in at least one (1) Major Market prior to [***], of a Licensed Product containing the Initial Licensed Compound, and provided that Licensee has complied with its diligence obligations with respect to its prosecution of the MAA for such Licensed Product and pursuit of all relevant pricing and reimbursement approvals, then the royalty rate set forth in the table in Section 6.2.1 for the Licensed Product containing the Initial Licensed Compound or any Backup Compound, for the first tier of sales (first $3 billion) shall be reduced at the rate of one percentage point (1%) ( e.g. , from twenty percent (20%) to nineteen percent (19%)) for each full calendar month, or portion thereof, by which the date of such first Regulatory Approval (including pricing and reimbursement approval) in a Major Market is later than [***] (up to a maximum reduction of five percentage points (5%)); this clause (ii) shall not apply to the second or third tier of royalty rates (Net Sales above $3 billion) and shall not apply to Licensed Products other than those containing the Initial Licensed Compound or any Backup Compound;

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(iii) in the event that Licensee enters into an agreement with a Third Party in order to obtain a license under a Patent or intellectual property right Controlled by such Third Party in a particular country pursuant to Section 7.6.1, Licensee shall be entitled to deduct from any royalties payable hereunder with respect to that country fifty percent (50%) of all upfront payments, milestone payments, royalties, and other amounts paid to such Third Party in respect of such agreement;

(iv) In the event that a court or a governmental agency of competent jurisdiction requires Licensee or any of its Affiliates or Sublicensees to grant a compulsory license to a Third Party permitting such Third Party to make and sell a Licensed Product in a country in the Licensee Territory, then, for the purposes of calculating the royalties payable with respect to such Licensed Product under Section 6.2.1, fifty percent (50%) of the Net Sales of such Licensed Product in such country shall be disregarded; and

(v) Licensee shall have the right to deduct costs in accordance with Section 7.4.1;

Provided, however, that regardless of the adjustment mechanisms of clauses (i) – (v) above, the average royalty rate payable by Licensee, for all Net Sales within the Licensee Territory where the Royalty Term then remains in effect (without any diminution of the Net Sales calculation pursuant to clause (i)) shall not be less than eight percentage points (8%) in any single Calendar Year. Reductions in royalties pursuant to the adjustment mechanisms of clauses (i) – (v) above that are not used to reduce the royalties due to Licensor in a particular Calendar Quarter on account of the previous sentence shall be carried over to subsequent Calendar Quarters until fully used in accordance with clauses (i) – (v) above.

6.3 Royalty Payments and Reports . Licensee shall calculate all amounts payable to Licensor pursuant to Section 6.2 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 6.4. Licensee shall pay to Licensor the royalty amounts due with respect to a given Calendar Quarter within [***] days after the end of such Calendar Quarter. Each payment of royalties due to Licensor shall be accompanied by a statement of the amount of gross sales and Net Sales (and the calculations thereof) of each Licensed Product in each country the Licensee Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter. Without limiting the generality of the foregoing, Licensee shall require its Affiliates and Sublicensees to account for its Net Sales and to provide such reports with respect thereto as if such sales were made by Licensee. At Licensor’s reasonable request, Licensee shall provide Licensor with additional information necessary for Licensor to comply with its royalty reporting obligations under any Third Party license agreements.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

6.4 Mode of Payment All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with GAAP. Such standard conversion methodology shall be based upon the Monthly Average Exchange Rate. “Monthly Average Exchange Rate” means simple average of prior month-end Exchange Rate and current month-end Exchange Rate based on 9:00 AM Central Time Bloomberg screen on the penultimate Business Day of the corresponding month, and “Exchange Rate” means, with respect to a Business Day, the spot bid rate for X currencies and spot ask rate for non-X currencies for the conversion of the applicable country’s currency to Dollars as reported at 9:00 AM Central Time Bloomberg screen on the penultimate Business Day.

6.5 Taxes

6.5.1 Deduction or Withholding of Tax. The milestones and royalties payable by Licensee to Licensor pursuant to this Agreement (each a “ Payment ”) shall not be reduced on account of any taxes unless required by Applicable Laws. Licensee shall deduct or withhold from the Payments any taxes that it is required by Applicable Laws to deduct or withhold on Licensor’s behalf. If any Payment is subject to a deduction or withholding of tax, the Licensor and Licensee shall use commercially reasonable efforts to perform all acts (including by executing all appropriate documents) so as to enable Licensor to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such tax, Licensee shall pay the applicable tax to the appropriate government authority, shall deduct the amount paid from the amount due Licensor, and shall provide to Licensor evidence of such payment within [***] days following such payment. If Licensee has not received evidence, in a form satisfactory to Licensee, at least [***] days prior to the time that a Payment is due, of Licensor’s entitlement under an applicable treaty to a reduced rate or elimination of the applicable tax, Licensee may withhold with respect to such Payment as if no double taxation agreement or treaty applied.

6.5.2 Licensee Withholding Tax Action. Subject to Section 6.5.3, if Licensee (or Licensee’s Affiliates or successors) is required to make a Payment to Licensor subject to a deduction or withholding of tax, as described in Section 6.5.1, then if such deduction or withholding of tax obligation is increased solely as a result of the assignment or transfer of all or a portion of this Agreement by Licensee as permitted under Section 13.3, or there is a change, whether by corporate continuance, merger or other means, in the tax residency of Licensee from that represented in Section 10.1.6, or the Payments arise or are deemed to arise through a permanent establishment, branch or similar place of business of Licensee in a jurisdiction other than the country in which Licensee is organized (each a “ Licensee Withholding Tax Action ”), then notwithstanding Section 6.5.1, the Payment by Licensee (in respect of which such deduction and withholding of tax is required to be made) shall be increased by the amount necessary (the “ Additional Amount ”) to ensure that Licensor receives an amount equal to the same amount that it would have received had no Licensee Withholding Tax Action occurred. In the case where the sum of the Payment and the aggregate of Payments made on and after the Effective Date (the “ Aggregate Payments ”) exceed the Threshold Amount (as defined in Section 6.5.3) the

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Additional Amount shall be based solely on a portion of the Payment that is equal to the amount derived by subtracting the Aggregate Payments from the Threshold Amount. Furthermore, Licensor shall pay Licensee an amount equal to any reduction in tax realized by Licensor, or any of its Affiliates or successors, that is due to a deduction or credit for, or refund of, any withholding taxes that gave rise to the payment of an Additional Amount. The aggregate of all payments made by Licensor to Licensee pursuant to the preceding sentence, if any, shall not exceed the aggregate of the Additional Amounts paid by Licensee to Licensor. All payments due to Licensee pursuant to the two preceding sentences shall be paid not later than [***] days following the filing of the tax return or other report in which such deduction, credit or refund is claimed.

6.5.3 Payment of Additional Amount. Section 6.5.2 shall only apply if each of the following applies: (i) Licensor has not changed its tax residency from that represented in Section 10.1.6; (ii) Licensor is the beneficial owner of the Payments; and (iii) at the time a Payment is due, the aggregate of Payments (in the event not including such Payment) paid by the Licensee since the Effective Date does not exceed $250,000,000 (the “ Threshold Amount ”).

6.5.4 Indirect Taxes. Except as otherwise provided in this Section 6.5, each Party shall be liable for and shall pay the taxes which are imposed on it under Applicable Law arising from, or attributable to, any Payment.

6.6 Interest on Late Payments If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***] basis points above LIBOR, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

6.7 Financial Records Each Party shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to Net Sales of Licensed Products, as applicable, and Development of the Licensed Products and Collaboration Candidates, including books and records of actual expenditures with respect to the budgets set forth in each Development Plan and Budget, in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its obligations under this Agreement. Such books and records shall be retained by such Party and its Affiliates until the later of (i) [***] years after the end of the period to which such books and records pertain (or, with respect to costs and expenses reimbursed by the Opting-Out Party pursuant to Section 3.7.4 or reimbursed by Licensee pursuant to Section 3.7.5, [***] years after the date of reimbursement of such costs and expenses), and (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

6.8 Audit At the request of the other Party, each Party shall, and shall cause its Affiliates to, permit an independent auditor designated by the other Party and reasonably acceptable to the audited Party, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 6.7 to ensure the accuracy of all reports and payments made hereunder. Such examinations may not (i) be conducted for any Calendar Quarter more than [***] years after the end of such quarter (or, with respect to costs and expenses reimbursed by the Opting-Out Party pursuant to Section 3.7.4 or by Licensee pursuant to Section 3.7.5, be conducted more than [***] years after the date of reimbursement of such costs and expenses), (ii) be

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

conducted more than [***] in any [***] period (unless a previous audit during such [***] period revealed an underpayment with respect to such period) or (iii) be repeated for any Calendar Quarter. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than [***] percent ([***]%) from the reported amounts, in which case the audited Party shall bear the cost of the audit. Unless disputed pursuant to Section 6.9 below, if such audit concludes that (x) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 6.6 or (y) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((x) or (y)), within [***] days after the date on which such audit is completed by the auditing Party.

6.9 Audit Dispute In the event of a dispute with respect to any audit under Section 6.8, Licensor and Licensee shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “ Arbitrator ”). The decision of the Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Arbitrator shall determine. Not later than [***] days after such decision and in accordance with such decision, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 6.6, or the auditing Party shall reimburse such excess payments, as applicable.

6.10 Confidentiality The receiving Party shall treat all information subject to review under this Article 6 in accordance with the confidentiality provisions of Article 9 and the Parties shall cause the Arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

6.11 Diagnostic or Veterinary Products . The royalties in Section 6.2 shall not apply to Development and Commercialization of Licensed Products for diagnostic or veterinary use, or for uses solely for screening patients who have been diagnosed with a disease, state, or condition for eligibility to be treated for such disease, state, or condition with a Licensed Product or for monitoring patients who are or have been treated with a Licensed Product. In the event that a Licensed Product is Developed for any such purposes, the Parties shall negotiate a downward adjustment to such royalties for the sale of such Licensed Product that reflects the commercial potential of such Licensed Product and standard commercial terms in the industry for diagnostic or veterinary products, as applicable.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1 Ownership of Intellectual Property

7.1.1 Ownership of Technology. As between the Parties, each Party shall own and retain all right, title, and interest in and to any and all: (i) Information and inventions that are conceived, discovered, developed, or otherwise made by or on behalf of such Party (or its

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Affiliates or Sublicensees) under or in connection with this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto, except to the extent that any such Information or invention or any Patent or intellectual property rights with respect thereto, is Joint Know-How or Joint Patents, and (ii) other Information, inventions, Patents and other intellectual property rights that are owned or otherwise Controlled (other than pursuant to the license grants set forth in Sections 5.1 and 5.2) by such Party, its Affiliates or its licensees or Sublicensees. Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, licensees and Sublicensees to so disclose, the development, making, conception or reduction to practice of any such Information, inventions, Patents and other intellectual property rights that are conceived, discovered, developed, or otherwise made under or in connection with this Agreement pertaining to any Licensed Product or Collaboration Compound in any Licensed Indication

7.1.2 Ownership of Joint Patents and Joint Know-How. As between the Parties, the Parties shall each own an equal, undivided interest in any and all (i) Information and inventions that are conceived, discovered, developed or otherwise made: (a) by or on behalf of either Party or its Affiliates or Sublicensees in connection with the work conducted under or in connection with (1) Joint Development Activities or (2) Initial Development Activities conducted after the aggregate Collaboration Costs incurred with respect to Initial Development Activities exceeds the Initial Development Costs other than Initial Development Activities funded solely by Licensee pursuant to section 5.10.3 or (b) jointly by or on behalf of Licensor or its Affiliates or Sublicensees, on the one hand, and Licensee or its Affiliates, on the other hand, in connection with the work conducted under or in connection with this Agreement, in each case ((a) and (b)) whether or not patented or patentable (the “ Joint Know-How ”) and (ii) Patents (the “ Joint Patents ”) and other intellectual property rights with respect thereto (together with Joint Know-How and Joint Patents, the “ Joint Intellectual Property Rights ”). Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, licensees and Sublicensees to so disclose, the development, making, conception or reduction to practice of any Joint Know-How or Joint Patents. Subject to the licenses and rights of reference granted under Sections 5.1 and 5.2 and the Parties’ respective exclusivity obligations hereunder, each Party shall have the right to Exploit the Joint Intellectual Property Rights without a duty of seeking consent or accounting to the other Party.

7.1.3 United States Law. The determination of whether Information and inventions are conceived, discovered, developed, or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the Effective Date irrespective of where such conception, discovery, development or making occurs.

7.1.4 Assignment Obligation. Each Party will cause all Persons who perform clinical development activities, Manufacturing process development activities or regulatory activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to case such Person to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, provide a license under) their rights in any inventions resulting therefrom to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions which have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained).

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

7.1.5 CREATE Act. Notwithstanding anything to the contrary in this Article 7, neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “ CREATE Act ”) when exercising its rights under this Article 7 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings, or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

7.1.6 Patent Listings. Licensee shall have the sole right to make all filings with Regulatory Authorities in the Licensee Territory with respect to Licensor Patents, Licensee Patents, and Joint Patents as required or allowed under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents, provided that Licensee shall consult with Licensor to determine the course of action with respect to such filings. Licensor shall (i) provide to Licensee all Information, including a correct and complete list of Licensor Patents covering any Licensed Product or otherwise necessary or reasonably useful to enable Licensee to make such filings with Regulatory Authorities in the Licensee Territory with respect to such Patents, and (ii) cooperate with Licensee’s reasonable request in connection therewith, including meeting any submission deadlines, in each case, to the extent required or permitted by Applicable Law.

7.1.7 Ownership of Corporate Names. As between the Parties, Licensor shall retain all right, title and interest in and to its Corporate Names.

7.2 Maintenance and Prosecution of Patents .

7.2.1 Patent Prosecution and Maintenance of Licensor Patents. Licensor shall have the right, but not the obligation, through the use of internal or outside counsel reasonably acceptable to Licensee (which shall include Licensor’s current outside counsel as of the Execution Date), to prepare, file, prosecute, and maintain the Licensor Patents worldwide, at Licensor’s sole cost and expense. Licensor shall keep Licensee fully informed of all step with regard to the preparation, filing, prosecution, and maintenance of Licensor Patents, including by providing Licensee with a copy of material communications to and from any patent authority in the Territory regarding such Licensor Patents, and by providing Licensee drafts of any material filings or responses to be made to such patent authorities in the Licensee Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Licensee to review and comment thereon. Licensor shall consider in good faith the requests and suggestions of Licensee with respect to such Licensor drafts and with respect to strategies for filing and prosecuting the Licensor Patents in the Licensee Territory. Notwithstanding the foregoing, Licensor shall promptly inform Licensee of any adversarial patent office proceeding or sua sponte filing, including a request for, or filing or declaration of, any interference, opposition, or reexamination relating to a Licensor Patent in the Territory. The Parties shall thereafter consult and cooperate to determine a course of action with respect to any such proceeding in the Licensee Territory and Licensor shall consider in good faith all comments, requests and suggestions

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

provided by Licensee. Licensor shall not initiate any such adversarial patent office proceeding relating to a Licensor Patent in the Licensee Territory without first consulting Licensee. In the event that Licensor decides not to prepare, file, prosecute, or maintain a Licensor Patent in a country in the Licensee Territory, Licensor shall provide reasonable prior written notice to Licensee of such intention (which notice shall, in any event, be given no later than [***] days prior to the next deadline for any action that may be taken with respect to such Licensor Patent in such country), and subject to the rights of Dartmouth and UT under the Dartmouth Agreement and the UT Agreement, Licensee shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Licensor Patent in such country on Licensor’s behalf. Upon Licensee’s written acceptance of such option, Licensee shall assume the responsibility and control for the preparation, filing, prosecution, and maintenance of such specific Licensor Patent, as well as all costs that accrue in connection therewith. In such event, Licensor shall reasonably cooperate with Licensee in such country as provided under Section 7.2.4.

7.2.2 Patent Prosecution and Maintenance of Licensee Patents. Licensee shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the Licensee Patents worldwide, at Licensee’s sole cost and expense. Licensee shall keep Licensor fully informed of all steps with regard to the preparation, filing, prosecution, and maintenance of Licensee Patents, including by providing Licensor with a copy of material communications to and from any patent authority in the Territory regarding such Licensee Patents, and by providing Licensor drafts of any material filings or responses to be made to such patent authorities in the Licensor Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Licensor to review and comment thereon. Licensee shall consider in good faith the requests and suggestions of Licensor with respect to such Licensee drafts and with respect to strategies for filing and prosecuting the Licensor Patents in the Licensor Territory. In the event that Licensee decides not to prepare, file, prosecute, or maintain a Licensee Patent in a country in the Licensor Territory, Licensee shall provide reasonable prior written notice to Licensor of such intention (which notice shall, in any event, be given no later than [***] days prior to the next deadline for any action that may be taken with respect to such Licensee Patent in such country), and Licensor shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Licensee Patent in such country. Upon Licensor’s written acceptance of such option, all right and title to such Licensee Patent in such country shall be transferred to Licensor, and thereafter, all costs of such preparation, filing, prosecution, and maintenance shall be the sole responsibility of Licensor. Licensor shall promptly provide Licensee with the appropriate documents for transfer of ownership of such Licensee Patent in such country and Licensee shall promptly execute all such documents at Licensor expense. Notwithstanding the foregoing transfer of ownership, Licensee shall reasonably cooperate with Licensor in such country as provided under Section 7.2.4.

7.2.3 Patent Prosecution and Maintenance of Joint Patents. The Parties shall share the out-of-pocket external cost of the preparation, filing, prosecution, and maintenance of any Joint Patents applications for Joint Patents based on the portion of the Territory involved ( i.e. , Licensee pays such costs for preparation, filing, prosecution, and maintenance in the Licensee Territory and Licensor pays such costs for preparation, filing,

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

prosecution, and maintenance in the Licensor Territory). In connection with the foregoing, Licensee shall administer each such filing, prosecution, and maintenance of any such applications for Joint Patents, or Joint Patents, in each country in the Licensee Territory, and Licensee shall provide Licensor a reasonable opportunity to review, comment on, and approve (not to be unreasonably withheld) in advance any material filings and correspondence with applicable patent offices with respect thereto. Licensor shall administer each such filing, prosecution, and maintenance of any such applications for Joint Patents, or Joint Patents, in each country in the Licensor Territory, and Licensor shall provide Licensee a reasonable opportunity to review, comment on, and approve (not to be unreasonably withheld) in advance any material filings and correspondence with applicable Patent offices with respect thereto. Licensee and Licensor shall reasonably cooperate as provided under Section 7.2.4, and shall endeavor to keep the other Party fully up-to-date with respect to such filing, prosecution, and maintenance efforts.

7.2.4 Cooperation. The Parties agree to cooperate fully in the preparation, filing, prosecution, and maintenance of the Licensor Patents, Licensee Patents, and Joint Patents in the Territory under this Agreement. Cooperation shall include:

(i) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to (A) effectuate the ownership of intellectual property set forth in Section 7.1.1 and 7.1.2, (B) enable the other Party to apply for and to prosecute Patent applications in the Territory, and (C) obtain and maintain any Patent extension, supplementary protection certificates, and the like with respect to the Licensor Patents, Licensee Patents, and Joint Patents in the Territory, each of (A), (B), and (C) to the extent provided for in this Agreement;

(ii) consistent with this Agreement, assisting in any license registration processes with applicable governmental authorities that may be available in the Territory for the protection of a Party’s interests in this Agreement; and

(iii) promptly informing the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution, or maintenance of any such Licensor Patents, Licensee Patents, or the Joint Patents in the Territory.

In addition, Licensee agrees to use reasonable efforts to promptly provide to Licensor notice and copies of (or citations to) any publications that Licensee’s intellectual property personnel (and Licensee’s scientific and technical personnel working with such intellectual property personnel) involved in either the intellectual property diligence review conducted by Licensee in anticipation of executing this Agreement, or involved in the patent prosecution or enforcement related activities provided for in this Agreement, reasonably believe would constitute prior art required to be disclosed in any patent applications within the Licensor Patents (to the extent not already disclosed therein) to the extent such personnel become reasonably aware of such publications and their relationship to the Licensor Patents.

7.2.5 Patent Term Extension and Supplementary Protection Certificate. Upon receiving Regulatory Approval for a Licensed Product in any country in the Licensee Territory, the Parties shall coordinate the application for any patent term extension or supplementary protection certificates that may be available, and the Parties shall determine jointly for which Patent(s) the Parties shall apply for patent term extension for a particular Licensed

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Product in the Licensee Territory. If the Parties do not agree on the patents that should be the subject of the application for patent term extension in a particular country in the Licensee Territory, Licensee shall have the right to determine for which Patent(s) the Parties shall apply for patent term extension for a particular Licensed Product in the Licensee Territory; provided that with respect to each such determination, neither the effect of such decision on a Royalty Term hereunder nor the effect of such decision on sales, profit or market share of any o product (other than a Licensed Product) marketed or sold by Licensee or any of its Affiliates in the Licensee Territory shall be taken into account. Licensee shall have the primary responsibility of applying for any extension or supplementary protection certificate in the Licensee Territory. Licensee shall keep Licensor fully informed of its efforts to obtain such extension or supplementary protection certificate. Licensor shall provide prompt and reasonable assistance, as requested by Licensee, including by taking such action as patent holder as is required under any Applicable Law to obtain such patent extension or supplementary protection certificate. Licensee shall pay all expenses in regard to obtaining the extension or supplementary protection certificate in the Licensee Territory.

7.3 Enforcement of Patents

7.3.1 Licensor Patents. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the Licensor Patents by a Third Party in the Territory of which such Party becomes aware (the “Licensor Patent Infringement ”) (including alleged or threatened infringement based on the development, commercialization, or an application to market a product containing a Licensed Compound in the Territory (the “ Product Infringement ”)). As between the Parties but subject to the rights of Dartmouth under the Dartmouth Agreement and Dartmouth and UT under the UT Agreement, Licensee shall have the first right, but not the obligation, to prosecute any Product Infringement in the Licensee Territory (the “ Licensee Prosecuted Infringements ”) at its sole expense. In the event Licensee prosecutes any Licensee Prosecuted Infringement, Licensor shall have the right to joint as a party to such claim, suit or proceeding in the Licensee Territory and participate with its own counsel at its own expense, provided that Licensee shall retain control of the prosecution of such claim, suit or proceeding. During any such claim, suit or proceeding, Licensee shall: (i) provide Licensor with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit or proceeding, in sufficient time to allow Licensor to review, consider and substantively comment thereon; (ii) reasonably consider taking action to incorporate Licensor comments on all such official papers and statements; (iii) allow Licensor the opportunity to participate in the preparation of witnesses and other participants in such claim, suit or proceeding; and (iv) not settle any such claim, suit, or proceeding except in a manner that it believes in good faith is in the best interests of the Licensed Products (without taking into consideration products in Licensee’s portfolio that are not Licensed Products). If Licensee does not take commercially reasonable steps to prosecute a Licensee Prosecuted Infringement (i) within [***] days following the first notice provided above with respect to the Licensee Prosecuted Infringement, or (ii) provided such date occurs after the first such notice of the Licensee Prosecuted Infringement is provided, [***] Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then, Licensor may prosecute the Licensee Prosecuted Infringement. As between the Parties, Licensor shall have the sole right, but not the obligation, to: (a) prosecute any Licensor Patent Infringement (including a Product Infringement) in the Licensor Territory at its own expense in its sole discretion, and (b) prosecute any Licensor Patent Infringement in the Licensee Territory that is not a Licensee Prosecuted Infringement.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

7.3.2 Licensee Patents. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the Licensee Patents by a Third Party in the Territory of which such Party becomes aware (including infringement based on the development, commercialization, or an application to market a product containing a Licensed Compound in the Territory). Licensee shall have the first right, but not the obligation, to prosecute any such infringement at its own expense in the Territory and Licensee shall retain control of the prosecution of such suit. Licensor shall have the right to join as a party to such suit in the Licensor Territory and participate with its own counsel; provided that Licensee shall retain control of the prosecution of such suit. If Licensee does not take commercially reasonable steps to prosecute the alleged or threatened infringement in the Licensor Territory (i) within [***] days following the first notice provided above with respect to such alleged infringement, or (ii) provided such date occurs after the first such notice of infringement is provided, [***] Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Licensor may prosecute the alleged or threatened infringement in the Licensor Territory at its own expense.

7.3.3 Joint Patents. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the Joint Patents by a Third Party in the Territory of which such Party becomes aware (including infringement based on the development, commercialization, or an application to market a product containing a Licensed Compound in the Territory). Licensee shall have the first right, but not the obligation, to prosecute any such infringement at its own expense in the Licensee Territory, and Licensor shall have the first right, but not the obligation, to prosecute any such infringement at its own expense in the Licensor Territory. The Party that does not initiate the suit shall have the right to join as a party to such suit and participate with its own counsel; provided that the Party that brought the suit shall retain control of the prosecution of such suit. If Licensee does not take commercially reasonable steps to prosecute the alleged or threatened infringement in the Licensee Territory (i) within [***] days following the first notice provided above with respect to such alleged infringement, or (ii) provided such date occurs after the first such notice of infringement is provided, [***] Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Licensor may prosecute the alleged or threatened infringement in the Licensee Territory at its own expense. If Licensor does not take commercially reasonable steps to prosecute the alleged or threatened infringement in the Licensor Territory (i) within [***] days following the first notice provided above with respect to such alleged infringement, or (ii) provided such date occurs after the first such notice of infringement is provided, [***] Business Days before the time limit, in any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Licensee may prosecute the alleged or threatened infringement in the Licensor Territory at its own expense.

7.3.4 Cooperation. The Parties agree to cooperate fully in any infringement action pursuant to this Section 7.3. Where a Party brings such an action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

be named as a necessary party to, such action. Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section 7.3 shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under this Section 7.3 in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings.

7.3.5 Recovery. Subject to the relevant provisions of the Dartmouth Agreement and the UT Agreement, and except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in Section 7.3.1, 7.3.2, or 7.3.3 (whether by way of settlement or otherwise) will be (i) first, allocated to reimbursement of unreimbursed legal fees and expenses incurred by the Parties, (ii) second, allocated to reimbursement of any monies due to Dartmouth and/or UT, if any, according to the relevant provisions of the Dartmouth Agreement or the UT Agreement, and (iii) third, the remainder will be divided between the Parties as follows: (A) settlements, damages, or other monetary awards recovered pursuant to a suit, action, or proceeding brought by Licensor with respect to a Licensor Patent or Licensee Patents will be retained by Licensor; (B) settlements, damages, or other monetary awards recovered pursuant to a suit, action, or proceeding brought by Licensee in the Licensee Territory with respect to a Licensee Patent will be retained by Licensee, (C)settlements, damages, or other monetary award recovered pursuant to a suit, action, or proceeding brought by Licensee in the Licensor Territory with respect to a Licensee Patent will be retained by Licensee; (D) settlements, damages or other monetary awards recovered pursuant to a suit, action, or proceeding brought by Licensee in the Licensee Territory with respect to a Licensor Patent will be retained by Licensee, except that such awards will be included in Net Sales and subject to the royalty payment obligations set forth in Section 6.2.1, and (E) settlements, damages, or other monetary awards recovered pursuant to a suit, action, or proceeding brought by either Party with respect to a Joint Patent will be shared equally by the Parties.

7.4 Infringement Claims by Third Parties

7.4.1 Initiation and Recovery . If the manufacture, sale, or use of a Licensed Product in the Licensee Territory pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by Licensee (or its Affiliates or Sublicensees), Licensee shall promptly notify Licensor thereof in writing. Subject to the provisions of Section 7.4.2, Licensee shall have the first right, but not the obligation to defend and control the defense of any such claim, suit or proceeding at its own expense (but subject to deduction as provided below), using counsel of its own choice. Licensor may participate in any such claim, suit or proceeding with counsel of its choice at its own expense. If Licensee elects (in a written communication submitted to Licensor within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any such claim, suit, or proceeding, within such time periods so that Licensor is not prejudiced by any delays, Licensor may conduct and control the defense of any such claim, suit, or proceeding at its own expense. Each Party shall keep the other Party

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

reasonably informed of all material developments in connection with any such claim, suit, or proceeding. Each Party agrees to provide the other Party with copies of all pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims. Licensee shall be entitled to deduct fifty percent (50%) of the reasonable out-of-pocket costs of defending such claim, suit, or proceeding from royalties due to Licensor pursuant to Section 6.2.1 of this Agreement. Any recoveries by Licensee of any sanctions awarded to Licensee and against a party asserting a claim being defended under this Section 7.4 shall be applied as follows: such recovery shall be applied first to (i) reimburse Licensee for its reasonable out-of-pocket costs of defending such claim, suit, or proceedings to the extent not deducted from royalties pursuant to the previous sentence, and (ii) reimburse Licensor for royalties deducted pursuant to the previous sentence, and to the extent the amount of recovery is not sufficient to reimburse the Parties for the total amount described under subsections (i) and (ii) above, the recovery shall be shared by the Parties equally. The balance of any such recoveries shall be included in net Sales for the relevant Licensed Product.

7.4.2 Related Litigation. In addition to the Licensee obligations set forth in Section 7.4.1, regardless of whether Licensor elects to participate as a Party in the claim, suit, or proceeding, Licensee further agrees that, in the event the claim, suit, or preceding under Section 7.4.1 is brought by a Third Party that is pursuing or has threatened in writing to the Knowledge of Licensee to pursue similar claims in the Licensor Territory against Licensor, its Affiliates, agents, or marketing or development partners and such claim is related to any Licensed Compound, Licensee shall: (i) provide to Licensor drafts of all official papers or other statements (whether written or oral) prior to their submission in the claim, suit, or preceding, in sufficient time to allow Licensor to review, consider and substantively comment thereon; (ii) reasonably consider taking action to incorporate Licensor comments on all such official papers and statements, (iii) allow Licensor the opportunity to participate in preparation of witnesses or other participants in the claim, suit, or proceeding; and (iv) subject to Section 7.6.1, not settle any such claim, suit, or proceeding without Licensor’s prior consent, which consent shall not be unreasonably withheld or delayed. In the event a claim, suit or proceeding is brought by a Third Party against Licensor, its Affiliates, licensees (including Kyowa) or Sublicensees alleging patent infringement of such Third Party’s intellectual property rights by the manufacture, use or sale of a Licensed Product in the Licensor Territory, Licensor shall promptly notify Licensee thereof in writing. Licensor agrees that in the event any claim, suit, or proceeding described in the preceding sentence brought by a Third Party that is pursuing or has threatened in writing to the Knowledge of Licensor to pursue similar claims in the Licensee Territory against Licensee, its Affiliates, or Sublicensees related to any Licensed Compound, Licensor shall: (A) provide to Licensee drafts of all official papers or other statements (whether written or oral) prior to their submission in the claim, suit, or proceeding, in sufficient time to allow Licensee to review, consider and substantively comment thereon; (B) reasonably consider taking action to incorporate Licensee comments on all such official papers and statements, (C) allow Licensee the opportunity to participate in preparation of witnesses or other participants in the claim, suit, or proceeding; and (D) not settle any such claim, suit, or proceeding without Licensee’s prior consent, which consent shall not be unreasonably withheld or delayed.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

7.5 Invalidity or Unenforceability Defenses or Actions.

7.5.1 Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Licensor patents, Licensee Patents, or Joint Patents by a Third Party, in each case in the Territory and of which such Party becomes aware.

7.5.2 Licensor Patents. Subject to any right retained by Dartmouth and/or UT under the Dartmouth Agreement and/or the UT Agreement, Licensee shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Licensor Patents at its own expense in the Licensee Territory. Licensor may participate in any such claim, suit, or proceeding in the Licensee Territory with counsel of its choice at its own expense; provided that Licensee shall retain control of the defense in such claim, suit, or proceeding. If Licensee elects not to defend or control the defense of the Licensor Patents in a suit brought in the Licensee Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Licensor may conduct and control the defense of any such claim, suit or proceeding at its own expense. Licensor shall have the right, but not the obligation, to defend and control the defense of the validity and enforceability of the Licensor Patents, at its own expense, in the Licensor Territory.

7.5.3 Licensee Patents. Licensee shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Licensee Patents at its own expense in the Territory. Licensor may participate in any such claim, suit, or proceeding in the Licensor Territory with counsel of its choice at its own expense; provided that Licensee shall retain control of the defense in such claim, suit, or proceeding. If Licensee elects not to defend or control the defense of the Licensee Patents in a suit brought in the Licensor Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Licensor may conduct and control the defense of any such claim, suit, or proceeding at its own expense.

7.5.4 Joint Patents. Licensee shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Joint Patents at its own expense in the Licensee Territory, and Licensor shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Joint Patents at its own expense in the Licensor Territory. Each Party will keep the other Party reasonably informed of all material developments in connection with any such suit, claim, or proceeding. Each Party agrees to provide the other Party with copies of all pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims.

7.5.5 Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 7.5, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidences, and making its employees available at reasonable business hours. In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim, or counterclaim. In connection with the activities set forth in this Section 7.5, each Party shall consult with the other as to the strategy for the defense of the Licensor Patents, Licensee Patents, and Joint Patents.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

7.6 Third Party Licenses.

7.6.1 Negotiation of Third Party Licenses. If in the reasonable opinion of Licensee, the Development, Manufacture or Commercialization of any Licensed Compound or Licensed Product by Licensee, any of its Affiliates, or any of its or their Sublicensees infringes or misappropriates any Patent, trade secret, or other intellectual property right of a Third Party in any country in the Licensee Territory (or in the United States in the case of Development or Manufacture in accordance with the licenses granted in Section 5.1.2 or 5.1.3), such that Licensee, any of its Affiliates or any of its or their Sublicensees cannot Develop, Manufacture, or Commercialize such Licensed Compound or Licensed Product in such country without infringing such Patent, trade secret, or other intellectual property right of such Third Party, then, Licensee shall have the first right, but not the obligation, to negotiate and obtain a license from such Third Party as necessary for Licensee and its Affiliates, and its and their Sublicensees to Develop, Manufacture, and Commercialize Licensed Compounds and Licensed Products in such country.

7.6.2 Dartmouth Agreement and UT Agreement . Licensor acknowledges and agrees that it shall pay all amounts and other consideration payable or issuable to Third Parties pursuant to the Dartmouth Agreement, the UT Agreement, or any other agreement between Licensor or any of its Affiliates with a Third Party in respect of Third Party intellectual property rights for which a license is reasonably necessary or useful for the Exploitation of any Licensed Product in any part of the Licensee Territory, and which agreement is in existence as of the Effective Date.

7.7 Product Trademarks in the Licensee Territory.

7.7.1 Ownership and Prosecution of Product Trademarks. Licensee shall own all right, title, and interest to the Product Trademarks in the Licensee Territory, and shall be responsible for the registration, prosecution, and maintenance thereof; provided that Licensor shall have the right to provide input on the overall strategy for such registration, prosecution, and maintenance, and Licensee shall consider such input in good faith. All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by Licensee. Licensor shall provide all assistance and documents reasonably requested by Licensee in support of its prosecution, registration, and maintenance of the Product Trademarks.

7.7.2 Enforcement of Product Trademarks. Licensee shall have the sole right and responsibility for taking such action as Licensee, after consultation with Licensor, deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Licensee Territory. Licensee shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 7.7.2 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith. Subject to the foregoing, Licensor may elect at its expense to participate in the enforcement of the Product Trademarks in the Licensee Territory. In the event that Licensee fails to assume responsibility for such enforcement, Licensor shall have the sole right and responsibility for such action, in which case Licensor shall bear all costs and expenses and shall retain any damages or other amounts collected in connection therewith.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

7.7.3 Third Party Claims. Licensee shall have the sole right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Licensee Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Licensee Territory. Licensee shall bear the costs and expenses relating to any defense commenced pursuant to this Section 7.7.3 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith. Notwithstanding the foregoing, if Licensor is obligated to defend and indemnify Licensee with respect to such claim pursuant to Section 11.2(iii) and Licensor accepts such obligation without reservation in writing, then Licensor shall have such sole right and responsibility for defending against such claim, in which case Licensor shall bear all costs and expenses and shall retain any damages or other amounts collected in connection therewith. Subject to the foregoing, either Party may elect at its expense to participate in the defense of such Third-Party claims in the Licensee Territory.

7.7.4 Notice and Cooperation. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Licensee Territory and of any actual or threatened claim that the use of the Product Trademarks in the Licensee Territory violates the rights of any Third Party. Each Party agrees to cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 7.7.

ARTICLE 8

PHARMACOVIGILANCE

8.1 Pharmacovigilance. Within [***] days after the Effective Date, the Parties shall enter into an agreement to initiate a process for the exchange of safety data (including postmarketing spontaneous reports received by each Party and its Affiliates) in a mutually agreed format in order to monitor the safety of the Licensed Products and to meet reporting requirements with any applicable Regulatory Authority.

8.2 Global Safety Database. Licensor shall set up, hold, and maintain (at Licensor’s sole cost and expense) the global safety database for Licensed Products. Licensor shall enter into such database all pharmacovigilance and other drug safety data for Licensed Products (including adverse events) in the Licensor Territory and the Licensee Territory as required by Applicable Laws (including any such data collected by licensees, Sublicensees, and other collaboration partners). Licensor shall provide Licensee with ready access to such database (with Licensee bearing any Third Party payment obligations, such as license fees, associated with such access), including to the adverse event information contained therein and Licensor expressly acknowledges that Licensee can and will provide information received by Licensee to Sublicensees engaged in Commercialization activities in the Licensee Territory.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

ARTICLE 9

CONFIDENTIALITY AND NON-DISCLOSURE

9.1 Confidentiality Obligations. At all times during the Term and for a period of [***] years following termination or expiration hereof, each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party, and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or useful for the performance of, or the exercise of such Party’s rights under, this Agreement. “ Confidential Information ” shall mean any technical, business or information provided by or on behalf of one Party to the other Party, including information relating to the terms of this Agreement, any Licensed Compound, or any Licensed Product (including the Regulatory Documentation and any Regulatory Data), any Development or Commercialization of any Licensed Compound or any Licensed Product, any Know-How developed by or on behalf of the disclosing Party or its Affiliates (including Licensee Know-How and Licensor Know-How, as applicable), or the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, the Parties acknowledge the practical difficulty of policing the use of information in the unaided memory of the receiving Party or its officers, directors, employees, and agents, and as such each Party agrees that the receiving Party shall not be liable for the use by any of its officers, directors, employees, or agents of specific Confidential Information of the disclosing Party that is retained in the unaided memory of such officer, director, employee or agent; provided that (a) such officer, director, employee, or agent is not aware that such Confidential Information is the confidential information of disclosing Party at the time of such use; (b) the foregoing is not intended to grant, and shall not be deemed to grant, the receiving Party, its Affiliates, or its officers, directors, employees, and agents (i) a right to disclose the disclosing Party’s Confidential Information, or (ii) a license under any Patents or other intellectual property right of the disclosing Party; and (c) such officer, director, employee, or agent has not intentionally memorized such Confidential Information for use outside this Agreement. Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 9.1 with respect to any Confidential Information shall not include any portion of such Confidential Information that:

9.1.1 is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

9.1.2 can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

9.1.3 is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;

9.1.4 has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

9.1.5 can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

9.2 Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

9.2.1 made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by law, including by reason of filing with securities regulators; provided , however , that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

9.2.2 made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided , however , that reasonable measures shall be taken to assure confidential treatment of such information;

9.2.3 made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent; provided, however , that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available; or

9.2.4 made by the receiving Party or its Affiliates or Sublicensees to its or their attorneys, auditors, advisors, consultants, contractors, existing or prospective collaboration partners, licensees, or other Third Parties as may be necessary or useful in connection with the Manufacture or Exploitation of the Licensed Compounds, the Licensed Products, or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement, or to potential or actual investors or acquirors as may be necessary or useful in connection with their evaluation of such potential or actual investment or acquisition, or, in the case of Licensor’s disclosure to its licensee(s) in the Licensor Territory, to the extent necessary to fulfill Licensor’s contractual obligation under such agreement(s) with such licensee(s); provided ,

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

however , that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 9 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [***] years from the date of disclosure).

9.3 Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 9.3 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law.

9.4 Public Announcements. The Parties have agreed upon the content of a joint press release which shall be issued substantially in the form attached hereto as Schedule 9.4 , the release of which the Parties shall coordinate in order to accomplish such release promptly upon execution of this Agreement. Except pursuant to the procedures set forth below, neither Party shall issue any other public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for (i) any such disclosure that is, based on the advice of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted), or (ii) any such disclosure that does not mention the other Party or that portion of the Territory that is allocated to the other Party. In the event that a Party is, based on the advice of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, or such disclosure does not mention the other Party or that portion of the Territory that is allocated to the other party, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment thereto that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 9.4, provided such information remains accurate as of such time and provided the frequency and forms of such disclosure are reasonable.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

9.5 Publications. Each Party recognizes that the publication of papers regarding results of, and other information regarding, activities under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties, provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information included in any invention disclosures or draft Patent application until such Patent application has been filed. Accordingly, each Party shall have the right to review and approve any paper proposed for publication by the other Party, including any oral presentation or abstract, that contains Clinical Data or pertains to results of Clinical Studies, or other studies with respect to the Licensed Products or that includes Confidential Information of the other Party. Before any such paper is submitted for publication or an oral presentation is made, the publishing or presenting Party shall deliver a then-current copy of the paper or materials for oral presentation to the other Party at least [***] days prior to submitting the paper to a publisher or making the presentation. The other Party shall review any such paper and give its comments to the publishing Party within [***] days of the delivery of such paper to the other Party. With respect to oral presentation materials and abstracts, the other Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing or presenting Party with appropriate comments, if any, but in no event later than [***] days from the date of delivery to the other Party. Failure to respond within such [***] days shall be deemed approval to publish or present. If approval is not given or deemed given, either Party may refer the matter to the JDC for resolution together with the reasons for withholding approval. Notwithstanding the foregoing, the publishing or presenting Party shall comply with the other Party’s request to delete references to such other Party’s Confidential Information in any such paper and will withhold publication of any such paper or any presentation of same for an additional [***] days in order to permit the Parties to obtain Patent protection if either Party deems it necessary. Any publication shall include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate. Each Party shall use commercially reasonable efforts to cause investigators and institutions participating in Clinical Studies with which it contracts, to agree to terms substantially similar to those set forth in this Section 9.5, which efforts shall satisfy such Party’s obligations under this Section 9.5 with respect to such investigators and institutions.

9.6 Return of Confidential Information. Upon the effective date of the termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information (in the event of termination of this Agreement with respect to one or more Terminated Territories but not in its entirety, solely to the extent relating to such Terminated Territories) to which such first Party does not retain rights under the surviving provisions of this Agreement: (i) promptly destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (ii) promptly deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided, however , the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder, exercising its rights hereunder that survive such termination ( e.g ., in the case of Licensor, the exercise of its rights under the license grant back) or for archival purposes. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 9.1.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1 Mutual Representations and Warranties . Except as set forth in the Schedule of Exceptions, Licensor and Licensee each represents and warrants to the other, as of the Execution Date, and covenants, as follows:

10.1.1 Organization . It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

10.1.2 Authorization . The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (i) such Party’s charter documents, bylaws, or other organizational documents, (ii) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (iii) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

10.1.3 Binding Agreement . This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

10.1.4 No Inconsistent Obligation . It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the material fulfillment of its obligations hereunder.

10.1.5 No Debarment . It shall not use in any capacity, in connection with the performance of the activities contemplated by this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA, or who is the subject of a conviction described in such section. It agrees to inform the other Party in writing immediately if it or any Person who is performing services hereunder on its behalf is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to its Knowledge, is threatened, relating to the debarment or conviction of it or any Person performing services hereunder.

10.1.6 Taxation . It is a resident, as such term is defined for tax purposes pursuant to Applicable Laws, of the jurisdiction in which it is organized.

10.2 Additional Representations of Licensor . Except as set forth in the Schedule of Exceptions, Licensor further represents and warrants to Licensee, as of the Execution Date, and covenants, as follows:

10.2.1 All Licensor Patents existing as of the Execution Date in the Licensee Territory are listed on Schedule 10.2.1 (such Patents listed on Schedule 10.2.1, the “ Existing Patents ”). To Licensor’s Knowledge, no issued patents included in the Licensor Patents existing as of the Execution Date are invalid or unenforceable.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

10.2.2 There are no claims, judgments, or settlements against, or amounts with respect thereto, owed by Licensor or any of its Affiliates relating to the Existing Regulatory Documentation, the Licensor Patents existing as of the Execution Date, or the Licensor Know-How existing as of the Execution Date. No claim or litigation has been brought or threatened by any Person alleging, and Licensor has no Knowledge of any claim, whether or not asserted, that (i) any issued patents included in the Licensor Patents existing as of the Execution Date are invalid or unenforceable, or (ii) the Existing Regulatory Documentation, the Existing Patents, or the Licensor Know-How, or the disclosing, copying, making, assigning, or licensing of the Existing Regulatory Documentation, the Existing Patents, or the Licensor Know-How, or the Development or Commercialization of the Licensed Products containing the Initial Licensed Compound as contemplated herein as of the Execution Date, violates or infringes, or would violate or infringe any intellectual property or proprietary right of any Person existing as of the Execution Date.

10.2.3 Licensor is (i) the sole and exclusive owner of the Existing Patents listed on Schedule 10.2.1 , Part A (the “ Owned Patents ”) and the Licensor Know-How and (ii) except for rights of the U.S. government and rights reserved by Dartmouth and UT, the sole and exclusive licensee of the Existing Patents listed on Schedule 10.2.1 , Part B (the “ In-Licensed Patents ”), in each case ((i) and (ii)) free of any lien or claim of ownership by any Third Party and of any material encumbrance other than, in the case of the Licensor Know-How, the rights granted to Kyowa under the Kyowa Agreement. Licensor is entitled to grant the licenses specified herein. The Owned Patents and In-Licensed Patents constitute all of the Existing Patents.

10.2.4 To Licensor’s Knowledge, Licensor has the right to use all Licensor Know-How and Licensor Patents existing as of the Execution Date that are necessary to conduct the Initial Development Activities, and the Development or Commercialization of the Initial Licensed Compound or the Licensed Products containing the Initial Licensed Compound as contemplated herein is not subject as of the Execution Date to any other license or agreement to which Licensor or any of its Affiliates is a party other than the Dartmouth Agreement and the UT Agreement.

10.2.5 During the Term, Licensor shall not encumber or violate the rights granted to Licensee hereunder with respect to the Licensor Patents, including by not (i) committing any acts or permitting the occurrence of any omissions that would cause the intentional breach or termination of the Dartmouth Agreement or the UT Agreement, or (ii) amending or otherwise modifying or permitting to be amended or modified in a manner that would encumber or adversely affect the rights granted to Licensee hereunder, the Dartmouth Agreement or the UT Agreement, without prior written consent of Licensee, such consent not to be unreasonably withheld. For any proposed amendment to the UT Agreement or Dartmouth Agreement that would not encumber or adversely affect the rights granted to Licensee hereunder, Licensor shall provide Licensee with reasonable advance notice and shall reasonably consider Licensee’s comments to such proposed amendment, but no approval from Licensee shall be required. Licensor shall promptly provide Licensee with notice of any alleged, threatened, or actual breach of the Dartmouth Agreement or

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

the UT Agreement. The foregoing shall not be construed as restricting Licensor’s right to cease the filing, prosecution or maintenance of any Licensor Patent during the Term pursuant to Article 7 above. If the Dartmouth Agreement or the UT Agreement is terminated for any reason, Licensor shall promptly notify Licensee thereof and shall assist Licensee in becoming a successor to Licensor under such agreement (in accordance with the terms and conditions thereof) if Licensee so requests, provided that Licensee consents in writing to be bound by all the terms and conditions of such agreement in the event of such termination.

10.2.6 To Licensor’s Knowledge, the Existing Patents are being diligently prosecuted in the respective patent offices in accordance with Applicable Laws. The Existing Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment prior to the Execution Date.

10.2.7 Licensor has not previously assigned, transferred, licensed, conveyed, or otherwise encumbered its right, title, or interest under the Existing Patents, Licensor Know-How and Regulatory Documentation in connection with the Development., Manufacture or Commercialization the Initial Licensed Compound (including by granting any covenant not to sue with respect thereto) (or any Patent rights or Information that would be Existing Patents or Licensor Know-How but for such assignment, transfer, license, conveyance, or encumbrance) in the Licensee Territory in the Licensed Indications, except where such assignment, transfer, license, conveyance, or encumbrance is terminated and no longer in force or effect, and it will not enter into any such agreements or grant any such right, title, or interest to any Person that is inconsistent with the rights and licenses granted to Licensee under this Agreement.

10.2.8 To Licensor’s Knowledge, no Person is infringing or threatening to infringe the Licensor Patents existing as of the Execution Date, or misappropriating or threatening to misappropriate the Licensor Know-How existing as of the Execution Date.

10.2.9 True, complete (except with respect to the Kyowa Agreement), and correct copies (as of the Execution Date) of: (i) the file wrapper and other documents and materials relating to the prosecution, defense, maintenance, validity, and enforceability of the Owned Patents and, to the extent in Licensor’s or an Affiliate’s possession and Control, the In-Licensed Patents; (ii) the Dartmouth Agreement and the UT Agreement, (iii) the Kyowa Agreement (in redacted form); and (iv) all Existing Regulatory Documentation, in each case ((i) through (iv)) have been provided or made available to Licensee prior to the Execution Date. As of the Execution Date, Licensor has disclosed all material adverse information with respect to the safety and efficacy of the Initial Licensed Compound as to which Licensor has Knowledge.

10.2.10 To Licensor’s Knowledge, Licensor has prepared, maintained, and retained all Regulatory Documentation that is required to be maintained or retained pursuant to and in accordance with Applicable Laws in connection with Licensor’s development of the Initial Licensed Compound for the Renal Indication prior to the Execution Date.

10.2.11 None of Licensor, its Affiliates or, to Licensor’s Knowledge, any Third Party, is in breach of the Dartmouth Agreement or the UT Agreement in any material respect, and, to the Knowledge of Licensor, each of the Dartmouth Agreement and the UT Agreement is in full force and effect.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

10.2.12 To Licensor’s Knowledge, the conduct of the Initial Development Activities, Manufacturing of the Licensed Product containing the Initial Licensed Compound (in the same formulation as it exists as of the Execution Date and using the same process as that used as of the Execution Date), and Licensee’s Commercialization of the Licensed Products containing the Initial Licensed Compound as contemplated herein will not infringe any Patents or other intellectual property or propriety right of any Person.

10.2.13 To Licensor’s Knowledge, the conception, development, and reduction to practice of the Regulatory Documentation, the Existing Patents, and Licensor Know-How existing as of the Execution Date have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person.

10.2.14 To Licensor’s Knowledge, in respect of the pending patent application included in the Existing Patents, Licensor has presented or will timely present all material references, documents, or information of which it and the inventors are aware to the relevant patent office, to the extent required by Applicable Law.

10.2.15 The Existing Patents represent all Patents within Licensor’s or its Affiliates’ Control relating to the Initial Licensed Compound and the Licensed Products containing the Initial Licensed Compound within the Licensee Territory as of the Execution Date.

10.2.16 To Licensor’s Knowledge, each of the Existing Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Existing Patent is issued or such application is pending.

10.2.17 To Licensor’s Knowledge, each Person who has or has had any rights in or to any Owned Patents, has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Owned Patents to Licensor.

10.2.18 No rights or licenses are required from Licensor under the Existing Patents or Licensor Know-How for the conduct of the Initial Development Activities or for Licensee to Develop and Commercialize the Initial Licensed Compound and the Licensed Products containing the Initial Licensed Compound as contemplated herein as of the Execution Date other than those granted under Section 5.1.

10.2.19 All rights in all inventions and discoveries, made, developed, or conceived by an y employee or independent contractor of Licensor during the course of their employment (or other retention) by Licensor, and relating to or included in Licensor Know-How or that are the subject of one or more Existing Patents have been or will be assigned in writing to Licensor.

10.2.20 To Licensor’s Knowledge, Licensor has obtained the right (including under any Patents and other intellectual property rights) to use all Information and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party under any agreements between Licensor and any such Third Party with respect to the Initial Licensed Compound, and Licensor has the rights under each such agreement to transfer such Information or other materials to Licensee and its designees and to grant Licensee the right to use such Know-How or other materials in the Development or Commercialization of the Initial Licensed Compound or the Licensed Products containing the Initial Licensed Compound as set forth in this Agreement.

\

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

10.2.21 All information, documentation, and other materials furnished or made available by Licensor upon the request of Licensee during Licensee’s period of diligence prior to the Execution Date or otherwise related to the transaction contemplated hereby are true, complete, and correct copies of what they purport to be in all material respects.

10.2.22 To Licensor’s Knowledge, neither Licensor nor any of its Affiliates, nor any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of the Initial Licensed Compound or the Licensed Products containing the Initial Licensed Compound, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of the Initial Licensed Compound or the Licensed Products containing the Initial Licensed Compound, or committed an act, made a statement, or failed to make a statement with respect to the Development of the Initial Licensed Compound or the Licensed Products containing the Initial Licensed Compound that provides a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Licensee Territory.

10.2.23 To Licensor’s Knowledge, Licensor and its Affiliates have conducted, and their respective contractors and consultants have conducted, prior to the Execution Date, all Development of the Initial Licensed Compound or the Licensed Products containing the Initial Licensed Compound in accordance with Applicable Laws.

10.2.24 Except as provided in the Dartmouth Agreement and the UT Agreement, as of the Execution Date there are no amounts that will be required to be paid to a Third Party as a result of the use of such Third Party’s Patents or other intellectual property rights for the Development or Commercialization of the Licensed Products containing the Initial Licensed Compound that arise out of any agreement to which Licensor is a party or, to Licensor’s Knowledge, at all.

10.2.25 With respect to the Existing Patents that Licensor has licensed from Dartmouth and UT pursuant to the Dartmouth Agreement and the UT Agreement, to Licensor’s Knowledge, Dartmouth has taken all actions necessary under the Bayh-Dole Act to secure ownership of such Patent Rights for Dartmouth, and UT is not required to take such actions. Licensor shall, or shall use commercially reasonable efforts to cause Dartmouth to, take all actions in the future necessary under the Bayh-Dole Act to secure ownership of such Patent rights for Dartmouth, including complying with all reporting requirements as set forth in 37 C.F.R. 401.14 and in the funding agreement between the U.S. Government (or the National Institutes of Health) and Dartmouth.

10.2.26 To Licensor’s Knowledge, the information, documents and materials furnished to Licensee in connection with its period of diligence prior to the Excution Date, do not, taken as a whole, (i) contain any untrue statement of a material fact or (ii) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

10.3 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 11

INDEMNITY

11.1 Indemnification of Licensor. Licensee shall indemnify Licensor, its Affiliates and their respective directors, officers, employees, and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “ Losses ”) in connection with any and all suits, investigations, claims, or demands of Third Parties (including Kyowa, Dartmouth or UT) (collectively, “ Third Party Claims ”) arising from or occurring as a result of: (i) the breach by Licensee of this Agreement, (ii) the negligence or willful misconduct on the part of Licensee or its Affiliates or their respective directors, officers, employees, and agents in performing their obligations under this Agreement; or (iii) (A) the Commercialization of the Licensed Products in the Licensee Territory, (B) the Development of the Licensed Products anywhere in the world for the purpose of obtaining or maintaining Regulatory Approval for Licensed Products in the Licensee Territory, or (C) the Manufacture of the Licensed Products anywhere in the world in support of such Development or such Commercialization, in each case ((A) – (C)), by Licensee, its Affiliates, Sublicensees; except, in each case ((i) – (iii)), for those Losses for which Licensor has an obligation to indemnify Licensee pursuant to Section 11.2 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability.

11.2 Indemnification of Licensee. Licensor shall indemnify Licensee, its Affiliates and their respective directors, officers, employees, and agents, and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of:

(i) the breach by Licensor of this Agreement,

(ii) the negligence or willful misconduct on the part of Licensor or its Affiliates or their respective directors, officers, employees, and agents in performing its obligations under this Agreement,

(iii) the use by Licensee or its Affiliates or Sublicensees of any Product Trademark selected by the Senior Officer of Licensor pursuant to the dispute resolution procedures set forth in Section 13.6.2(xiv), where such Product Trademark was not the Trademark proposed for such purpose by the representatives of Licensee;

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(iv) any actual or alleged infringement or misappropriation of any trademark or trade name right of any Third Party in connection with the use of Licensor’s Corporate Name in the Commercialization of the Licensed Products in the Licensee Territory as permitted or required under this Agreement,

(v) the Development, Commercialization, or Manufacture of the Licensed Products or the Licensed Compounds anywhere in the world prior to the Effective Date by or on behalf of Licensor or its Affiliates (or its or their contractors, licensees , or collaboration partners, including Kyowa,

(vi) (A) the Commercialization of the Licensed Products in the Licensor Territory, (B) the Development of the Licensed Products anywhere in the world for the purpose of obtaining or maintaining Regulatory Approval for Licensed Products in the Licensor Territory, or (C) the Manufacture of the Licensed Products anywhere in the world in support of such Development or such Commercialization, in each case ((A) – (C)), by Licensor, its Affiliates, licensees (including Kyowa), or Sublicensees during the Term, and

(vii) the Development, Commercialization, or Manufacture of the Licensed Products or the Licensed Compounds anywhere in the world after the Term, except for such Development, Commercialization, or Manufacture conducted by, on behalf of, or for Licensee or its Affiliates or Sublicensees are permitted hereunder, except, in the case of clauses (i)-(iv) for those Losses for which Licensee has an obligation to indemnify Licensor pursuant to Section 11.1 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

11.3 Certain Losses.

11.3.1 Any Losses, other than those Losses for which indemnification is provided in Section 11.1 (but excluding clause (iii)(B) and, to the extent it relates to Manufacture of Licensed Products in support of Development, (C) thereof) or Section 11.2 (but excluding clause (vi)(B) and, to the extent it relates to the Manufacture of Licensed Products in support of Development, (C) thereof), in connection with any Third Party Claim brought against either Party resulting directly or indirectly from the performance of Initial Development Activities or Joint Development Activities by either Party (or its Affiliates, employees, or agents) in accordance with a Development Plan and Budget shall be included as a Collaboration Cost. The Parties shall confer through the JDC how to respond to such Third Party Claim and how to handle such Third Party Claim in an efficient manner. In the absence of such an agreement, each Party shall have the right to take such action as it deems appropriate.

11.3.2 Any Losses, including those Losses for which indemnification is provided in Section 11.1 (but excluding clause (iii)(B) and, to the extent it relates to Manufacture of Licensed Products in support of Development, (C) thereof) or Section 11.2 (but excluding clause (vi)(B) and, to the extent it relates to the Manufacture of Licensed Products in support of Development, (C) thereof), in connection with any Third Party Claim brought against either Party resulting directly or indirectly from the performance of Unilateral Activities by such Party (or its

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Affiliates, employees or agents) in accordance with a Development Plan and Budget and with respect to which Unilateral Activities the Opting-Out Party subsequently Opts-In pursuant to Section 3.7.4, including Losses from claims of infringement of Third Party intellectual property rights in connection with such Unilateral Activities, shall be included as costs reimbursable by the Opting-Out Party pursuant to Section 3.7.4 upon exercise of its right to Opt-In.

11.3.3 Any Losses, other than those Losses for which indemnification is provided in Section 11.2, in connection with any Third Party Claim brought against Licensor resulting directly or indirectly from the performance of Development activities for a Collaboration Candidate under Phase I Study Materials or a Collaboration Candidate Development Plan and Budget by Licensor (or its Affiliates, employees or agents) in accordance with such Phase I Study Materials or Collaboration Candidate Development Plan and Budget (in each case prior to Licensee’s exercise of its Collaboration Candidate Option) and with respect to which Collaboration Candidate Licensee subsequently exercises its Collaboration Candidate Option, including Losses form claims of infringement of Third Party intellectual property rights in connection with such Development activities, shall be included as costs reimbursable by Licensee pursuant to Section 3.7.5.

11.4 Notice of Claim. All indemnification claims in respect of a Party, its Affiliates, or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “ Indemnified Party ”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “ Indemnification Claim Notice ”) of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under this Article 11, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

11.5 Control of Defense . At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 11.5.1, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the Indemnifying

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Party. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim.

11.5.1 Right to Participate in Defense. Without limiting Section 11.5 above, any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided , however , that such employment shall be at the Indemnified Party’s own expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.5 (in which case the Indemnified Party shall control the defense), or (iii) the interests of the indemnitee and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under Applicable Law, ethical rules or equitable principles.

11.5.2 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.5, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim; provided , that the Indemnified Party shall not settle any Third Party Claim without the prior written consent of the indemnifying Party, not to be unreasonably withheld or delayed

11.5.3 Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

11.5.4 Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

11.6 Special, Indirect, and Other Losses. EXCEPT IN THE EVENT OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 9 OR SECTION 5.7 OR 5.8, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 11.

11.7 Insurance. Each Party shall have and maintain such type and amounts of insurance covering its Exploitation of the Licensed Products as is (i) normal and customary in the pharmaceutical industry generally for parties similarly situated and (ii) otherwise required by Applicable Law.

ARTICLE 12

TERM AND TERMINATION

12.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the date of expiration of the last Royalty Term for the last Licensed Product (such period, the “ Term ”).

12.1.1 Effect of Expiration of the Term . Following the expiration of the Term, the grants in Section 5.1 shall become non-exclusive, fully-paid, royalty-free and irrevocable.

12.2 Termination for Cause.

12.2.1 Material Breach . If either Party (the “ Non-Breaching Party ”) believes that the other Party (the “ Breaching Party ”) has materially breached one or more of its material obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “ Default Notice ”). The Parties agree that termination pursuant to this Section 12.2 is a remedy to be invoked only if the breach cannot be adequately remedied through a combination of specific performance and the payment of money damages. In that regard, if the money damages payable under this Agreement by reason of a breach were materially limited by reason of Section 11.6 (for reasons other than the exclusion for punitive damages), it shall be assumed that the payment of money damages was not an adequate remedy for the reach unless the breaching Party elects to waive the protections of Section 11.6 (other than with respect to punitive damages) and pay the resulting amounts. If the Breaching Party does not dispute that it has committed a material breach of one or more of its material obligations under this Agreement, then if the Breaching Party fails to cure such breach, or fails to

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

take steps as would be considered reasonable to effectively cure such breach, within [***] days after receipt of the Default Notice, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party. If the Breaching Party disputes that it has materially breached one of its material obligations under this Agreement, the dispute shall be resolved pursuant to Section 13.6. If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in material breach of one or more of its material obligations under this Agreement (an “ Adverse Ruling ”), then if the Breaching Party fails to complete the actions specified by the Adverse Ruling to cure such material breach within [***] days after such ruling, or if such compliance cannot be fully achieved within such [***]- ([***]) day period and the Breaching Party has failed to commence compliance or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, then the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party.

12.2.2 Material Breach Related to Diligence in a Major Market . Notwithstanding Section 12.2.1, if the material breach and failure to cure contemplated by Section 12.2.1 is with respect to Licensee’s Commercialization diligence obligations under Section 4.2 or Licensee’s Development or Regulatory diligence obligations under Section 3.1.3 or Section 3.2.3 (as applicable) with respect to any Major Market but not all Major Markets, Licensor shall not have the right to terminate this Agreement in its entirety, but shall have the right to terminate this Agreement solely with respect to such Major Market. If the material breach is as to all Major Markets, then such material breach shall be deemed a material breach as to the Agreement taken as a whole.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

12.3 Termination by Licensee.

12.3.1 For Cause. Licensee may terminate this Agreement in its entirety effective immediately upon written notice to Licensor in the event that (i) a Compound Failure occurs and Licensee does not require the JDC to select a Backup Candidate as a Licensed Compound, (ii) the aggregate Collaboration Costs incurred in connection with the Initial Development Activities exceed Two Hundred Ninety-Eight Million Dollars ($298,000,000), or (iii) Licensee in good faith believes that it is not advisable for Licensee to continue to Develop or Commercialize the Licensed Products as a result of a perceived serious safety issue regarding the use of any Licensed Product.

12.3.2 At Will. Licensee may terminate this Agreement in its entirety, or on a Region-by-Region basis solely with respect to a Region in the Licensee Territory, for any or no reason, upon [***] days’ prior written notice to Licensor.

12.4 Termination for Insolvency. In the event that either Party files for protection under bankruptcy or insolvency laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] days after such filing, proposes a written agreement of composition or extension of its debts, proposes or is a party to any dissolution or liquidation, files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] days of the filing thereof, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

12.5 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Licensee or Licensor are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

12.6 Termination in Entirety . In the event of a termination of this Agreement in its entirety by Licensee pursuant to Section 12.3 or by Licensor pursuant to Section 12.2.1 or 12.4:

12.6.1 all rights and licenses granted by Licensor hereunder shall immediately terminate;

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

12.6.2 all rights and licenses granted by Licensee hereunder shall immediately terminate;

12.6.3 Licensee shall, and hereby does effective as of the date of termination, grant Licensor and its Affiliates an exclusive, royalty-bearing license, with the right to grant multiple tiers of sublicenses, under the Licensee Patents, Licensee Know-How, and Licensee’s rights under the Joint Patents, to Commercialize the Licensed Products anywhere in the world, to Develop the Licensed Products anywhere in the world in support of such Commercialization and to Manufacture the Licensed Products anywhere in the world in support of such Development or such Commercialization; provided that: (i) the foregoing license shall exclude any license or other rights with respect to any therapeutically active pharmaceutical ingredient that is not a Licensed Compound and which is covered by Patents Controlled by Licensee or any of its Affiliates; (ii) Licensee shall provide Licensor with copies of any and all Third Party agreements with respect to the Licensee Patents and Licensee Know-How that is the subject of the license granted by Licensee to Licensor pursuant to this Section 12.6.3 and Licensor may at any time thereafter exclude all of the Licensee Patents and Licensee Know-How that is the subject of any such Third Party agreement from the grant set forth in this Section 12.6.3 by written notice to Licensee, in which event clause (iii) below shall not apply thereafter to such Third Party agreement and Licensor shall have no obligations with respect to any amounts that may become payable under such Third Party agreement; (iii) Licensor shall be responsible for (A) making any payments (including royalties, milestones and other amounts) payable by Licensee to Third Parties under any such Third Party agreements that are applicable to the grant to Licensor of such license or to the exercise of such license by Licensor or any of its Affiliates or sublicensees, by making such payments directly to Licensee and, in each instance, Licensor shall make the requisite payments to Licensee and provide the necessary reporting information to Licensee in sufficient time to enable Licensee to comply with its obligations under such Third Party agreements, and (B) complying with any other obligations included in any such Third Party agreements that are applicable to the grant to Licensor of such license or to the exercise of such license by Licensor or any of its Affiliates or sublicensees; and (iv) Licensee shall be responsible for paying or providing to any such Third Party any payments or reports made or provided by Licensor under this Section 12.6.3;

12.6.4 to the extent requested in writing by Licensor, Licensee shall promptly:

(i) where permitted by Applicable Law, transfer to Licensor all of its right, title, and interest in all Regulatory Documentation then in its name applicable to the Licensed Products in the Licensee Territory;

(ii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (i) above;

(iii) unless expressly prohibited by any Regulatory Authority, transfer control to Licensor of all Clinical Studies being Conducted by Licensee as of the effective date of termination and continue to conduct such Clinical Studies, at Licensor’s cost, for up to six (6) months to enable such transfer to be completed without interruption of any such Clinical Study; provided that (A) Licensor shall not have any obligation to continue any Clinical Study unless

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

required by Applicable Laws, and (B) with respect to each Clinical Study for which such transfer is expressly prohibited by the applicable Regulatory Authority, if any, Licensee shall continue to conduct such Clinical Study to completion, at Licensor’s cost;

(iv) assign (or cause its Affiliates to assign) to Licensor all agreements with any Third Party with respect to the conduct of preclinical development activities or Clinical Studies for the Licensed Products, including agreements with contract research organizations, clinical sites, and investigators, unless, with respect to any such agreement, such agreement (A) expressly prohibits such assignment, in which case Licensee shall cooperate with Licensor in all reasonable respects to secure the consent of the applicable Third Party to such assignment, or (B) covers Clinical Studies for Combination Products in which any active pharmaceutical ingredient that is not a Licensed Compound is covered by Patents Controlled by Licensee or any of its Affiliates or covers products covered by Patents Controlled by Licensee or any of its Affiliates in addition to the Licensed Products, in which case Licensee shall, at Licensor’s sole cost and expense, cooperate with Licensor in all reasonable respects to facilitate the execution of a new agreement between Licensor and the applicable Third Party; and

(v) assign to Licensor all right, title, and interest of Licensee in each Product Trademark.

12.7 Termination of Terminated Territory. In the event of a termination of this Agreement with respect to a Terminated Territory by Licensor pursuant to Section 12.2.2 or with respect to a Region by Licensee pursuant to Section 12.3.2:

12.7.1 all rights and licenses granted by Licensor hereunder (i) shall automatically be deemed to be amended to exclude, if applicable, the right to market, promote, detail, distribute, import, sell, offer for sale, file any Drug Approval Application for, or seek any Regulatory Approval for Licensed Products in such Terminated Territory and (ii) shall otherwise survive and continue in effect in such Terminated Territory solely for the purpose of furthering any Commercialization of the Licensed Products in the Licensee Territory or any Development in support thereof;

12.7.2 Licensee shall, and hereby does effective as of the date of termination, grant Licensor and its Affiliates an exclusive, royalty-bearing license, with the right to grant multiple tiers of sublicenses, under the Licensee Patents, Licensee Know-How, and Licensee’s rights under the Joint Patents, to Commercialize the Licensed Products solely in such Terminated Territory, to Develop the Licensed Products anywhere in the world in support of such Commercialization in such Terminated Territory, and to Manufacture the Licensed Products anywhere in the world in support of such Development or such Commercialization in such Terminated Territory; provided that: (i) the foregoing license shall exclude any license or other rights with respect to any therapeutically active pharmaceutical ingredient that is not a Licensed Compound and which is covered by Patents Controlled by Licensee or any of its Affiliates; (ii) Licensee shall provide Licensor with copies of any and all Third Party agreements with respect to the Licensee Patents and Licensee Know-How that is the subject of the license granted by Licensee to Licensor pursuant to this Section 12.7.2 and Licensor may at any time thereafter exclude all of the Licensee Patents and Licensee Know-How that is the subject of any such Third Party agreement from the grant set forth in this Section 12.7.2 by written notice to Licensee, in which

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

event clause (iii) below shall not apply thereafter to such Third Party agreement and Licensor shall have no obligations with respect to any amounts that may become payable under such Third Party agreement; (iii) Licensor shall be responsible for (A) making any payments (including royalties, milestones, and other amounts) payable by Licensee to Third Parties under any such Third Party agreements that are applicable to the grant to Licensor of such license or to the exercise of such license by Licensor or any of its Affiliates or sublicensees, by making such payments directly to Licensee and, in each instance, Licensor shall make the requisite payments to Licensee and provide the necessary reporting information to Licensee in sufficient time to enable Licensee to comply with its obligations under such Third Party agreements, and (B) complying with any other obligations included in any such Third Party agreements that are applicable to the grant to Licensor of such license or to the exercise of such license by Licensor or any of its Affiliates or sublicensees; and (iv) Licensee shall be responsible for paying or providing to any such Third Party any payments or reports made or provided by Licensor under this Section 12.7.2;

12.7.3 to the extent requested in writing by Licensor, Licensee shall promptly:

(i) where permitted by Applicable Law, transfer to Licensor all of its right, title, and interest in all Regulatory Documentation then in its name solely applicable to the Licensed Products that is in clinical development or is being Commercialized, as such Regulatory Documentation exists as of the effective date of such termination of this Agreement with respect to such Terminated Territory; provided that Licensee retains a right of reference under any Regulatory Documentation transferred pursuant to this clause (i) as necessary or reasonably useful for Licensee to Commercialize Licensed Products in the Licensee Territory, Develop Licensed Products in support of such Commercialization, or Manufacture Licensed Products in support of such Development or Commercialization;

(ii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (i) above;

(iii) grant Licensor a right of reference to all Regulatory Documentation then in Licensee’s name that are not transferred to Licensor pursuant to clause (i) above that are necessary or reasonably useful for Licensor, any of its Affiliates or sublicensees to Develop or Commercialize any Licensed Product that is in clinical development or is being Commercialized, as such Regulatory Documentation exists as of the effective date of such termination of this Agreement with respect to such Terminated Territory; and

(iv) assign to Licensor all right, title, and interest of Licensee in each Product Trademark in such Terminated Territory.

12.8 Reverse Royalty . If this Agreement is terminated in its entirety by Licensee pursuant to Section 12.2.1, 12.3.1, or 12.4, or by Licensor pursuant to Section 12.4, in consideration of the licenses granted and other consideration provided to Licensor pursuant to Section 12.6 or 12.7, as the case may be, Licensor shall pay Licensee a royalty on Net Sales of each Licensed Product in each country in the Terminated Territory during the Reverse Royalty Term for such Licensed Product in such country at the following percentage rates: (i) if the effective date of termination occurs prior to the completion of the first Phase III Clinical Study for such Licensed Product (for the Licensed Product containing the Initial Licensed Compound, such first Phase III Clinical Study shall be the Diabetic CKD Study), no revers royalty shall be due; (ii) if the effective date of termination occurs after the completion of such Phase III

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Clinical Study but prior to filing of the first MAA for a Licensed Product in the European Union, three percent (3%) of Net Sales of such Licensed Product; and (iii) if the effective date of termination occurs on or after such filing of the first MAA for a Licensed Product in the European Union but prior to the First Commercial Sale of a Licensed Product in any country in the European Union, five percent (5%) of Net Sales of such Licensed Product; and (iv) if the effective date of termination occurs on or after the First Commercial Sale of a Licensed Product in any country in the European Union, eight percent (8%) of Net Sales of such Licensed Product. For purposes of this Section 12.8, the definition of “Net Sales,” and Sections 6.3 through 6.9 shall apply mutatis mutandis to the calculation, payment, recording, and auditing of Licensor’s obligations to pay royalties under this Section 12.8 as they apply to Licensee and, solely for such purpose, each reference in each such Section (and any related definitions) to (A) Licensee shall be deemed to be a reference to Licensor, and (B) a Sublicensee shall be deemed to be a reference to a licensee or sublicensee of Licensor or its Affiliates.

12.9 Remedies. Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

12.10 Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement (either in its entirety or with respect to one or more Region(s)) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, Sections 3.4.5 (solely to the extent any payment obligation thereunder accrued prior to such termination or expiration), 3.4.6, 3.9, 6.1 (solely to the extent any payment obligation thereunder accrued prior to such termination or expiration), 6.2 (solely to the extent any payment obligation thereunder accrued prior to such termination or expiration), 6.3 through 6.10, 7.1.1 through 7.1.4, 7.1.7, 9.1 through 9.4, 9.6, 10.3, 12.1.1, 12.5 through 12.9, and this Section 12.10, and Articles 1, 11 and 13 of this Agreement shall survive the termination or expiration of this Agreement for any reason.

ARTICLE 13

MISCELLANEOUS

13.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions, or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within [***] days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

13.2 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

13.3 Assignment. Without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed, neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however , that either Party may make such an assignment without the other Party’s consent to its Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of the business to which this Agreement relates. With respect to an assignment to an Affiliate, the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. Any attempted assignment or delegation in violation of this Section 13.3 shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Licensor or Licensee, as the case may be. In the event either Party seeks and obtains the other Party’s consent to assign or delegate its rights or obligations to another Party, the assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement. The rights to Information, materials and intellectual property: (a) controlled by a Third Party permitted assignee of a Party, which Information, materials and intellectual property were controlled by such assignee immediately prior to such assignment; or (b) controlled by an Affiliate of a Party who becomes an Affiliate through any change of control or acquisition of such Party, which Information, materials and intellectual property were controlled by such Affiliate immediately prior to such change of control or acquisition, in each case ((a) and (b)), shall be automatically excluded from the rights licensed or granted to the other Party under this Agreement.

13.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (iv) in lieu of such

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

13.5 Governing Law, Jurisdiction, Service.

13.5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

13.5.2 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 13.7.2 shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.

13.6 Dispute Resolution. Except as provided in Section 6.9 or 13.11, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith or arises within the JDC or the JMC with respect to any decision under the jurisdiction of such Joint Committee (a “ Dispute ”), it shall be resolved pursuant to this Section 13.6.

13.6.1 General. Any Dispute shall be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If the Senior Officers are not able to agree on the resolution of any such issue within [***] days after such issue was first referred to them, then, except as otherwise set forth in Section 13.6.2, 13.6.3, or 13.6.5, either Party may, by written notice to the other Party, elect to initiate an alternative dispute resolution (“ ADR ”) proceeding pursuant to the procedures set forth in Section 13.6.4 for purposes of having the matter settled.

13.6.2 JDC and JMC Disputes. In the event that a Dispute arises with respect to an issue within the jurisdiction of the JDC or the JMC that is not resolved by the Senior Officers in accordance with Section 13.6.1, such Dispute shall be resolved as follows:

(i) if the Dispute relates to any proposed amendment to the Initial Development Plan other than a Material Amendment or an amendment described in Section 13.6.2(ii) or 13.6.2(v), the Dispute shall be resolved by the Senior Officer of Licensor;

(ii) if the Dispute relates to any amendment required pursuant to Section 3.1.1, the Dispute shall be resolved pursuant to Section 13.6.5(ii);

(iii) if the Dispute relates to whether an amendment proposed to the Initial Development Plan in the circumstances set forth in Section 3.1.2 is a Material Amendment, the Dispute shall be resolved pursuant to Section 13.6.5(ii) (and until such resolution, Licensor shall continue to carry out the Initial Development Plan then in effect, but shall not be required to commence any new Clinical Study);

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(iv) if the Dispute relates to any Material Amendment to the Initial Development Plan proposed in connection with the replacement of a Licensed Compound with a Backup Compound pursuant toSection 5.10.2 following a Compound Failure, the Dispute shall be resolved by the Senior Officer of Licensee;

(v) if the Dispute relates to any amendment (including a Material Amendment) to the Initial Development Plan after Licensor has elected to discontinue co-funding Initial Development Activities for a Backup Compound pursuant to Section 5.10.3, the Dispute shall be resolved by the Senior Officer of Licensee;

(vi) if the Dispute relates to any proposed Material Amendment to the Initial Development Plan other than as described in Section 13.6.2(ii), 13.6.2(iv) or 13.6.2(v), neither Party shall have the right to resolve the Dispute unilaterally, and the proposed Material Amendment shall be deemed rejected;

(vii) if the Dispute relates to any proposed Development Plan and Budget for a Joint Development Activity (or amendment thereto), neither Party shall have the right to resolve the Dispute unilaterally, and the proposed Development Plan and Budget (or amendment thereto) shall be deemed rejected;

(viii) if the Dispute relates to whether any Proposed Unilateral Activities, proposed regulatory actions or proposed Phase IV Studies could reasonably be expected to have a Material Adverse Effect on a Party, the Dispute shall be resolved pursuant to Section 13.6.5(ii);

(ix) if the Dispute relates to the adoption of any proposed Development Plan and Budget for a Proposed Unilateral Activity or any amendment thereto, the Dispute shall be resolved by the Senior Officer of the Developing Party;

(x) if the Dispute relates to the adoption of any proposed Collaboration Candidate Development Plan and Budget or any amendment thereto, the Dispute shall be resolved by the Senior Officer of Licensor;

(xi) if the Dispute relates to whether a Party’s Development activities comply with the applicable Development Plan and Budget, the Dispute shall be resolved pursuant to Section 13.6.5(ii);

(xii) if the Dispute relates to whether a Compound Failure has occurred, then the Dispute shall be resolved pursuant to Section 13.6.5(ii);

(xiii) if the Dispute relates to which Backup Candidate is to be selected to become a Licensed Compound pursuant to Section 5.10.2, then the Dispute shall be resolved by the Senior Officer of Licensee;

(xiv) if the Dispute relates to the Global Brand Elements to be used in connection with the Commercialization of the Licensed Products in the Licensee Territory (including the Product Trademarks), the Dispute shall be resolved by the Senior Officer of Licensor; and

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(xv) with respect to any Dispute relating to the Commercialization of the Licensed Products, if the Dispute relates to the Licensor Territory, the Dispute shall be resolved by the Senior Officer of Licensor, and if the Dispute relates to the Licensee Territory, the Dispute shall be resolved by Senior Officer of Licensee.

13.6.3 Intellectual Property Disputes. In the event that a Dispute arises with respect the validity, scope, enforceability, inventorship or ownership of any Patent, Trademark or other intellectual property rights, and such Dispute cannot be resolved in accordance with Section 13.6.1, unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to an ADR proceeding in accordance with Section 13.6.4 and instead, either Party may initiate litigation in a court of competent jurisdiction, notwithstanding Section 13.5, in any country in which such rights apply. In the event that Licensee brings an action before any court, agency or tribunal seeking to invalidate or otherwise challenge the enforceability of or Licensor’s ownership of any patent included in the Licensor Patents, then Licensor may immediately terminate this Agreement upon written notice to Licensee. Licensee understands and agrees that, in the event Licensee successfully challenges the validity or enforceability of any patent included in the Licensor Patents, all payments or other consideration made or otherwise provided by Licensee to Licensor prior to a final, non-appealable adjudication of invalidity or unenforceability shall be non-refundable.

13.6.4 ADR. Any ADR proceeding under this Agreement shall take place pursuant to the procedures set forth in Schedule 13.6.4 .

13.6.5 Expert Panel Arbitration.

(i) In the event that a Dispute arises under Section 1.34, 4.11.3(ii), 5.7.2, 5.9.1, Section 6.1.2(i) or Section 6.1.2(iii) that is not resolved by the Senior Officers in accordance with Section 13.6.1, such Dispute shall be resolved pursuant to Section 13.6.5(ii).

(ii) Any dispute to be resolved pursuant to this Section 13.6.5(ii) shall take place pursuant to the following procedures: Promptly following receipt of any notice requiring dispute resolution pursuant to this Section 13.6.5(ii), the Parties shall meet and discuss in good faith and agree on an expert panel to resolve the issue, which expert panel shall be neutral and independent of both Parties and all of their respective Affiliates, shall have significant experience and expertise in the substantive area in question, and shall have some experience in mediating or arbitrating issues relating to such agreements. If the Parties cannot agree on such expert panel within [***] days of request by a Party for arbitration, then each Party shall select one (1) expert for such panel and the two (2) experts selected by the Parties shall select a third expert for the panel, provided that all such three (3) experts much meet the foregoing criteria. Within [***] days after an arbitrator is selected (or appointed, as the case may be), each Party will deliver to both the expert panel and the other Party a detailed written proposal setting forth its proposed terms for the resolution for the matter at issue (the “ Proposed Terms ” of the Party) and a memorandum (the “ Support Memorandum ”) in support thereof, not exceeding ten (10) pages in length. The Parties will also provide the expert panel a copy of this Agreement, as may be amended at such time.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Within [***] days after receipt of the other Party’s Proposed Terms and Support Memorandum, each Party may submit to the expert panel (with a copy to the other Party) a response to the other Party’s Support Memorandum, such response not exceeding five (5) pages in length. Neither Party may have any other communications (either written or oral) with the expert panel other than for the sole purpose of engaging the expert panel or as expressly permitted in this Section 13.6.5(ii); provided that the expert panel may convene a hearing if the expert panel so chooses to ask question of the Parties and hear oral argument and discussion regarding each Party’s Proposed Terms. Within [***] days after the expert panel’s appointment, the expert panel will select one of the two Proposed Terms (without modification) provided by the Parties that the expert panel believes is most consistent with the intention underlying and agreed principles set forth in this Agreement. The decision of the expert panel shall be final, binding, and unappealable. The expert panel must select as the only method to resolve the matter at issue one of the two sets of Proposed Terms, and may not combine elements of both Proposed Terms or award any other relief or take any other action.

13.6.6 Adverse Ruling . Any determination pursuant to this Section 13.6 that a Party is in material breach of its material obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such material breach, if feasible.

13.6.7 Interim Relief and Tolling. Notwithstanding anything herein to the contrary, nothing in this Section 13.6 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party. This Section shall be specifically enforceable.

13.7 Notices.

13.7.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 13.7.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.7.1. Such Notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second business day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 13.7.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.7.2 Address for Notice.

If to Licensee, to:

Abbott Laboratories

Pharmaceutical Products Group

100 Abbott Park Road

Abbott Park, IL 60064-3500

Attention: Executive Vice President

Facsimile: 847-935-3260

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

with a copy to (which shall not constitute notice):

Abbott Laboratories

Building AP6D, D-364

100 Abbott Park Road

Abbott Park, IL 60064-3500

Attention: Executive Vice President, General Counsel and Secretary

Facsimile: 847-937-3966

If to Licensor, to:

Reata Pharmaceuticals, Inc.

2801 Gateway Drive, Suite 150

Irving, Texas 75063

Attention: Casi DeYoung

Facsimile: (214) 614-4717

with a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Barbara A. Kosacz

Facsimile: (650) 849-7400

13.8 Antitrust Filing. .

13.8.1 Licensor and Licensee have agreed to prepare, make appropriate filings, and seek clearance under the Hart-Scott Rodino (HSR) Act and other antitrust requirements relating to the Securities Purchase Agreement and the transactions contemplated thereby as soon as reasonably practicable after the Execution Date, as provided in the Securities Purchase Agreement.

13.8.2 This Agreement will become effective automatically upon the First Closing under the Securities Purchase Agreement (as such term is defined in the Securities Purchase Agreement) (the “ Effective Date ”), without the need for further action by the Parties. Other than the provisions of Sections 9.54, 13.5, and this Section 13.8, the rights and obligations of the Parties under this Agreement shall not become effective until the Effective Date.

13.8.3 If the Effective date has not occurred within ninety (90) days after the Execution Date, or such other date as the Parties may mutually agree, this Agreement may be terminated by either Party on written notice to the other.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

13.9 Entire Agreement. This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including that certain Confidential Disclosure and Limited Use Agreement between the Parties or their respective Affiliates, dated May 28, 2009, as amended). Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

13.10 English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

13.11 Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Sections 5.7 and 5.8, and Articles 7 and 9 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Sections or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Sections or Articles, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (i) post a bond or other security as a condition for obtaining any such relief, and (ii) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. Nothing in this Section 13.11 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

13.12 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

13.13 No Benefit to Third Parties. The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

13.14 Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

13.15 Relationship of the Parties. It is expressly agreed that Licensor, on the one hand, and Licensee, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, or agency. Neither Licensor, on the one hand, nor Licensee, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

13.16 Counterparts; Facsimile Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

13.17 References. Unless otherwise specified, (i) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (ii) references in any Section to any clause are references to such clause of such Section, and (iii) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

13.18 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

[ SIGNATURE PAGE FOLLOWS. ]

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

REATA PHARMACEUTICALS, INC.		ABBOTT PHARMACEUTICALS PR LTD.

By:	/s/ J. Warren Huff	By:	/s/ Thomas C. Freyman
Name:	J. Warren Huff	Name:	Thomas C. Freyman
Title:	CEO	Title:	Director

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule 1.38

Corporate Names

Reata Pharmaceuticals, Inc.

Reata

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule 1.74

Initial Development Plan

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Bardoxolone Methyl – Initial Development Plan

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15-Sep-10	402 Development Plan v5.0 – FINAL	Page 1

Bardoxolone Methyl – Initial Development Plan

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

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15-Sep-10	402 Development Plan v5.0 – FINAL	Page 2

Bardoxolone Methyl – Initial Development Plan

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

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15-Sep-10	402 Development Plan v5.0 – FINAL	Page 3

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Bardoxolone Methyl – Initial Development Plan

[***]

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15-Sep-10	402 Development Plan v5.0 – FINAL	Page 4

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Bardoxolone Methyl – Initial Development Plan

[***]

[***]	[***]
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[***]	[***]
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15-Sep-10	402 Development Plan v5.0 – FINAL	Page 5

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

REATA PHARMACEUTICALS, INC
STUDY PROTOCOL: 402-C-0903	Page 1 of 7

[***]

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Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

REATA PHARMACEUTICALS, INC
STUDY PROTOCOL: 402-C-1008 [BEACON-HT]	PAGE 1 of 7

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Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

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Bardoxolone Methyl Development Budget
9/15/2010		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
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Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

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Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule 1.148

Regions

[***]

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule 1.165

Target CKD Profile

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Schedule 1.165-2

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule 2.1.1

Initial Members of the JDC

Licensor: [***]

Licensee: [***]

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule 2.2.1

Initial Members of the JMC

Licensor: [***]

Licensee: [***]

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule 6.1.2(iv)

Licensor EMA Deliverable Obligations

[***]

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule 9.4

Press Release

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

FOR IMMEDIATE RELEASE

News

Abbot and Reata Pharmaceuticals Announce Agreement to Develop and Commercialize Bardoxolone Methyl for Chronic Kidney Disease

ABBOTT PARK, Ill. and IRVING, Texas, September 23, 2010 – Abbott and Reata Pharmaceuticals today announced that they have entered into a collaboration agreement to develop and commercialize bardoxolone methyl (bardoxolone), which is currently in late Phase 2 trials for the treatment of chronic kidney disease (CKD).

Under the terms of the agreement, Reata will grant to Abbott exclusive rights to develop and commercialize bardoxolone outside the U.S., excluding certain Asian markets. Reata will receive upfront and near term cash payments of $450 million for the licensing rights to bardoxolone and a minority equity investment in the company. Upon completion of certain development and approval objectives for bardoxolone and other molecules in the licensed territories, Reata will receive additional milestone payments. Reata also will receive royalties on any future product sales in the Abbott territories. Additionally, Abbott obtains rights to develop and commercialize certain other Reata compounds for chronic kidney disease, and for cardiovascular and metabolic indications, in these territories.

“Early clinical studies suggest that bardoxolone could be a significant improvement to the current standard of care for CKD and possibly prevent patients from progressing to the later stages of the disease and dialysis,” said John Leonard, M.D., senior vice president, pharmaceuticals, research and development, Abbott. “This agreement builds on Abbott’s existing experience in renal care, while adding a promising compound to our later-stage pipeline.”

Bardoxolone is an oral, first-in-class antioxidant inflammation modulator that works by increasing the estimated glomerular filtration rate (eGFR) of the kidneys. In two Phase 2 clinical trials, bardoxolone significantly improved kidney function in patients with advanced CKD and Type 2 diabetes. CKD currently affects more than 50 million adults worldwide, and the number of patients is rapidly increasing throughout the world.

-more-

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

“Reata is very pleased to have Abbott as our partner and believe that its existing renal capabilities will be a great asset to the global program,” said Warren Huff, chief executive officer of Reata. “This partnership allows us to meet our strategic goal of establishing our own commercial presence in the U.S. and building a sustainable, fully integrated pharmaceutical company.”

This transaction does not impact Abbott’s previously issued ongoing earnings-per-share guidance for 2010. Abbott expects to incur one-time specified items in the fourth quarter of 2010, primarily related to in-process research and development.

About Bardoxolone Methyl

Bardoxolone methyl is an antioxidant inflammation modulator (AIM) that activates Nrf2, thereby inducing the transcription of more than 250 genes that decrease the level of oxidative stress and suppress several inflammatory mediators. In two Phase 2a studies, bardoxolone methyl was shown to produce a statistically significant increase in estimated glomerular filtration rate as well as improvements in other key markers of renal function in Stage 3b and 4 CKD patients with type 2 diabetes.

About Chronic Kidney Disease and Diabetic Kidney Disease (Nephropathy)

CKD is a highly prevalent condition, affecting more than 50 million adults around the world. Half of CKD patients also have diabetes, a percentage that is expected to grow as rates of diabetes increase. Diabetes is the leading cause of CKD, with as many as 30 to 40 percent of Type 2 diabetics developing the disease. Available therapies modestly slow the progression of CKD, and patients ultimately progress to dialysis.

About Reata Pharmaceuticals

Reata Pharmaceuticals is the leader in discovering and developing novel, oral anti-inflammatory drugs that activate Nrf2, the primary regulator of cellular antioxidant and detoxification enzymes. Activation of this important biological target protects against a broad range of diseases associated with inflammation and oxidative stress. Reata is developing bardoxolone methyl, its lead product candidate, as the first disease-modifying treatment for chronic kidney disease. In January 2010, Reata and Kyowa Hakko Kirin announced a licensing agreement providing KHK with the exclusive rights to develop and commercialize bardoxolone in Japan and other selected Asian markets.

-more-

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

For more information please visit the company’s Web site at www.reatapharma.com .

About Abbott Laboratories

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics. The company employs nearly 90,000 people and markets its products in more than 130 countries.

Abbott’s news releases and other information are available on the company’s Web site at www.abbott.com

###

Abbott Forward Looking Statement

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2009, and in Item 1A, “Risk Factors,” to our Quarterly Report on Securities and Exchange Commission Form 10-Q for the period ended March 31, 2010, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

Abbott Contacts:

Media:

Tracy Sorrentino

(847) 937-8712

Financial:

Larry Peepo

(847)0935-6722

Reata Contacts:

Media

Heidi Chokeir

(619) 528-2217

Investors:

Alan Roemer

(646) 378-2945

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule 10.2.1

Existing Patents

[***]

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

        Schedule 13.6.4

ADR Procedures

Any Dispute referred to ADR under this Agreement shall be resolved as follows:

1.

To begin an ADR proceeding, a Party shall provide written notice to the other Party of the Dispute to be resolved by ADR. Within [***] days after its receipt of such notice, the other Party may, by written notice to the Party initiating the arbitration, add additional issues to be resolved within the same ADR. Thereafter, no new issues can be added absent consent of the tribunal, which consent shall be granted for good cause. In assessing whether good cause exists for permitting the addition of new issues, the tribunal shall consider all relevant factors, including whether justice is served by allowing the addition of new issues, whether a Party unduly delayed in seeking to add a new issue, and whether the other Party would be unfairly prejudiced by the addition of the new issues. The ADR shall be administered by JAMS pursuant to the then-current JAMS Comprehensive Rules and Procedures, except as modified under this Schedule 13.6.4.

2.

Within [***] days following the initiation of the ADR proceeding, the Parties shall select a mutually acceptable independent, impartial and conflicts-free neutral from the JAMS list of neutrals to preside in the resolution of all issues in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable neutral within such period, each Party will select one independent, impartial and conflicts-free neutral (who does not need to be from the JAMS list) and, within [***] days thereafter, those two neutrals will select a third independent, impartial and conflicts-free neutral from the JAMS list of neutrals to preside as the chair of the panel of such three neutrals (such neutral(s), the “ Neutral ”). None of the neutrals selected may be current or former employees, officers or directors of either Party or its Affiliates. Furthermore, the following provisions shall supplement (but not replace) the provisions of the JAMS Comprehensive Rules and Procedures regarding neutrality:

(a) A person shall be deemed to have a conflict, and shall not be appointed as a Neutral absent the consent of both parties, if such person (i) has presided over an evidentiary hearing relating to, or issued a ruling on, the merits of a dispute, involving either Party; (ii) has conducted a mediation involving either Party, or (iii) has been retained to perform and has performed professional services for either Party within the last 10 years. The “merits of a dispute” are matters substantially related to the substance of the underlying claim, and do not include procedural or discovery-related matters;

(b) A person shall be deemed to have a conflict, and shall not be appointed as a Neutral absent consent of both parties, if such person previously served as a party-appointed arbitrator appointed by either Party, or by any party represented in a previous arbitration by one of the law firms representing either Party in any Dispute referred to ADR under this Agreement, if the governing rules of such arbitration did not require such arbitrator to be impartial and independent; and

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(c) Neither Party nor any person acting on behalf of a Party may have any ex parte communications with any Neutral at any time before or during the proceedings. Notwithstanding JAMS Comprehensive Rules and Procedures, prohibited ex parte communications shall include, without limitation, advising the candidate of the general nature of the controversy and of the anticipated proceedings and to discuss the candidate’s qualifications, availability or independence in relation to the Parties.

3.	No earlier than [***] days or later than [***] days after selection, the Neutral shall hold a hearing to resolve each of the issues identified by the Parties.

4.	At least [***] days prior to the hearing, each Party shall submit the following to the other Party and the Neutral:

(a)	a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the Neutral;

(b)	a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)

a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed ruling shall not contain any recitation of the facts or any legal arguments, and the proposed remedy shall not include any punitive damages. The proposed ruling and the proposed remedy collectively shall not exceed [***] page per issue.

(d)

a brief in support of such Party’s proposed rulings and remedies, provided that the brief shall not exceed [***] pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Each Party shall be entitled to [***] document requests and one deposition. The Neutral can permit additional discovery, subject to the limits specified below, where such discovery is reasonably calculated to lead to admissible evidence regarding liability or damages, and with respect to a request for an additional deposition, the necessity of an additional deposition shall be determined by the Neutral based upon the reasonable need for the requested information, the availability of other discovery options and the burdensomeness of the request on the opposing Parties and the witness. For such additional discovery, in no event shall a Party be permitted more than [***] interrogatories, [***] additional document requests (resulting in [***] total document requests) or more than [***] additional deposition of the opposing Party (with all depositions limited to one day, up to [***] hours). No corporate representative deposition shall be permitted. Within [***] days of the service of document requests, the Parties shall agree to defined search terms in order to search for responsive electronic documents as efficiently and economically as possible. If the Parties cannot agree to such search terms, the Neutral shall meet with the Parties within [***] days thereafter and, at that meeting, determine the applicable search terms. No other discovery shall be permitted in any form. All discovery must be completed [***] days before the arbitration hearing.

Schedule 13.6.4-2

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

5.	The hearing shall be conducted on no more than [***] consecutive days and shall be governed by the following rules:

(a)	Each party shall be entitled to [***] hours of hearing time to present its case. The Neutral shall determine whether each Party has had the [***] hours to which it is entitled.

(b)

Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents, or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the Party conducting the cross-examination.

(c)

The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address therein not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d)	Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)	Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances.

(f)	Affidavits prepared for purposes of the ADR hearing shall not be admissible.

(g)	As to all other matters, the Neutral shall have sole discretion regarding the admissibility of any evidence.

6.

Prior to the completion of the hearing, a Party may seek leave from the Neutral to modify its proposed rulings on one or more issues to be resolved. If the Neutral finds good cause for such modification, within [***] days following completion of the hearing, the Parties shall file a substitute proposed ruling on each issue for which the Neutral allows a modification, together with a request for a specific damage award or other remedy for each such issue. The proposed ruling shall not contain any recitation of the facts or any legal arguments, and the proposed remedy shall not include any punitive damages. The proposed ruling and the proposed remedy collectively shall not exceed [***] page per issue.

7.

Within [***] days following completion of the hearing, each Party may submit to the other Party and the Neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed [***] pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

8.

The Neutral shall rule on each disputed issue within [***] days following completion of the post-hearing briefing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one party’s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues. The Neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

Schedule 13.6.4-3

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

9.

The Neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

(a)	If the Neutral rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay 100% of such fees and expenses.

(b)

If the Neutral rules in favor of one Party on some issues and the other Party on other issues, the Neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties. The Neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

10.	The rulings of the Neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

11.

Except as provided in paragraph 9 or as required by law, the existence of the Dispute, any settlement negotiations, the ADR proceeding, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed to be Confidential Information of both Parties. The Neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

12.	All ADR proceedings shall be conducted in the English language and shall be conducted in New York, New York.

13.	Each Party shall have the right to be represented by counsel in all aspects of any ADR proceeding.

Schedule 13.6.4-4

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule of Exceptions

Section 10.2.1 – Licensor makes no representation under this Section 10.2.1 with respect to:

[***]

Section 10.2.2 – On January 8, 2010, an opposition was filed in [***] by the [***] to patent application [***].

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].